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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          GO ONLINE NETWORKS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                               454110               33-0873993
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION
                                                                  NUMBER)

                                 5681 Beach Boulevard
                                     Suite 101/100
                           Buena Park, California  90621
                                     (714) 736-9888
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  Joseph M. Naughton
                                 5681 Beach Boulevard
                                    Suite 101/100
                            Buena Park, California 90621
                                    (714)736-9888
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                WITH COPIES TO:

                                M. Richard Cutler, Esq.
                                  Cutler Law Group
                        610 Newport Center Drive, Suite 800
                              Newport Beach, CA 92660
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED           PROPOSED            AMOUNT OF
                                                                           MAXIMUM             MAXIMUM           REGISTRATION
       TITLE OF EACH CLASS OF SECURITIES               AMOUNT           OFFERING PRICE        AGGREGATE             FEE(3)
               TO BE REGISTERED                  TO BE REGISTERED        PER SHARE(1)     OFFERING PRICE(2)
-------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per share........      5,533,332 (2)           .09             $498,000              $131.48

Common Stock issuable upon conversion
of Convertible Debentures......................      3,055,556 (3)           .09             $275,001              $ 72.61

Common Stock issuable as coupon payments
for Convertible Debentures                              76,388 (4)           .09             $  6,875              $  1.82

       Total Registration Fee                        8,665,276                                                     $205.91
===============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1), 457(f)(3) and 457(c) under the Securities Act of 1933, as amended, based on the closing price of the Company's common stock on the Over-the-counter bulletin board on November 24, 2000.

(2) Represents the number of shares of the Registrant's Common Stock to be issued in connection with the acquisition of Netstrat, Inc. (4,166,666 shares) and the acquisition of Amer Software, Inc.
    (1,388,888 shares).

(3) Represents shares issuable upon the conversion of two convertible debentures dated September 25, 2000 in the aggregate original principal amount of $550,000 convertible at $.18 per share.

(4) Reflects payment of the 10% interest on the Convertible Debentures through December 31, 2000. The pricing is calculated as set forth in footnote 1 hereof.

                           PROSPECTUS/INFORMATION STATEMENT

                     Up  to  8,665,276  Shares  of  Common  Stock

                         GO ONLINE NETWORKS CORPORATION


     Go Online Networks Corporation ("GONT" or the "Company") and Westlake Capital Corporation, a wholly owned subsidiary of GONT ("Westlake") on September 26, 2000 entered into (i) An Agreement and Plan of Reorganization with NetStrat, Inc. ("NetStrat") and (ii) An Agreement and Plan of Reorganization with Amer Software, Inc. ("Amer"). These reorganizations were approved by the majority of the shareholders of NetStrat and Amer, subject to completion, filing and effectiveness of the registration statement of which this prospectus is a part.

     Both of NetStrat and Amer were previously subsidiaries of Benezra Corporation. Benezra spun off all the shares of NetStrat and Amer to the shareholders of Benezra. Neither NetStrat or Amer had undertaken any business operations prior to the acquisition by the Company, but had both completed a private placement of securities for cash ($700,000 from NetStrat and $250,000 from Amer) which was acquired by the Company as part of the acquisitions.

     The merger of NetStrat and Amer will be completed twenty days after the effectiveness of this registration statement and delivery of this prospectus to the shareholders of NetStrat and Amer. Immediately upon filing such merger, the Company will issue the shares to the shareholders set forth in this Prospectus.

   The shareholders of NetStrat will receive an aggregate of 4,166,666 shares of GONT common stock. The shareholders of Amer Software will receive an aggregate of 1,388,888 shares of GONT common stock. We are also registering for resale up to 3,055,556 shares of common stock issuable upon convertible debentures of NetStrat which we assumed as part of the transaction Finally we are registering an additional 76,388 shares as a coupon payment on the convertible debentures

     This prospectus provides you with detailed information about the mergers, a description of which begins on page 21. YOU SHOULD ALSO CAREFULLY READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF SPECIFIC RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE MERGERS.

     NEITHER THE SEC NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             This  prospectus  is  dated  November  29,  2000.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----

PROSPECTUS/INFORMATION STATEMENT SUMMARY....................     4
SELECTED HISTORICAL FINANCIAL DATA..........................     8
  Go Online Networks Corporation............................     8
  NetStrat, Inc.............................................     9
  Amer Software, Inc........................................     9
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...    16
FORWARD-LOOKING STATEMENTS..................................    17
RISK FACTORS................................................    10
THE MERGERS.................................................    21
DISSENTERS AND APPRAISAL RIGHTS.............................    25
PRICE RANGE OF SECURITIES...................................    28
DIVIDEND POLICIES...........................................    28
BUSINESS OF GONT............................................    29
BUSINESS OF NETSTRAT........................................    46
BUSINESS OF AMER............................................    46

                                                              PAGE
                                                              ----

MANAGEMENT OF GONT..........................................    47
GONT EXECUTIVE COMPENSATION AND RELATED INFORMATION.........    49
GONT SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT.......................................    52
NETSTRAT AND AMER SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT.......................................    54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    55
DESCRIPTION OF GONT SECURITIES..............................    56
COMPARITIVE RIGHTS OF GONT STOCKHOLDERS AND NETSTRAT AND
  AMER STOCKHOLDERS.........................................    58
SELLING STOCKHOLDERS........................................    65
PLAN OF DISTRIBUTION........................................    67
LEGAL MATTERS...............................................    68
EXPERTS.....................................................    68
WHERE YOU CAN FIND MORE INFORMATION.........................    68
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
   FOR SECURITIES ACT LIABILITIES...........................    68
FINANCIAL STATEMENTS........................................   F-1
APPENDIX A -- GONT/Westlake/Netstrat Reorganization
    Agreement...............................................   A-1
APPENDIX B -- GONT/Westlake/Amer Reorganization
    Agreement...............................................   B-1
APPENDIX C -- Delaware General Corporation Law, Section
  262.......................................................   C-1

               PROSPECTUS/INFORMATION STATEMENT SUMMARY


     This brief summary highlights selected information from this Prospectus/ Information Statement. It does not contain all of the information that is important to you. You should carefully read the entire Prospectus/Information Statement and the other documents to which this Prospectus/Information Statement refers for a complete understanding of the proposed mergers. See "Where You Can Find More Information" on page 68.


THE COMPANIES

GO ONLINE NETWORKS CORPORATION

     Go Online Networks Corporation operates in the high technology and e-commerce business utilizing a three-tiered revenue model. In initiating our strategy, we acquired and currently operate three distinct divisions, each described below:

     Internet  Kiosk  Division
     -------------------------

     We are pursuing a strategy in the installation of internet kiosks in the mid-priced hotel market. Our internet kiosks, designed in three primary models, are installed in the hotel lobby or an alternative centralized public access room. Our kiosk division has developed several suppliers capable of manufacturing small, integrated kiosks that can provide pay-as-you-use stand-alone internet access. At no cost to the hotel owner and sharing revenues with us and the owner, our internet kiosks have been and will continue to be marketed to these mostly mid-priced hotels by sales agent organizations employed by our kiosk division. Presently, 415 hotels have signed contracts and 254 kiosks have been installed in 237 locations in 40 states and one Canadian province as of September 30, 2000. We have 18 units presently in transit as of September 30, 2000. We believe that we will have many more by year end and hope to reach our goals of installation of enough kiosks to make us profitable by the third quarter of 2001.

     ShopGoOnline.com
     ----------------

     Utilizing online video and audio technology to assist with customer review, our ShopGoOnline.com internet website offers a variety of products and services via the world wide web. ShopGoOnline.com sells products such as jewelry, coins, collectibles, electronics, computers, skin care and beauty products, and personal fitness products. At ShopGoOnline.com, the customer can search for products we have to sell by category or by product name and obtain a full description of the product offer including an audio presentation of the product as well as a video demonstration when appropriate.

<PAGB>

     Digital West Marking, Inc.
     --------------------------

  Digital West is a computer service firm based in Chatsworth, California, north of Los Angeles. Revenues for 1999 were approximately $6.8 million. The company operates out of a 24,000 square foot facility currently employing in excess of 45 people. The core of Digital West's business is to contract with major retail entities and computer hardware manufacturers to refurbish computer products returned to retail establishments by customers. The products are re-engineered or refurbished to factory specifications by Digital West's factory trained A+ certified technicians. The computer products including hard drives, CD ROMs, monitors, printers, circuit boards, CD writers, DAT drives are then resold into the secondary market and service channels. Digital West is a state-of-the-art, multi-vendor multi-product facility that provides value-added services, logistics services, depot repair, and spare parts distribution for virtually all major PC brands and system components including peripherals. Digital West deals with many manufacturers to ensure an ability to handle any and all customer's requests for programs such as repair, part sales, advance exchanges, cross-ships, emergency parts and other asset management programs. Digital West's web site is www.DigitalWest.com.

OFFICES OF GO ONLINE NETWORKS CORPORATION

     Our offices are located at 5681 Beach Boulevard, Suite 101, Buena Park, California 90621. Our telephone number is (714) 736-9888.

NETSTRAT, INC.

     NetStrat, Inc., a Nevada corporation, was formed in July 1999 initially as a wholly-owned subsidiary of BenEzra Weinstein and Company, Inc. ("BenEzra"). The shares of NetStrat were spun off to the shareholders of BenEzra. NetStrat has not commenced any business operations but as of the date of the Reorganization Agreement with GONT and Westlake, had completed one private placement for approximately $700,000.

AMER  SOFTWARE, INC.

     Amer Software, Inc., a Nevada corporation, was also formed in July 1999 initially as a wholly-owned subsidiary of BenEzra. The shares of Amer were also spun off to the shareholders of BenEzra. Amer has not commenced any business operations but as of the date of the Reorganization Agreement with GONT and Westlake, had completed one private placement for approximately $250,000.

OFFICES  OF  NETSTRAT  AND  AMER

     The offices of NetStrat and Amer are both located at 6301 Indian School Road, NE, Albuquerque, New Mexico 87123. The telephone number is (505) 291-8474.

THE MERGERS

     Each of NetStrat and Amer will be merged with and into Westlake Capital Corporation ("Westlake") no sooner than 20 days after the registration statement as to which this Prospectus is a part has been declared effective and this Prospectus has been mailed to the shareholders of NetStrat and Amer. The Mergers have been approved by the consent of a majority of the shareholders of each of NetStrat, Amer and Westlake. Upon effectiveness of the filing of the Mergers, the shareholders of NetStrat will receive an aggregate of 4,166,666 shares of GONT common stock (0.041666 shares for every share of NetStrat held prior to the Merger) and the shareholders of Amer will receive an aggregate of 1,388,888 shares of GONT common stock (0.013888 shares for every share of NetStrat held prior to the Merger).

APPRAISAL RIGHTS (SEE PAGE 25).

     If the mergers are completed, stockholders of NetStrat and Amer may, under certain circumstances, be entitled to appraisal rights under Nevada Law.

REASONS FOR THE MERGER

     Management of NetStrat and Amer believe that the mergers will enable the companies to enhance the potential value for their shareholders by converting the cash assets of the businesses into stock of GONT.

NO FRACTIONAL SHARES

     No fractional shares of GONT common stock will be issued at the closing of the mergers and, as a holder of either NetStrat or Amer common stock, you will receive that number of shares of GONT common stock which you are entitled to receive on a pro rata basis rounded up to the nearest whole share.


CONDITIONS TO COMPLETING THE MERGERS

     The  respective  obligations  of  GONT,  NetStrat  and Amer to complete the
mergers are subject to the satisfaction or waiver of certain conditions.   These
conditions include:

     - that there is no law or court order prohibiting the mergers;

     - that the representations and warranties of the respective parties made in the reorganization agreements remain accurate in all material respects, with permitted exceptions; and

     - that each of the parties has performed in all material respects all of its respective obligations under the merger agreement.

GOVERNMENTAL APPROVALS.

     None of GONT, NetStrat or Amer are aware of any governmental approvals required to complete the mergers other than compliance with applicable securities laws of the various states.

CERTAIN TAX CONSEQUENCES (SEE PAGE 28).

     It is expected that, for United States federal income tax purposes, the conversion of shares of NetStrat and Amer common stock for shares of GONT common stock generally will not cause NetStrat or Amer stockholders to recognize any gain or loss.

     THE ACTUAL TAX CONSEQUENCES OF THE MERGERS TO YOU WILL DEPEND ON YOUR SPECIFIC SITUATION AND YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGERS' TAX CONSEQUENCES ON YOU.

MARKET VALUE OF SECURITIES

     GONT's common stock is traded on the over-the-counter bulletin board under the symbol "GONT". On September 11, 2000, the last full trading day prior to the public announcement of the merger of NetStrat with Westlake, GONT common stock closed at $0.22 per share. On September 29, 2000, the last full trading day prior to the public announcement of the merger of Amer with Westlake, GONT common stock closed at $0.17 per share. Neither NetStrat nor Amer were publicly traded prior to the Mergers. On November 24, 2000, the GONT common stock closed at $0.09 per share.

OTHER MATTERS

RISK FACTORS (SEE PAGE 10).

     Investment in the GONT common stock upon issuance in the Mergers or upon acquisition upon conversion of the Convertible Debentures and the Convertible Notes involves significant risks and should not be made without reference to the risk factors incorporated into this Prospectus/Information Statement.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

     Each of GONT, Amer and Netrat has made forward-looking statements in this Prospectus/Information Statement that are subject to risks and uncertainties. Forward-looking statements include expectations concerning matters that are not historical facts. Words such as "believes," "expects," "anticipates" or similar expressions indicate forward-looking statements. For more information regarding factors that could cause actual results to differ from these expectations, you should refer to "Risk Factors" on page 10.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data for GONT, NetStrat and Amer is provided to help you in your analysis of the financial aspects of the mergers. This financial data for the two years ended December 31, 1999 for GONT is derived from the audited financial statements of GONT. This financial data from July 21, 1999 (date of inception) until December 31, 1999 for NetStrat is derived from the audited financial statements of NetStrat. This financial data from July 21, 1999 (date of inception) until December 31, 1999 for Amer is derived from the audited financial statements of Amer. The financial data for the nine month periods ended September 30, 2000 are derived from unaudited financial statements. The management of GONT, NetStrat and Amer believe that the unaudited financial statements include all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position and the results of operations for these periods. The results for the interim periods presented are not necessarily indicative of the results that may be expected for any future period.

     The  data  is  only  a  summary  and  you  should read it together with the
consolidated   financial   statements,   related   notes,  and  other  financial
information included elsewhere in this Prospectus/Information Statement.

                        GO ONLINE NETWORKS CORPORATION

                                              NINE MONTHS ENDED        FOR THE YEAR ENDED
                                                SEPTEMBER 30,             DECEMBER 31,
                                              -----------------         -----------------
                                               2000        1999         1999        1998
                                              -------     -------     -------     -------

BALANCE SHEET DATA:

Current Assets...........................  $  538,499     198,222      44,424     140,217
Total Assets............................   .2,504,068     611,424     829,351     177,717
Current Liabilities.....................   .2,289,368     791,043   1,254,553     542.809
Total Liabilities........................   3,314,368   1,329,505   1,793,015     542,809
Stockholders' Equity (deficit)...........    (810,300)   (718,081)   (963,664)   (365,092)

STATEMENT OF OPERATIONS DATA
Sales and other Revenues.................  $  692,839  $   13,017   $  89,749   $       -
Cost of goods sold.......................     220,410           -           -           -
Gross Profit.............................     472,429      13,017      89,749           -
Total Expenses...........................   2,050,169   1,133,565   1,779,086     442,474
Net Loss.................................  (2,102,541) (1,972,725) (2,443,308)   (803,844)

Per Share Data:
Basic and diluted net loss per share.....  $    (0.03)  $   (0.03)  $   (0.03)  $   (0.02)


                               NETSTRAT, INC.

                                                        September 30,    December 31,
                                                        2000 (Unaudited)         1999
                                                        ---------------  ------------

BALANCE SHEET DATA:

Total Assets.. . . . . . . . . . . . . . . . . . . . .  $      700,000   $         -
Total current liabilities. . . . . . . . . . . . . . .          10,469         2,206
Total stockholders' equity (deficit).  . . . . . . . .         689,531        (2,206)

STATEMENT OF OPERATIONS DATA:

Revenue. . . . . . . . . . . . . . . . . . . . . . . .  $            -   $         -
Expenses. . . . . . . . .. . . . . . . . . . . . . . .           8,263         7,916
Net Loss. . . . . . . . . . . . . . . . . . . . . . .           (8,263)       (7,916)


                         AMER SOFTWARE, INC.

                                                        September 30,    December 31,
                                                        2000 (Unaudited)         1999
                                                        ---------------  ------------

BALANCE SHEET DATA:

Total Assets.. . . . . . . . . . . . . . . . . . . . .  $      250,000   $         -
Total current liabilities. . . . . . . . . . . . . . .          10,487         2,173
Total stockholders' equity (deficit).  . . . . . . . .         239,513        (2,173)

STATEMENT OF OPERATIONS DATA:

Revenue. . . . . . . . . . . . . . . . . . . . . . . .  $            -   $         -
Expenses. . . . . . . . .. . . . . . . . . . . . . . .           8,314         7,883
Net Loss. . . . . . . . . . . . . . . . . . . . . . .           (8,314)       (7,883)


      MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION

     The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and our actual results could differ materially from those forward-looking statements. The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto.

GENERAL  OVERVIEW

     Go Online Networks Corporation operates in the high technology and e-commerce business utilizing a three-tiered revenue model. In initiating our strategy, we acquired and currently operate three distinct divisions, each described below:

     Internet  Kiosk  Division
     -------------------------

     We are pursuing a strategy in the installation of internet kiosks in the mid-priced hotel market. Our internet kiosks, designed in three primary models, are installed in the hotel lobby or an alternative centralized public access room. Our kiosk division has developed several suppliers capable of manufacturing small, integrated kiosks that can provide pay-as-you-use stand-alone internet access. At no cost to the hotel owner and sharing revenues with us and the owner, our internet kiosks have been and will continue to be marketed to these mostly mid-priced hotels by sales agent organizations employed by our kiosk division. Presently, 415 hotels have signed contracts and 254 kiosks have been installed in 237 locations in 40 states and one Canadian province as of September 30, 2000. We have 18 units presently in transit as of September 30, 2000. We believe that we will have many more by year end and hope to reach our goals of installation of enough kiosks to make us profitable by the third quarter of 2001.

     ShopGoOnline.com
     ----------------

     Utilizing online video and audio technology to assist with customer review, our ShopGoOnline.com internet website offers a variety of products and services via the world wide web. ShopGoOnline.com sells products such as jewelry, coins, collectibles, electronics, computers, skin care and beauty products, and personal fitness products. At ShopGoOnline.com, the customer can search for products we have to sell by category or by product name and obtain a full description of the product offer including an audio presentation of the product as well as a video demonstration when appropriate.

<PAGB>

     Digital West Marking, Inc.
     --------------------------

  Digital West is a computer service firm based in Chatsworth, California, north of Los Angeles. Revenues for 1999 were approximately $6.8 million. The company operates out of a 24,000 square foot facility currently employing in excess of 45 people. The core of Digital West's business is to contract with major retail entities and computer hardware manufacturers to refurbish computer products returned to retail establishments by customers. The products are re-engineered or refurbished to factory specifications by Digital West's factory trained A+ certified technicians. The computer products including hard drives, CD ROMs, monitors, printers, circuit boards, CD writers, DAT drives are then resold into the secondary market and service channels. Digital West is a state-of-the-art, multi-vendor multi-product facility that provides value-added services, logistics services, depot repair, and spare parts distribution for virtually all major PC brands and system components including peripherals. Digital West deals with many manufacturers to ensure an ability to handle any and all customer's requests for programs such as repair, part sales, advance exchanges, cross-ships, emergency parts and other asset management programs. Digital West's web site is www.DigitalWest.com.

RESULTS  OF  OPERATIONS  OF  THE  COMPANY

THREE  MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO
THREE MONTHS ENDED SEPTEMBER 30, 1999

   Our net loss during the three months ended September 30, 2000 was ($789,505), compared to ($1,331,381) for the same period in 1999. The reduction in this loss is attributable to an increase in sales of both the kiosk and ShopGoOnline divisions offset by increased expenses (primarily in our kiosk division).

     Sales were $436,358 for the three months ended September 30, 2000, compared to $12,643 for the three months ended September 30, 1999. Approximately twenty percent of the sales was generated by our ShopGoOnline.com division, and the other eighty percent by our Internet kiosk business.

NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO
NINE MONTHS ENDED SEPTEMBER 30, 1999

  Our net loss during the nine months ended September 30, 2000 was ($2,102,541), compared to ($1,972,725) for the same period in 1999. The increase in this loss is attributable to acquisition expenses in connection with the Company's acquisition of Westlake Capital Corporation and consulting services in connection with that transaction, increased expenses (primarily in our kiosk division), increased legal and professional fees, increased salaries, offset by an increase in sales of both the kiosk and ShopGoOnline divisions and a non-recurring gain from the sale of Auctionomics.

      Sales were $692,834 for the nine months ended September 30, 2000, compared to $13,017 for the nine months ended September 30, 1999. Approximately twenty percent of the sales was generated by our ShopGoOnline.com division, and the other eighty percent by our Internet kiosk business.


FISCAL YEAR ENDED DECEMBER 31, 1999 COMPARED TO FISCAL YEAR ENDED
DECEMBER 31,  1998

     Our net loss during the fiscal year ended December 31, 1999 was ($2,443,308) compared to ($803,844) for 1998. This loss is attributable to an increase in stock issued for services and for legal fees paid by us in connection with our lawsuit against AmeriNet Financial Systems, Inc. and for legal services related to becoming a reporting company. In addition, a portion of this loss is attributed to the repurchase of an option held by Scott Claverie to purchase 26,000 shares of AMS Acquisition Corp., the corporate entity which owns and operates ShopGoOnline.com, for 1,250,000 shares of our common stock valued at $.275 per share.

     For the fiscal year ended December 31, 1999, we had revenue of $89,749, approximately one-half of which was generated by our ShopGoOnline.com divisions, and the other half of which was generated by our Internet kiosk business. While we show no revenues on our financial statements during the fiscal year ended December 31, 1998, this reflects the net earnings of our discontinued AMS Acquisition Corp. subsidiary which were consolidated as a net loss for the period. The operating subsidiary had earnings, but these were less than expenses and consequently our financial statements reflect a nonrecurring net loss for the period without reflecting earnings and expenses. At the end of 1996, we sold our Real Estate Television Network, Inc. operating subsidiary and had planned to use the proceeds of that sale to acquire operating businesses. When AmeriNet Financial Systems, Inc., the purchaser of Real Estate Television Network, failed to honor its agreements with us, we were unable to complete several proposed acquisitions and consequently filed legal action against AmeriNet. That litigation has now been settled.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of September 30, 2000, we had assets of $2,504,068, compared to $829,351 as of December 31, 1999. This increase was attributable to an increase in cash from financing activities, and equipment, primarily additional kiosks.

     Our current liabilities increased from $1,254,553 as of December 31, 1999 to $2,289,368 as of September 30, 2000, due primarily to an increase in the current portion of the Series A, 8% convertible note issued in January 2000 and advances payable. Total liabilities also increased, from $1,793,015 as of December 31, 1999 to $3,314,368 as of September 30, 2000, again due primarily to the issuance of the Series A, 8% convertible note issued in January and advances payable, offset by the cancellation of $538,462 in convertible debentures.

    As of September 30, 2000, our accumulated deficit was $10,913,777, while our stockholders deficit was $810,300, as compared to $8,811,236 and $963,664, respectively, as of December 31, 1999. The accumulated deficit and stockholders deficit increases are attributable to our continuing operating losses, as set forth above.

     Effective January 10, 2000, the Company entered into a Securities Purchase Agreement whereby the buyer agreed to buy from the Company $1,000,000 of its Series 2000-A Eight Percent (8%) convertible notes, maturing March 31, 2002, and payable in quarterly installments in arrears on March 31, June 30, September 30, and December 31, of each year during the term of the note, with the first such payment to be made June 30, 2000. Accrual of interest may be payable either in cash or common stock at the holder's option. If interest is paid in common stock, the number of shares to be delivered in payment will be determined by taking the dollar amount of interest being paid divided by the average of the closing bid prices for the common stock for the ten trading days prior to the due date of such interest. The notes are convertible into common stock, upon certain registration, and for prices determined at various dates as defined in the agreement. The purchase price was $500,000 in cash and cancellation of the $538,462 of the convertible debentures outstanding as of December 31, 1999. The notes were issued in two parts, one of which was issued during March 2000, and payment dates were deferred based upon date of issuance.

     On September 5, 2000, the Company acquired Digital West Marketing, Inc. ("Digital West"), a computer service firm based in Chatsworth, California, north of Los Angeles.

    The Company acquired Digital West in accordance with the terms of an Amended and Restated Reorganization and Stock Purchase Agreement (the "Acquisition Agreement"). In accordance with the Acquisition Agreement, the Company acquired 100% of the stock of Digital West from Andrew Hart, its sole shareholder in consideration for (i) $825,000 in cash, (ii) 750,000 shares of Company restricted common stock and (iii) 750,000 options to purchase shares of Company restricted common stock at an exercise price of $0.22 per share for a period of two years. The cash purchase price was held in escrow and used to pay off 100% of Digital West's obligation to Pacific Century Bank as well as to repay certain outstanding accounts payable and accrued expense obligations of Digital West.

     The Company also entered into an employment agreement with Andrew Hart, President of Digital West, who remains as President of Digital West. Mr. Hart's employment agreement provides for a term of three years with an annual salary equal to 2% of Digital West's gross income up to $15,000,000 and 1.25% of Digital Wests annual sales in excess of $15,000,000. For the first six months, Mr. Hart will receive a guaranteed monthly salary against those percentages of $15,000 per month, with $12,000 guaranteed subsequent to such six month period. Mr. Hart will also receive a cash bonus equal to 15% of the total cumulative EBITDA of Digital West less $825,000 and any and all funds advanced to Digital West by the Company. Mr. Hart will also receive stock options to purchase common stock as follows: At the end of year one, Mr. Hart will become eligible to purchase 250,000 shares of stock at $0.22 per share; at the end of year two Mr. Hart will become eligible to purchase an additional 200,000 shares of stock at $0.40 per share; and at the end of year three Mr. Hart will become eligible to purchase an additional 200,000 shares of stock at $0.80 per share. All options granted are exercisable for two years from the date of grant.

     The Company obtained the funds for the cash purchase price of Digital West from cash on hand from advances from Netstrat, Inc. and Amer Software, Inc. and investments of certain convertible debentures.

     Subject to certain terms and conditions to be performed at closing, including a registration with the Securities and Exchange Commission, the Company's wholly-owned subsidiary, Westlake Capital Corp., will merge with Netstrat, Inc. and Amer Software, Inc., whereby 4,166,666 shares and 1,388,888 of the Company's common stock, respectively, will be issued for all of the common stock of the two companies. The combined companies have advanced $950,000 in cash to the Company as of September 30, 2000.

     We believe that proceeds from our previous financings, together with our other resources and expected revenues, will be sufficient to cover working capital requirements for at least six months. Should revenue levels expected by us not be achieved, we would nevertheless require additional financing during such period to support our operations, continued expansion of our business and acquisition of products or technologies. Such sources of financing could include capital infusions from some of our strategic alliance partners, additional equity financings or debt offerings. Other than the proposed sale of securities in this registration statement, we have made no arrangements or commitments for such financing.

                           FORWARD-LOOKING  STATEMENTS

     GONT, NetStrat and Amer have made forward-looking statements in this Prospectus/Information Statement and in other documents to which you are referred that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of operations or the performance of the companies after the mergers are completed. When any of the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions are used, forward-looking statements are being made. Many possible events or factors could affect the actual financial results and performance of each of the companies before the mergers and of the combined company after the mergers, and these factors or events could cause those results or performance to differ significantly from those expressed in these forward-looking statements. Many of these risks and uncertainties are not within any of the company's control and are set forth under "Risk Factors" at page __.

                                  RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Prospectus/Information Statement, before you decide to acquire our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock.

     NETSTRAT AND AMER STOCKHOLDERS MAY BE ENTITLED TO APPRAISAL RIGHTS. Stockholders of NetStrat and Amer who did not consent for the mergers may, under certain circumstances and by following procedures prescribed by the Nevada
General Corporation Law (the "Nevada Law"), exercise appraisal rights and receive cash for their shares of either NetStrat or Amer common stock ("Appraisal Rights"). A dissenting stockholder of NetStrat or Amer must follow the appropriate procedures under Nevada Law or suffer the termination or waiver of such rights. In the event a NetStrat or Amer stockholder relinquishes or loses his, her or its Appraisal Rights, the stockholder will receive from GONT the same number of shares of GONT common stock that the stockholder would have received in the mergers had such stockholder not attempted to exercise his, her or its Appraisal Rights. GONT has no obligation to consummate the merger if more than five percent (5%) of the outstanding shares of either NetStrat or Amer common stock request or continue to have the right to exercise Appraisal Rights. See "The Mergers -- Appraisal Rights."

     OUR BUSINESSES HAVE EXISTED FOR ONLY A SHORT PERIOD OF TIME AND THEREFORE INVESTORS CANNOT ASSESS ANY HISTORICAL SUCCESS OR FAILURES. Our executive officers commenced our major lines of business -- the Shop Go Online E-commerce site, our Go Online kiosk businesses and our Digital West business -- relatively recently. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history. In addition, you must consider our prospects in light of the risks and uncertainties encountered by companies in an early stage of development in new and rapidly evolving markets.

     WE HAVE NEVER BEEN PROFITABLE AND MAY NOT BE PROFITABLE IN THE FUTURE. We have incurred losses in our business operation since our inception. We expect to continue to lose money for the foreseeable future, and we cannot be certain when we will become profitable, if at all. Failure to achieve and maintain profitability may adversely affect the market price of our common stock.

     OUR  AUDITORS  HAVE  STATED  THAT  THEY  HAVE  DOUBTS  ABOUT OUR ABILITY TO
CONTINUE AS A GOING CONCERN. Our auditors in their report included in this Prospectus have expressed doubt about our ability to continue as a going company. That risk is primarily dependent on our ability to raise sufficient money to undertake our new business plan. If we do not continue as a business, any stock you buy from us would be worth substantially less.

     WE  MAY  BE  UNABLE TO MEET OUR CAPITAL REQUIREMENTS WHICH MAY SLOW DOWN OR
CURTAIL OUR BUSINESS PLANS . If our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to promote our e-commerce website, build and place sufficient kiosks or otherwise maintain our competitive position. Since we intend to rapidly develop our Digital West business and since we desire to place internet kiosks rapidly to get market share, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, our business may be seriously harmed or even terminated.

     SEASONAL FACTORS MAY ADVERSELY AFFECT OUR SHOPGOONLINE PERIODIC OPERATING RESULTS. We believe that the nature of the products we sell on ShopGoOnline.com makes it likely that our sales and revenues will fluctuate seasonally, with a strong emphasis during the Christmas shopping season. It is possible that this seasonality of our business may cause our revenue and operating results to fluctuate, and we may not be able to generate sufficient revenue in certain quarters to offset expenses.

     OUR SHOPGOONLINE SITE COULD INCUR COSTS FROM REGULATION UNDER CONSUMER PROTECTION LAWS IN VARIOUS STATES. Several states, including California and Washington, have laws regulating the disclosure of pricing information by wholesalers and comparable businesses. In the future, governments of California, Washington and other states could require additional disclosure in order to comply with other regulations.

     WE MAY HAVE TO QUALIFY TO DO BUSINESS IN OTHER JURISDICTIONS. Because our ShopGoOnline business is available over the Internet in multiple states and foreign countries, and because our kiosks are located in numerous states, and because we will sell to consumers resident in such states and foreign countries, those jurisdictions may require that we qualify to do business as a foreign corporation. If we fail to qualify as a foreign corporation in a jurisdiction where we are required to do so, we could be subject to taxes and penalties.

     IF OUR ONLINE SERVERS FOR SHOPGOONLINE BECAME UNAVAILABLE, WE COULD LOSE CUSTOMERS. We could lose existing or potential customers for our ShopGoOnline business if they do not have ready access to our online servers, or if our online servers and computer systems do not perform reliably and to our customers' satisfaction. Network interruptions or other computer system shortcomings, such as inadequate capacity, could reduce customer satisfaction with our services or prevent customers from accessing our services and seriously damage our reputation. As the number of individual users increases, we will need to expand and upgrade the technology underlying our online services. We may be unable to predict accurately changes in the volume of traffic and therefore may be unable to expand and upgrade our systems and infrastructure in time to avoid system interruptions.

     ALL THREE OF OUR DIVISIONS HAVE COMPETITION AND WE COULD CONSEQUENTLY LOSE SUBSTANTIAL REVENUE AND CUSTOMERS TO OUR COMPETITORS. The electronic commerce market, particularly over the Internet, is new, rapidly evolving and competitive, and we expect competition to intensify in the future. We will compete with many other companies which either offer the same types of merchandise or provide the same or a similar type of sales format to customers.

          Current competitors for our ShopGoOnline division include companies with online commerce sites such as Onsale, Inc., Egghead, Amazon.com, Inc., Beyond.com Corporation, Buy.com Inc., Cyberian Outpost, Inc. and Dell Computer Corporation. This is not an exhaustive list of current competitors. In addition, it is not difficult to enter the online commerce market, and current and new competitors can launch new online commerce web sites at relatively low cost.

          Our internet kiosk division competes on a national scale with other internet kiosk competitors and other competitors for services to hotel guests. There are numerous other potential competitors that could use their existing infrastructure to provide internet services to the lodging industry, including franchised cable operators, wireless cable operators, telecommunications companies, major technology companies and DBS providers.

    The market for Digital West's products is large but fragmented. Competition in the industry is widespread and comes from other independent distributors (including various small independents) that are not affiliated with an OEM, as well as from the OEMs themselves. When OEMs act as distributors, they typically distribute only their own products. Independent distributors typically distribute a variety of manufacturers' parts. Among Digital West's major independent competitors is The Cerplex Group, PC Service Source., Genicom Corp. and Service Electronics. Certain of these competitors, such as the OEMs, are large and have substantially greater financial and other resources than Digital West.

     WE COULD LOSE VALUE OR FACE LOSSES ASSOCIATED WITH PURCHASING AND CARRYING OUR OWN INVENTORY FOR OUR SHOPGOONLINE SITE. We may determine that it is in our best interest to purchase inventory directly from vendors. Risks of carrying inventory include: potential declines in the market value of the goods that we purchase; difficulties managing customer returns and credits associated with merchandise to be returned to vendors; and shrinkage resulting from theft, loss or inaccurate inventory recording. If we manage our inventory poorly, we may be forced to sell our inventory at a discount or loss.

     BECAUSE WE RELY ON THIRD-PARTY MERCHANDISE VENDORS FOR SUPPLY, SHIPPING AND QUALITY OF PRODUCTS FOR OUR SHOPGOONLINE SITE, WE CANNOT CONTROL AVAILABLE AND
QUALITY OF OUR PRODUCTS. We rely on various vendors to supply us with merchandise. We will likely not have any long-term contracts or arrangements with our vendors that guarantee the availability of merchandise. We may not be able to obtain sufficient quality and quantities of merchandise at competitive prices. Also, the quality of service provided by such parties may fall below the standard needed to enable us to conduct our business effectively.

     WE WILL RELY ON OTHER THIRD PARTIES IN CONDUCTING OUR E-COMMERCE OPERATIONS. In conducting our operations, we may depend on several other third parties, including the following:

          Fulfillment. Third parties will fulfill a significant portion of our sales. Any service interruptions experienced by these distribution centers as a result of labor problems or otherwise could disrupt or prevent fulfillment of customer orders;

          Payment processing. We will rely on one or two processors of credit card transactions. If computer systems failures or other problems were to prevent them from processing our credit card transactions, we would experience delays and business disruptions; and

          Shipping. We will use one or two primary delivery services to ship our products. Our business would suffer if labor problems or other causes prevented these or any other major carriers from delivering our products for significant time periods. We may not be able to maintain satisfactory relationships with any of the above parties on acceptable commercial terms, and the quality of services that they provide may not remain at the levels needed to enable us to conduct our business effectively.

     DEPENDENCE ON THE LODGING INDUSTRY AND CHANGES IN VIEWING HABITS FOR OUR KIOSK BUSINESS COULD ADVERSELY EFFECT OUR PROFITS. Our kiosk business is closely linked to the performance of the lodging industry. Declines in hotel occupancy or changes in the mix of hotel guests as a result of general business, economic, seasonal and other factors can have a significant impact on our kiosk revenues.

     IF WE CANNOT KEEP UP WITH RAPIDLY CHANGING TECHNOLOGY OUR SITES MAY GO OUT OF DATE. Technology in the internet, cable, entertainment and communications industries is subject to rapid and significant change. There can be no assurance that future technological advances will not result in improved equipment or software systems that would be better than the systems we currently have in place in any of our three divisions. In order to remain competitive, we will be required to continue to make programming enhancements and maintain engineering and technical capability and flexibility to respond to customer demands for new or improved versions of our kiosk systems and new technological developments for our e-commerce sites, particularly in the area of streaming video and audio. Our continued success will depend in part upon our ability to identify promising emerging technologies and to develop, refine and introduce high quality services in a timely manner on competitive and cost-effective terms.

     RELIANCE ON KIOSK PROVIDERS MAY DELAY DELIVERY. We currently rely upon one supplier who developed and who manufactures our internet kiosks and outservice other kiosks through specialty vendors to create our privately developed Go Online kiosk. The loss of this supplier could slow our ability to deliver kiosks in accordance with our hotel contracts and consequently could hurt our relationships with those hotels and our revenues would decrease. While we believe that we could find other suppliers who could manufacture our kiosks or manufacture our kiosks ourselves, we may incur increased costs and require additional time to deliver those kiosks.

     WE COULD BE LIABLE FOR INACCURATE OR MISLEADING INFORMATION DISSEMINATED OUR SHOPGOONLINE WEBSITE. The law relating to the liability of online services companies for information carried on or disseminated through their services is currently unsettled. Claims could be made against online services companies under both United States and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. Several private lawsuits seeking to impose liability upon other online services companies currently are pending. In addition, federal, state and foreign legislation has been proposed that imposes liability for or prohibits the transmission over the Internet of certain types of information.

     WE MAY NOT BE ABLE TO ACCURATELY PROJECT THE RATE OR TIMING OF INCREASES, IF ANY, IN THE USERS OF OUR SHOPGOONLINE WEBSITE SUFFICIENTLY TO TIMELY EXPAND AND UPGRADE OUR SYSTEMS AND INFRASTRUCTURE TO ACCOMMODATE ANY INCREASES. We intend to use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We will be required continually to improve these systems in order to accommodate the level of use of our website. In addition, we may add new features and functionality to our services that would result in the need to develop or license additional technologies. Our inability to add additional software and hardware or to upgrade our technology, transaction processing systems or network infrastructure to accommodate increased traffic or transaction volume could cause unanticipated system disruptions, slower response times, degradation in levels of customer support, impaired quality of the users' experience on our service and delays in reporting accurate financial information.

                               THE  MERGERS

     This section of the Prospectus/Information Statement describes material aspects of the proposed Mergers, including the two reorganization agreements. While we believe that the description covers the material terms of the reorganization and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the Mergers. The terms and provisions of the Reorganization Agreements, attached hereto as appendices, are incorporated herein by reference.

Background  of  the  Mergers.

     NetStrat and Amer were created in July 1999 as wholly-owned subsidiaries of BenEzra Weinstein and Company, Inc. ("BenEzra"), a publicly traded corporation. On October 15, 1999, the shares of NetStrat and Amer were delivered as a dividend to the shareholders of BenEzra.

     In September 2000, NetStrat completed a private placement of 94,000,000 shares of common stock in exchange for $700,000 in cash. Also in September 2000, Amer completed a private placement of 94,000,000 shares of its common stock in exchange for $250,000 in cash. Each of NetStrat and Amer advanced the funds to GONT pending completion of the Mergers. Upon consummation of the Mergers, these funds will become receivables from GONT. The Mergers will be accounted for by GONT as a purchase transaction.

     In September 2000, management of NetStrat and Amer and management of GONT negotiated and agreed upon the Merger Agreements.

NetStrat's  and  Amer's  reasons  for  the  reorganization.

     Neither NetStrat nor Amer has generated any revenues or undertaken any proposed business. The board of directors has determined that following the Mergers the shareholders of NetStrat and Amer will become the owners of shares of stock of a liquid, public company with increased liquidity and potential growth. Management of NetStrat and Amer reviewed the business plan and concepts of GONT and believe that by exchanging the cash assets of NetStrat and Amer for liquid common stock of GONT that they can provide maximum shareholder value for the shareholders of NetStrat and Amer. The two principal differences between the GONT common stock to be received by Amer and NetStrat shareholders in the Merger are (1) they will effectively hold a smaller number of shares but (2) the shares they hold will have potentially increased liquidity because of the public securities markets for the GONT common stock.

GONT's  reasons  for  the  Mergers.

     GONT has periodically sought and obtained financing from various sources for its operations. Upon being approached by NetStrat and Amer, GONT believed that an effective $0.18 per share pure equity financing which would be accomplished through the Mergers was non-dilutive based on its existing market valuation and in its shareholders best interests.

     The foregoing discussion is not exhaustive of all factors considered by NetStrat's, Amer's and GONT's boards of directors. Each member of the board may have considered different factors, and the board evaluated these factors as a whole and did not qualify or otherwise assign relative weights to factors considered.

Completion  and  effectiveness  of  the  Mergers.

The Mergers will be completed when all of the conditions to completion of the Mergers are satisfied or waived, which will not be prior to 20 days after the registration statement of which this Prospectus/Information is a part and the notification of the shareholders of NetStrat and Amer.

Structure  of  the  reorganization  and  exchange  of  GONT  capital  stock.

In accordance with the Reorganization Agreements, each of NetStrat and Amer will be acquired by Westlake Capital Corporation, a wholly-owned subsidiary of GONT. As a result of the Mergers, the corporate existence of each of NetStrat and Amer will be terminated and be merged with and into Westlake.

     Upon completion of the Mergers, (i) each outstanding share of NetStrat will be exchanged for approximately 0.041787 shares of GONT common stock (rounded up to the nearest whole share for each NetStrat shareholder) and (ii) each outstanding share of Amer will be exchanged for approximately 0.01393 shares of GONT common stock (rounded up to the nearest whole share for each Amer shareholder).

Exchange of NetStrat and Amer stock certificates for GONT Stock certificates.

When the Mergers are completed, each certificate representing shares of NetStrat and Amer common stock will be exchanged for that number of shares of GONT common stock into which those shares are converted in the merger as set forth in the immediately preceding paragraph (rounded up to the nearest whole share). After the Merger are is complete, old NetStrat and Amer stock certificates should be sent to the transfer agent, with any required documentation, in exchange for new certificates.

Material  United  States  Federal  Income  Tax  Consequences  of  the  Mergers.

     The following are the material United States federal income tax consequences of the Mergers. The following discussion is based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

     o    shareholders  who  are  not citizens or residents of the United States

     o    financial  institutions

     o    tax  exempt  organizations

     o    insurance  companies

     o    dealers  in  securities

     This discussion assumes you hold your shares of NetStrat or Amer capital stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     Each of NetStrat, Amer and Gont have discussed the tax consequences of the Mergers with their respective legal and accounting advisors. No opinion, however, has been sought or obtained regarding material United States federal income tax consequences of the Mergers.

     GONT has determined that the Mergers will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and each of NetStrat, Amer, Westlake and Gont will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

Tax  implications  to  NetStrat  and  Amer  shareholders.

     Current shareholders of NetStrat and Amer should not recognize gain or loss for United States federal income tax purposes as a result of the reorganization. The aggregate tax basis of the GONT stock they receive as a result of the Mergers will be the same as the aggregate tax basis in the NetStrat and/or Amer stock they surrender in the exchange.

     THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGERS.

     IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREOVER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGERS. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGERS.

Regulatory  filings  and  approvals  required  to  complete  the  Mergers.

None of NetStrat, Amer or GONT is aware of any material governmental or regulatory approval required for completion of the reorganization, other than compliance with applicable corporate laws of Delaware and Nevada.

Material Contacts with the Company being Acquired

     The principal shareholders of Amer and NetStrat have previously invested in the GONT common stock through private placements. Other than those investments, there are no other past, present or proposed material contracts or other arrangements between GONT and either NetStrat or Amer or any of their respective affiliates or associates.

                        DISSENTER'S  AND  APPRAISAL  RIGHTS

     Under Nevada law, if you are a NetStrat or Amer shareholder and you comply with certain requirements of Nevada law, you are entitled to dissenter's rights in the Mergers. However, it is a condition of each of our obligations to consummate the Mergers that shareholders holding no more than 5% of either
NetStrat's  or  Amer's  common  stock  exercise  dissenters'  rights.

     You  have  the  right to dissent to the approval of the Mergers pursuant to
Section 92A.380 of the Nevada Act and the right to be paid the "fair value" of your shares in cash by complying with the procedures set forth in Sections 92A.420 and 92A.440 of the Nevada Act. To qualify, you must dissent with respect to all of the shares beneficially owned by you. You may assert dissenters' rights as to fewer than all the shares recorded in your name only if you dissent with respect to all shares beneficially owned by any one person and notify GONT in writing of the name and address of each person on whose behalf you assert dissenters' rights. If you partially dissent, your rights are determined as if the shares as to which dissent is made and the remaining shares were recorded in the name of different shareholders. If you are the beneficial owner of shares, you may dissent only if the record owner consents in writing and you give that consent to GONT. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights. This summary does not purport to be a complete statement of the provisions of Sections 92A.380, 92A.420 and 92A.440 of the Nevada Act and is qualified in its entirety by reference.

To  assert  dissenter's  rights,  you  must:

     (1) deliver to the corporation, within 20 days after the effective date of the Mergers, written notice of your intent to demand payment for your shares if the reorganization is effectuated; and

     (2) not have voted or given a consent for your shares in favor of the Mergers.

     If the proposed Mergers creating dissenters' rights are authorized, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the above requirements (1)-(2). The dissenters' notice must be sent no later than 10 days after the effectuation of the applicable merger, and must:

     (1) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (2) inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (3) supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date;

     (4) set a date by which the corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered;

     (5)  be  accompanied  by  a  copy  of  Sections  92A.300  to  92A.500.

     A  shareholder  to  whom  a  dissenters'  notice  is  sent  must:

     (1)  demand  payment;

     (2) certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice for this certification; and

     (3) deposit his or her certificates, if any, in accordance with the terms of the notice.

     A shareholder who demands payment and deposits his or her certificates, if any, before the proposed reorganization occurs retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed merger. The shareholder who does not demand payment or deposit his or her certificates where required is not entitled to payment for his or her shares.

     Within 30 days after receipt of a demand for payment, GONT shall pay each dissenter who complied with (1)-(3) above the amount the company estimates to be the fair value of the shares, plus accrued interest.

     If you withdraw the written demand to be paid the fair value of your shares, or if the reorganization is abandoned or terminated, or if a court determines that the holders of NetStrat or Amer common stock are not entitled to receive payment in exchange for shares, or if you otherwise lose your dissenter's rights, then you will be reinstated to all of your rights as a holder of NetStrat or Amer common stock as of the filing of your written objection.

     A dissenter may notify Cactus in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the company's offer and demand payment of the fair value of his or her shares and interest due, if he or she believes that the amount paid is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

     A dissenter waives his or her right to demand payment unless he or she notifies GONT of his or her demand in writing within 30 days after GONT made or offered payment for his or her shares.

     If a demand for payment remains unsettled, GONT shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If GONT does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                            PRICE RANGE OF SECURITIES

     The following table sets forth the high and low closing prices for shares of GONT common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Prior to September 22, 1999, our common stock was listed under the symbol "JNNE." Effective on September 22, 1999, the trading symbol for the Company's Common Stock changed to GONT.

                                                          CLOSING  PRICES
      YEAR     PERIOD                                      LOW      HIGH
     -----     ------                                      ----     ----

     2000      First  Quarter                               .24    1.36
               Second  Quarter                              .25     .78
               Third  Quarter                               .14     .30
               Fourth  Quarter (through November 27)        .09     .19

     1999      First Quarter                                .09     .02
               Second Quarter                               .74     .09
               Third Quarter                                .70     .36
               Fourth Quarter                               .49     .18


     The number of beneficial holders of record of the Common Stock of the company as of the close of business on September 30, 2000 was approximately 287. Many of the shares of the Company's Common Stock are held in "street name" and consequently reflect numerous additional beneficial owners, which we are advised presently exceeds 16,250.

    Neither NetStrat nor Amer have a public market for their securities and consequently there is no market price information available.

                                 DIVIDEND POLICY

     We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain future earnings, if any, to fund the development and growth of our business.

                             BUSINESS OF GONT

SUMMARY

     Go Online Networks Corporation operates in the high technology and E-commerce business utilizing a three-tiered revenue model. In initiating our strategy, we acquired and currently operate three distinct divisions, each described below:
     Internet  Kiosk  Division
     -------------------------

     We are pursuing a strategy in the installation of internet kiosks in the mid-priced hotel market. Our internet kiosks, designed in three primary models, are installed in the hotel lobby or an alternative centralized public access room. Our kiosk division has developed several suppliers capable of manufacturing small, integrated kiosks that can provide pay-as-you-use stand-alone internet access. At no cost to the hotel owner and sharing revenues with us and the owner, our internet kiosks have been and will continue to be marketed to these mostly mid-priced hotels by sales agent organizations employed by our kiosk division. Presently, 415 hotels have signed contracts and 254 kiosks have been installed in 237 locations in 40 states and one Canadian province as of September 30, 2000. We have 18 units presently in transit as of September 30, 2000. We believe that we will have many more by year end and hope to reach our goals of installation of enough kiosks to make us profitable by the third quarter of 2001.

     ShopGoOnline.com
     ----------------

     Utilizing online video and audio technology to assist with customer review, our ShopGoOnline.com internet website offers a variety of products and services via the world wide web. ShopGoOnline.com sells products such as jewelry, coins, collectibles, electronics, computers, skin care and beauty products, and personal fitness products. At ShopGoOnline.com, the customer can search for products we have to sell by category or by product name and obtain a full description of the product offer including an audio presentation of the product as well as a video demonstration when appropriate.

<PAGB>

     Digital West Marking, Inc.
     --------------------------

  Digital West is a computer service firm based in Chatsworth, California, north of Los Angeles. Revenues for 1999 were approximately $6.8 million. The company operates out of a 24,000 square foot facility currently employing in excess of 45 people. The core of Digital West's business is to contract with major retail entities and computer hardware manufacturers to refurbish computer products returned to retail establishments by customers. The products are re-engineered or refurbished to factory specifications by Digital West's factory trained A+ certified technicians. The computer products including hard drives, CD ROMs, monitors, printers, circuit boards, CD writers, DAT drives are then resold into the secondary market and service channels. Digital West is a state-of-the-art, multi-vendor multi-product facility that provides value-added services, logistics services, depot repair, and spare parts distribution for virtually all major PC brands and system components including peripherals. Digital West deals with many manufacturers to ensure an ability to handle any and all customer's requests for programs such as repair, part sales, advance exchanges, cross-ships, emergency parts and other asset management programs. Digital West's web site is www.DigitalWest.com.

     THE  HOTEL  INTERNET  KIOSK

     We believe the demand for internet access by travelers will continue to grow as more of the United States and world population continues to go on line. Travelers, whether business or personal, are a substantial potential market. Business strategies to service the traveler's needs range from internet services located in airports and hotels, to remote, hand held or car based devices. User demand, capital requirements, and operating costs of alternative technologies, along with the business models to service these travelers are all evolving, and have mostly resulted to date in substantial operating losses.

     Within the hotel industry, the primary attention paid to travelers to date has been in the upscale, high priced and luxury hotels segments. These affluent travelers are viewed as the most likely to pay for the cost of technological solutions to internet access and entertainment demand. The twin demand drivers, entertainment and internet, are expected to pay for these sophisticated technological solutions.

     On the other hand, little attention has been directed to mid-priced hotels which is our primary focus, aside from possible provision of a modem jack on phones. Cable or a satellite service is considered for entertainment. Owners of franchises are resisting orders from chain corporations to spend significant sums, such as electronic upgrades of room locks and other amenities.

     In the upscale and luxury hotel category, the two leading companies, On Command and LodgeNet have reported substantial losses in building their in-room entertainment and internet access business in luxury hotels. LodgeNet now services 4,700 lodging properties with 725,000 rooms, providing on demand movies, video games, high-speed internet access and other programming. LodgeNet's losses narrowed in the first six months of 1999 to ($16 million) from ($36 million) in the first half of 1998. Its competitor, On Command, claims an installed base of 942,000 rooms, of which 11,000 rooms represent installation of its new OCX platform including high-speed internet access. Losses at On Command for the first six months of 1999 remained flat at ($15 million) with the comparable 1998 period.

     Aside from the current losses encountered in acquiring and installing new accounts, and building new service technologies that include high speed internet access, the room based services in upscale hotels require the companies to front a high cost per room investment. Capital outlays of $400 per room are common. High-speed internet access generally revolves around installation of a T1 network service (essentially a high speed digital type of telephone line) that, while available, has significant installation, maintenance, and operating costs. Daily per room fees for this unlimited internet access approach $10. Both companies offer differing versions of in-room connectivity for laptops.

     Airport based internet access holds significant potential. There are significant complexities, costs, and time encountered for marketing, contracting, and installing with multiple airport public authorities. The prototype units being installed are generally sophisticated, expensive units that integrate internet services with multiple advertising side panels with electronic traveler information systems. GTE is a major factor in this large market.


     THE  MID-PRICED  HOTEL  MARKET

     Market segmentation of the hotel industry began in 1981, with the mid-priced and economy segments rapidly developing. This design and operational model was coupled with franchising, and eventually consolidations, to build large numbers of hotel properties and rooms. Brand identification programs for these chains, e.g., Days Inn and Motel 6, were launched to promote occupancy and brand loyalty. Leveraged buyout firms such as KKR acquired major brand names, such as Motel 6. Economically priced hotels with minimal amenities and standardized design have now became commonplace.

     Today, to name just a few, corporations such as Choice Hotels International have franchised over 3,600 mid-priced and budget hotels in the United States operating under name chain brands such as Sleep, Comfort, Quality, Roadway, and EconoLodge. Choice Hotels has developed mid-priced longer stay hotels under the brand name Main Stay Suite. Cendant Corp developed the Days Inn franchise, which includes 1,755 hotels in the United States. Other chains, including Holiday Inn, Ramada, and Howard Johnson are expanding rapidly. Our business model is intended to address the build up of mid-priced hotels by providing efficient and cost-effective internet access for the guests in these mid strata hotels.

     This segment of hotels generates substantial numbers of travelers and potential internet users. For example, a 150-bed hotel at 70% occupancy generates 38,325 occupied rooms per year. If one-third of the occupied rooms are double occupied on average, 51,000 potential internet users per year stay in the hotel. In a 500-room hotel with 70% occupancy, and with half of the rooms averaging two people, the number of annual potential users rises to 192,000. In good locations, occupancy rates as well as double occupancy, run significantly higher. Location too will also affect the mix of business travelers, a more intense internet user. Younger family members entertain themselves by Web surfing. Our internet kiosk business model addresses this pool of travelers at middle and lower priced hotels for both the hotel and Go Online.

OUR  PRODUCTS  AND  SERVICES

     SHOPGOONLINE.COM

     Mr. Scott Claverie, the current President, formed the ShopGoOnline.com division as a small venture to develop internet e-commerce solutions. Through our AMS Acquisition Corp. subsidiary, we provided seed financing in exchange for a 75% interest in the ShopGoOnline.com website. This initial financing contained an option for Mr. Claverie to reacquire majority ownership. This option was recently extinguished for 1,250,000 shares of our common stock and certain cash consideration. We own 75% of the equity, and are committed to provide overall division financing and direction. ShopGoOnline.com is a dba of AMS Acquisition Corp.

     ShopGoOnline.com offers a variety of products and services via the world wide web. ShopGoOnline.com sells products such as household items, jewelry, coins, collectibles, electronics, computers, skin care and beauty products, and personal fitness products. Almost anything that is normally offered to the public through traditional retail or exclusive TV offers or infomercials can be available through e-commerce on the internet.

     At ShopGoOnline.com, the customer can search for products by category or by product name and obtain a full description of the product offer including a full color picture and full-motion video when appropriate. In addition, the customer will be able to view the TV offer in part or in its entirety all from the ShopGoOnline.com web site.

     When fully implemented, our ShopGoOnline.com web site will be a place where a customer can find favorite products as well as some of those seen advertised on TV. Our customers can shop from hundreds of products and add them to their electronic shopping cart. At the checkout counter, the customer purchases all the products selected from one easy location. Our ShopGoOnline.com division then processes the orders and has the products delivered right to the customers' door.

     Our ShopGoOnline.com division derives revenue from various sources:

1. Direct Sales - from selling product and services that are offered on the web site.
2. Indirect sales - by referring our customers to "link share" numbers to purchase products advertised on our web site.

     Our ShopGoOnline.com web site opened for business on July 6, 1999. Our site is now open 24 hours a day, 365 days a year. We are in the initial growth phase of our sales and advertising. For the period from inception of our web site until December 31, 1999, we have had total gross sales of $21,456 on total expenses associated with ShopGoOnline of $212,856 and a loss of $182,612. Additional income of $22,219 was generated by ShopGoOnline for a business to business web site development project for an outside third party. Our products are shipped by our vendors via a method of the vendor's choice, although to date most of our vendors have selected UPS as their primary shipper.

     Currently, our ShopGoOnline.com web, file, print and fax servers operate on industry standard hardware (including Intel processors, Seagate and IBM hard drives and Linux software), that can be easily replaced if problems arise. Our online video and audio technology is provided through our relationship with Real Networks, Inc., and their RealAudioJ and RealVideoJ products which have become widely utilized and accepted on the internet. Our use of their products is producing videos that the compatible with the users home/work internet connection and software.

     Our internal and external web server software is balanced and maintained using a server-load based rotation scheme. If a server becomes busy, the next available server will receive and process the request. As the requests grow beyond the capacity of the equipment, new machines will be added to the rotation scheme in short order. This scheme allows for growth and failure redundancy. To our knowledge, there are no known material limitation or upgrades necessary.

     We supply the products sold on ShopGoOnline.com directly from agreements with vendors who sell on our site. These vendors include Ingram Micro, Good Music, Flower Club, Ingram Entertainment, and Carefree Traders. We generally do not warehouse any inventory ourselves for resale. We make arrangements with each individual vendor to package, ship and notify us of sale and delivery. We obtain payment from our customers and pay the vendors directly for these products.

     On September 15, 1999 we entered into an agreement with Panoscan, Inc., through which Panoscan will work with ShopGoOnline to develop new ways to present and promote products using digital imaging. Specifically, Panoscan agreed to use its camera system to capture images for use on the Vera's in the Glen area of the ShopGoOnline site. We agreed to credit Panoscan in our promotions and press releases. Panoscan has completed their work on the specific site section and it has been implemented on our web site.

     INTERNET  KIOSK  DIVISION

     Our internet kiosk, designed in three primary models, is designed to be installed in a hotel lobby or an alternative centralized public access area. Our primary strategy is to place these internet access kiosks in mid-price hotels in the lobby or another high access area.

     We have contractual arrangements with Infotouch Technologies, Inc., a supplier who manufactures small, integrated kiosks that can provide pay as you use stand alone internet access. On June 22, 1999 we agreed to purchase 50 surfnet internet terminals from Infotouch during the subsequent 45 days at between $3,195.00 and $3,395.00 each (depending on the specific model chosen).

     At no cost to the owner and in a revenue sharing model, our internet kiosks have been and will continue to be marketed to mostly mid-priced hotels by sales agent organizations employed by our Kiosk Division.

     Available kiosks range from 23 inches wide to 30 inches wide, and 20 inches high for the table top versions to 68.5 inches high for some of the stand alone versions. The hotel chooses from our agreement the type of kiosk they desire, the manufacturer and the kiosk finish color. Each kiosk includes a mechanism for accepting currency and a traditional internet browser familiar to customers for browsing the internet and obtaining email.

     The hotel is required to provide free space, approximately 9-12 square feet, under a four-year, renewable internet exclusive contract. The hotel receives in exchange a 10% share of kiosk revenues with a $45 monthly minimum. The contract is renewable by the hotel for an additional four years or eight years in total. We agree to maintain the kiosk from our share of the revenues. Presently, the total direct installed cost of each internet kiosk is approximately $3,300, which has been brought down from our initial cost of $5,100.

     After entering into a contract with the hotel owner, we order the kiosks from the manufacturer (providing a direct shipping address for the location), order a telephone line approximately two weeks prior to installation, order the internet service provider for the location and confirm that appropriate telephone line and RJ11 jacks are installed and telephone service is active.
When the kiosk is shipped from the manufacturer and arrives at the site, we dispatch an installation crew to install the kiosk and train the location owner and employees on the use of the system. We later contact the location owner to confirm the unit has been installed and respond to all questions or concerns that he or she may have.

     The kiosk division business plan has several multi-level, integrated strategies to maximize our revenues and business value from the kiosks. These revenue and valuation sources are as follows:

* Revenues and earnings streams generated by the existing and potential kiosks.
* Advertising revenues to be sold as spots and banners on the hotels' kiosks. This revenue is based on "eyeballs" generated.
* A value derived from the exclusive 4-year internet service contract for a hotel (with potential for 8 year exclusive contracts). The aggregate value of these contracts should grow geometrically as hotels are added, representing future revenue streams and the exclusive right to provide that hotel's guests with internet services. Operating experience will refine the value.
* Tie-ins to our other services by usage promotional affinity programs, including ShopGoOnline.com.
* Develop branded "rewards" programs for hotels to give their guests that operate through the kiosk.

     Although we cannot be sure that we will be successful in marketing our internet kiosks, we intend to have the 2,000 internet kiosks installed and operating in hotels at the end of a two-year period. Presently, 417 hotels have signed contracts and 254 have been installed in 237 locations as of September 30, 2000 in 40 different states and one Canadian province. Our existing customers include franchises of Ramada Inns, Holiday Inns, Howard Johnsons, Econolodge, Radisson Inn and Country Suites. No one customer or chain accounts for a substantial portion of our business to date. A majority of our kiosk sites are in metropolitan areas such as: Atlanta, GA; Washington, DC; Birmingham, AL; Houston, TX; Dallas, TX; San Antonio, TX; Orlando, FL; Chicago, IL; Phoenix, AZ; Nashville, TN; Charlotte, NC; Grand Rapids, MI; Oklahoma City, OK etc.

     DIGITAL WEST

     Nature of Business

     Digital West is a provider of repair and logistic services to the personal computer ("PC") hardware industry. Logistic services include sourcing and distributing spare parts, inventory management, warranty claims processing, parts repair and related functions, including notebook repair. The foundation of Digital West's logistic services is its ability to provide accurate, efficient and rapid delivery of repair parts and repaired units to its customers. Service providers purchase replacement parts for the service and repair of PCs and peripherals. These parts may be purchased directly from the original equipment manufacturer ("OEM") or from any of the hundreds of independent distributors, including Digital West. Digital West's inventory of parts include logic boards, controllers, disk drives, monitors, memory boards, cables and related hardware. Digital West has established vendor relationships for repair parts with leading OEMs, including Compaq, Dell, NEC/Packard Bell, Hewlett Packard and Sony Electronics. To complement its distribution operations, Digital West seeks to supply additional value-added services to OEMs and service providers to allow OEMs and service providers to outsource a substantial portion of their logistic services.

     Digital West believes an important factor in an OEM's decision to outsource logistic services functions is the extent to which such an arrangement relieves the OEM of functions outside of the OEM's core competencies. These service and warranty logistics areas often include repair activities. To support this function and encourage OEMs to consider outsourcing functions to Digital West, Digital West maintains its own repair operations. The principal business objectives of repair services are to provide centralized rapid turnaround of computer repair and subsystem repair capabilities to OEMs. Digital West believes its repair capabilities are an important aspect of the full range of value-added services it offers.

     Digital West's principal offices and mailing address are 9540 Cozycroft Avenue, Chatsworth, CA 91311, and its telephone number is (818)718-7500.
Digital  West  was  incorporated  in  California  in  January,  1996.

     Operations

     Digital West conducts its repair services and parts distribution and processing business principally from its 24000 square foot distribution center at its facility located in Chatsworth, CA. Recognizing the immediate demands of its service customers, Digital West established an automated and integrated order processing and distribution system which allows Digital West to provide efficient and accurate delivery of products on a next day basis. Digital West has also established a system for receiving, recording and warehousing daily supply shipments. All parts maintained in Digital West's inventory are bar coded and tracked throughout the facility through Digital West's computer network. Parts are received daily from OEMs and other suppliers, bar coded and shelved in Digital West's warehouse for quick access based on real-time daily demand.

   In addition, many PC and peripheral replacement parts are remanufactured from returned goods in need of repair. For example, a part may no longer work because one of its many components is defective. When a service provider purchases a replacement for a defective part, the defective part ("core") may be returned for credit. The core may then be repaired and resold as a remanufactured part. Service providers often prefer remanufactured parts because they have performance specifications equivalent to newly manufactured parts at a lower cost. This aspect of the PC parts business requires that Digital West distribute new or remanufactured parts to its customers, collect defective but repairable parts and remanufacture those parts which are then offered for resale.
Therefore, unlike many distribution businesses, products flow to and from Digital West and its customers, and to and from its suppliers. In addition to new parts being received and shelved daily, cores are also received daily from customers, sorted and distributed to repair services. Following the remanufacturing of a core, it is bar coded and replaced in inventory.

     Because many of Digital West's customers are familiar with and have ready access to the Internet, Digital West has expanded its Internet customer service functions.

     Services

    Digital West offers a wide range of value-added logistic services to service providers and OEMs. These services capabilities, in combination with Digital West's core distribution expertise, effectively allow Digital West to handle many of the hardware related post-sales support functions for its customers.

    Digital West has entered into service provider alliances with several of its customers. Generally, these types of arrangements may be terminated by either party at any time, but Digital West enters into service provider alliances with the expectation that these arrangements will lead to long-term relationships or contracts with those parties.

    Digital West seeks arrangements with OEMs of PCs and peripherals to handle a defined portion of the related parts distribution and warranty processing functions. Under the terms of such an OEM outsourcing arrangement, the OEM directs some or all of its customers and dealers to Digital West for some or all of the OEM's warranty and non-warranty parts business. Digital West believes these arrangements benefit OEMs by reducing infrastructure needs, reducing the amount of capital committed by the OEM to the non-core segments of its business, and improving customer service and responsiveness. Digital West believes that as a specialist in managing the key business functions associated with parts distribution, which includes its expertise in two-way distribution logistics, Digital West is able to provide parts and related logistic services at lower costs and greater reliability than the manufacturers themselves can provide such services.

     Digital West believes that its repair capabilities are an important aspect of the full range of value-added services it offers to OEMs in an effort to outsource larger functions of the OEM's service and warranty logistics functions. The offerings of repair services include rapid turnaround notebook repair, subsystem repair and component refurbishment. Regarding the notebook repair operations, Digital West is capable of receiving, repairing and shipping the repaired notebook back to the customer within 24 hours of its receipt. Subsystem repair is provided at the component-level for LCD panels, computer boards and power supplies. Repair services has entered into notebook repair arrangements with Dell. These arrangements may generally be terminated by either party at any time, but Digital West enters into them with the expectation that these arrangements will lead to long-term relationships with those parties.

     Digital West also recently began to remanufacture parts that are tested and reworked by Digital West prior to sale. Many of Digital West's customers prefer a remanufactured part over a new part because the remanufactured part often has the performance specifications equivalent to a new part, but costs less. This process was developed to fill the recognized market demand for reliable, competitively priced parts.

     Management Information Systems

     Digital West maintains sophisticated information systems to improve efficiency, process orders, monitor operations, manage inventory risks, offer faster and higher levels of service, and provide innovative logistic services to OEMs and service providers. These on-line systems provide management with information concerning sales, inventory levels, customer payments and other operations which are essential for Digital West to operate efficiently and to enable it to offer additional services. Digital West has invested in advanced telecommunications, electronic mail and messaging, automated fax technology, bar-coding and automated inventory management.

     Digital West has also developed capabilities which allow pre-approved customers to place orders via the world-wide web, reducing the order processing costs for both Digital West and the customer. Digital West believes that this capability will increasingly become a requirement by many customers and some suppliers and, accordingly, Digital West will continue to invest in enhancing those capabilities.

   Customers and Suppliers

     Digital West sells parts to customers throughout the United States, Canada and Latin America, as well as in other countries.

     Digital West depends on numerous suppliers to provide Digital West with the parts it sells. There are generally no long-term supply agreements governing Digital West's relationships with its major suppliers. Digital West's primary supply arrangements are thus subject to termination or curtailment at any time, with little or no advance notice. Although management expects no such loss to occur, the refusal or inability of any major manufacturer to ship to Digital West, or an increase in prices charged to Digital West as compared to the prices charged by such manufacturers to service providers, could have a material adverse effect on Digital West.


COMPETITION

     The electronic commerce market, particularly over the internet, is relatively new, rapidly evolving and competitive, and we expect competition to intensify in the future. We will compete with many other companies which either offer the same types of merchandise or provide the same or a similar type of sales format to customers.

*    ShopGoOnline.

Current competitors for our ShopGoOnline division include companies with online commerce sites such as Onsale, Inc., Intermallamerica.com, iVillage.com, Egghead, Amazon.com, Inc., AOL.com, Beyond.com Corporation, Buy.com Inc., Cyberian Outpost, Inc., Dell Computer Corporation and numerous other companies marketing goods over the internet. Most of these companies have substantially greater resources than we do and consequently have the ability to market their products more effectively. This is not an exhaustive list of current competitors.

 We intend to compete with these companies by utilizing the key differentiation of our streaming audio and video, as well as link to other sites and undertake traditional advertising. In addition, it is not difficult to enter the online commerce market, and current and new competitors can launch new online commerce web sites at relatively low cost.

*    Internet  Kiosks.

    Our internet kiosk division competes on a national scale with other internet kiosk competitors and other competitors for services to hotel guests. There are numerous other potential competitors that could use their existing infrastructure to provide internet services to the lodging industry, including franchised cable operators, wireless cable operators, telecommunications companies, major technology companies and DBS providers.

    Our internet kiosk division also indirectly competes with "in-room" internet suppliers such as Lodgenet and On Command, as well as other in-room internet access providers. We are not seeking to compete in this market, but rather have focused our marketing efforts on mid-priced hotels which are not likely to commit the resources required to make in-room access available in the near future. We also believe that the hotel lobby resource is easier for quick access to email and other quick look ups similar to pay telephone resources.

*     Digital West

    Digital West is a leading provider of repair and logistic services to the PC repair and maintenance industry. These logistic services include distribution and sourcing of spare parts, inventory management, warranty claims, parts remanufacturing and related functions.

    The market for Digital West's products is large but fragmented. Competition in the industry is widespread and comes from other independent distributors (including various small independents) that are not affiliated with an OEM, as well as from the OEMs themselves. When OEMs act as distributors, they typically distribute only their own products. Independent distributors typically distribute a variety of manufacturers' parts. Among Digital West's major independent competitors is The Cerplex Group, PC Service Source., Genicom Corp. and Service Electronics. Certain of these competitors, such as the OEMs, are large and have substantially greater financial and other resources than Digital West.

     Digital West believes that its growth is attributable to its ability to consistently process customer orders and supply needed parts on demand, with rapid delivery, and at competitive prices. Management believes that these competitive factors will continue to govern customer decisions in the foreseeable future.

GOVERNMENT  REGULATION

     Our internet and e-commerce businesses may become subject to increasing government regulation as various government regulators continue their focus on improving internet commerce. Several states, including California and Washington, have laws regulating the disclosure of pricing information by wholesalers and comparable businesses. In the future, governments of California, Washington and other states could require additional disclosure in order to comply with other regulations. In addition, several states have laws that regulate auctions and auction companies within their jurisdiction. Some states may interpret their statutes to apply to our transactions with consumers in such states, even if those transactions originate over the internet. The burdens of complying with auctioneering laws could materially increase our cost of doing business. Similarly, states may construe their existing laws governing issues such as property ownership, sales tax, libel and personal privacy to apply to internet companies servicing consumers within their boundaries. Resolution of whether or how these laws will be applied is uncertain and may take years to resolve.

SALES  AND  MARKETING

     Web  Promotion  &  Advertising

     As with any internet company, we market our web sites and drive traffic to them. We plan to market and brand our Go Online web sites through conventional banner ads and reciprocal links placed throughout highly visible online locations and print publications.

     It is a standard in the industry to team with web promoters in order to market our sites electronically. Web promoters (also known as media sales companies) are actively involved in banner placement and swapping, search engine registration, and other activities associated with Web promotion. Because of their existing relationships and the ability to "package" deals, these firms constitute the quickest, most cost-effective way to promote a site. Typically, these firms take a percentage of their clients' total ad revenue (usually 35-50%) as compensation for their services.

Specifically,  these  firms  provide  :

*    Exclusive  sales  representation
*    Support  by  a  sales  force  of  experienced  media  professionals
*    Increased  focus  on  long-term  sponsorship  programs
*    Total  inventory  and  ad  management
*    Additional  revenue  streams  from local and international ad sales efforts

     In the coming months, our management intends to pursue expanded traditional and nontraditional marketing. The media campaign, which we generally launched with the grand opening of ShopGoOnline.com, was expanded with nationwide newspaper display ads which reached a substantial number of readers in the eight major internet markets. We placed display ads in the Boston Globe, San Francisco Examiner, Chicago Times, New York Times, Miami Herald, San Diego Union Tribune, Los Angeles Times and Dallas Morning News.

     Internet  Kiosk  Marketing

     While we cannot be sure we will succeed with our goal, we intend to seek to have the 2,000 internet kiosks installed and operating in hotels at the end of a two-year period. To accelerate penetration of the hotel market and the use of the installed kiosks, in September 1999 we initiated a major 45-day marketing campaign for our kiosk division. The sales and marketing campaign includes:

* Advertising in trade magazines and attending trade shows to enhance our kiosk program's visibility with hotel operators. An example is the Asian-American Hotel Association, which represents approximately 60% of the franchised mid and economy priced hotel owners.

* Providing the hotel upon kiosk installation with a full marketing program to increase guest usage. This includes signage, which will be intended to draw guests to the kiosk, and obtaining email while traveling. Guest access to their email requires only knowing the short address of the mail servers of their internet service providers (ISP) and password they currently use to access their mail. This information is the same that is inputted into their home or office email program and is readily available to the traveler before he/she departs.

* Distribute plastic affinity cards to reward users with credits to be spent at our ShopGoOnline.com web site. Affinity members or guests of certain hotels will be offered free minutes to check for their e-mail at check-in. Some hotels look to also use the kiosks as a center around which to develop a stay rewards program for their guests.

* Develop catalogs for periodic mailing to users of the kiosks for purchase opportunities at our online sites.

* Retain sales agencies to represent our kiosk division to acquire agreements to place internet kiosks in hotels within the United States and internationally. Our most recent sales agreement was with Midwest Internet Solutions, Inc. covering Indiana, Michigan, and Ohio.

     Through September 30 , 2000, we have installed a total of 254 kiosks and have agreements signed with 415 sites.

     Digital West Marketing

     Sales and Marketing

     Digital West views logistic services as a value-added service business. As such, sustaining the growth of Digital West is dependent upon building and maintaining relationships and loyalties with service providers as well as OEMs. Digital West maintains a service provider sales force. Account managers are assigned to maintain relationships with Digital West's largest national accounts and are assigned other accounts based on the customers' market segment. Digital West also has a separate sales force focusing on OEM repair and outsourcing arrangements. Digital West's sales representatives visit major OEMs and service providers and attend various trade shows. Digital West advertises its parts and services in recognized trade magazines, participates in trade shows, distributes news releases, and makes direct mailings to potential customers. Customers rely upon Digital West's advertisements, newsletters and frequent mailings as a source of product information, including pricing. In addition, Digital West maintains a presence on the world-wide web.

     Digital West provides comprehensive training to its sales and account representatives regarding technical characteristics of products and Digital West's policies and procedures.

OUR  BACKGROUND

     Go Online Networks Corporation became a publicly traded corporation on the over-the-counter bulletin board in April 1990 by the "reverse acquisition" of Valencia Capital, a Colorado corporation. From this acquisition, our shareholders became the majority shareholders and the corporation in November 1990 was renamed Jones Naughton Entertainment, Inc. A one for four reverse stock split was accomplished at the same time, resulting in nine million common shares then outstanding.

     Under our then president, Mr. Spike Jones, Jr., we initially produced infomercials but ceased infomercial production in 1993. Mr. Jones left us and in 1995, we acquired Real Estate Television Network, Inc., a satellite real estate TV network. Real Estate Television Network's target market was the independent real estate office of the large franchised office networks, e.g. Century 21. In 1996, many of the large independent real estate firms were acquired by HSF, Inc., which resulted in a consolidated industry. The consolidation led to the decision to internally produce and provide training and other services, which were originally provided by outside vendors like Real Estate Television Network. In 1996, we sold Real Estate Television Network to AmeriNet Financial Services, Inc.

     In late 1997 and 1998, we made the strategic decision to pursue opportunities involving the internet. In the first quarter of 1998, we acquired the assets of a small advertising agency, Affiliated Marketing Services, Inc which we intended to move into internet advertising. We determined that Affiliated Marketing Services, Inc.'s internet progress was insufficient, and during the fourth quarter of 1998, we sold Affiliated Marketing Services, Inc. back to its management.

     Subsequent to the sale, we made our initial investment in AMS Acquisition Corp., a previously unaffiliated corporate entity which was and continues to be the developer of ShopGoOnline.com, investing $25,000 for a 75% equity interest. AMS Acquisition Corp. was formed in Nevada on June 29, 1998. Management of that corporation received a repurchase option to acquire back 26% of the outstanding shares from us. We subsequently purchased this repurchase option. We issued to management (primarily its President Scott Claverie) 1,250,000 shares of our common stock, along with cash consideration.

     During March 1998 we entered into an agreement to acquire the assets of Sign Products of America, Inc., an unaffiliated business formed in November 1995 in California, which was engaged in the manufacturing, marketing, management and display of advertising and informational kiosks. The purchase price was $50,000 with a down payment of $25,000 plus four equal quarterly installments at the 90 day, 180 day, 270 day and 350 day anniversaries of the closing date.

     We acquired a 75% interest in Auctionomics, Inc. from Nathan A. Wolfstein IV and Harvey A. Turell, the two previously unaffiliated founders/shareholders in June 1999. Auctionomics, Inc. was formed in Nevada in June 1999. The consideration was 500,000 shares of our common stock and a two-year warrant to acquire an additional 500,000 shares of our common stock at $0.50. The shareholders, Messrs. Turell and Wolfstein, are entitled to receive a bonus of 25% of Auctionomics.com pre-tax income, so long as they retain their 25% ownership. If their shareholdings are reduced, the bonus is reduced proportionally. We provided Auctionomics, Inc. with $25,000 for working capital shortly after the acquisition in June 1999.

     On May 10, 2000, we sold our interest in Auctionomics back to its original founders. As consideration for the sale, Mr. Wolfstein and Mr. Turell returned the 500,000 shares which were to be issued to them in the acquisition of Auctionomics, and terminated the warrants. Their contractual rights to any bonuses was also terminated. Finally, Mr. Wolfstein and Mr. Turell both agreed to provide consulting services to Go Online for a period of three months to assist with the divestiture of Auctionomics.

     At a meeting of shareholders held on September 8, 1999, we reincorporated in Delaware and changed our name to Go Online Networks Corporation. This change was designed to provide us with the advantages of Delaware law for a public corporation and to change the name to reflect our new internet businesses.

     On January 10, 2000, we entered into an agreement with Westlake Capital Corp., pursuant to which we issued 3,000,000 of our newly-issued shares of common stock to acquire Westlake. Westlake was a reporting company with the Securities and Exchange Commission. As part of the acquisition, we elected to have successor issuer status under rule 12g-3 of the Securities Exchange Act of 1934, which makes us a reporting company.

     On September 5, 2000, we acquired Digital West Marketing, Inc., a computer service firm based in Chatsworth, California, north of Los Angeles. We paid a total of $825,000 in cash for Digital West and issued 750,000 shares of our restricted common stock and 750,000 options to purchase shares of our common stock. We also entered into an employment agreement with Andrew Hart, President of Digital West.

RESEARCH  AND  DEVELOPMENT

     We have not spent any measurable amount of time on research and development activities.

EMPLOYEES

     As of September 30, 2000, we had 9 full-time employees and 8 part time employees, including employees in each of our divisions. Of these employees, four work in our administrative offices, five are employed by our internet kiosk division, and nine are employed by our ShopGoOnline.com division. None of our employees is covered by any collective bargaining agreement. We believe that our relations with our employees are good.

FACILITIES

     Our principal executive offices are located at 5681 Beach Boulevard, Suite 101/100, Buena Park, California 90621. Effective July 21, 1999 we entered into a lease for this office space. The term of the lease is for 3 years with monthly base rent payments in 1999 of $1,600. The rent for the first year was prepaid. Future base rent commitments during the years ended December 31 under this lease are summarized as follows: 2000 - $8,000; 2001 - $19,200; and 2002 - $11,200.

     Effective May 15, 1999, we entered into a lease for office space in northern California used by our ShopGoOnline.com division. The term of the lease is for 5 years with monthly base rent payments of $1,615. The base rent amounts are subject to increases of 3% per annum. We have the right to terminate the lease between May 15, 2002 and June 15, 2002. The first years rent was prepaid. Future base rent commitments during the years ended December 31 under this lease are summarized as follows: 2000 - $19,380; 2001 - $19,380; 2002
- $ 19,380; 2003 - $ 19,380; and 2004 - $8,075.

     Effective August 12, 1999, we entered into a lease for office space for our marketing department located at 13101 Washington Blvd., Suite 231, Culver City, California. The term of the lease is until September 30, 2000, with a month to month tenancy thereafter, with monthly base rental of $1,254.00 per month.

     At the end of the lease terms for all of our rental space, we believe that we can lease the same or comparable offices at approximately the same monthly rate.

LEGAL  PROCEEDINGS

     During 1996 we sold our wholly-owned subsidiary Real Estate Television Network, Inc. in exchange for shares of stock of AmeriNet Financial Services, Inc., the entity that acquired Real Estate Television Network. Since we were unable to receive free trading shares of AmeriNet as agreed, on July 9, 1998 we filed a lawsuit against AmeriNet and certain of its officers and directors alleging breaches of written contracts, fraud and violations of various Corporate Code sections. On September 2, 1998, AmeriNet filed a cross-complaint against us alleging fraud and misrepresentation, breaches of contracts and conspiracy. In the cross-complaint AmeriNet sought damages in the approximate amount of $12,000,000, together with exemplary and punitive damages, attorney's fees and cost of the suit. The actual losses identified by the cross-complaint were less than $500,000. Effective on December 15, 1999, we entered into a settlement with AmeriNet which provided for AmeriNet (which had subsequently been renamed Homespace, Inc.) to issue to us 200,000 shares of Homespace common stock and pay us $100,000, with mutual releases of claims on both sides.

     On December 3, 1998, related to a different litigation matter, a default judgment was entered against us in the approximate amount of $55,000 for alleged amounts owed by Real Estate Television Network for which the plaintiff alleges was also owed by us. On July 14, 1999 the default judgement was set aside based on the fact that we were never properly served with a summons and complaint. We contend that we are not liable for the amounts due since Real Estate Television Network was a separate corporation and we never guaranteed this obligation. Nevertheless, in April 2000, we entered into a settlement agreement with the plaintiff and agreed to pay him the sum of $12,500 in cash and 30,000 shares of our Series A Preferred Stock.

                               BUSINESS  OF  NETSTRAT

Historical  overview  of  NetStrat.

     NetStrat, Inc., a Nevada corporation, was incorporated on July 21, 1999. NetStrat was previously wholly owned by BenEzra and has no subsidiaries. NetStrat's executive offices are located at at 6301 Indian School Road, NE, Albuquerque, New Mexico 87123. The telephone number is (505) 291-8474.

     NetStrat has no business operations and has only completed a private placement of securities resulting in proceeds of $700,000 cash. NetStrat has not been subject to bankruptcy, receivership or any similar proceedings and is a corporation in good standing in the State of Nevada.

                                  BUSINESS  OF  AMER

Historical  overview  of  Amer.

   Amer Software, Inc., a Nevada corporation, was incorporated on July 21, 1999. Amer was previously wholly owned by BenEzra and has no subsidiaries. Amer's executive offices are located at at 6301 Indian School Road, NE, Albuquerque, New Mexico 87123. The telephone number is (505) 291-8474.

     Amer has no business operations and has only completed a private placement of securities resulting in proceeds of $250,000 cash. Amer has not been subject to bankruptcy, receivership or any similar proceedings and is a corporation in good standing in the State of Nevada.

                                 MANAGEMENT OF GONT

     The following table sets forth the names and ages of the current directors and executive officers of GONT who will remain so with the combined entity, their principal offices and positions and the date each such person became a director or executive officer. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

     Our  directors  and  executive  officers  are  as  follows:

Name                    Age     Positions
----                    ---     ---------

Joseph  M.  Naughton    57     Chairman,  Chief  Executive  Officer, Director

Scott Claverie          40     Director; President of AMS Acquisition Corp.
                               Dba  GoOn-line.com

Jim Cannon              66     Director; Director of Operations, Go Online
                               Kiosk  Division;  Secretary

Michael  Abelson        52     Director

     Certain information about the directors and officers of GONT is furnished below.

     JOSEPH M. NAUGHTON, Chairman. Mr. Naughton has been our Chairman since May 1991. From September 1986 through October 1987, Mr. Naughton was Operations Manager for Shop Television Network in which he oversaw the marketing and merchandising from that company. In October 1987 Mr. Naughton was elected to Shop Television Network's Board and Directors and appointed simultaneously Executive Vice President and Chief Operating Officer. Shop Television Network's wholly-owned subsidiary ShopTV, Inc. was acquired by the JC Penney Company in 1988 and Mr. Naughton was a Vice President of Operations for the renamed JC Penny Television Shopping Channel, the TV home shopping program arm of the JC Penney Company until June 1991. Mr. Naughton was responsible for overseeing the video production and cable distribution for the JC Penney and Shop Television Network. Prior to Shop Television Network, Mr. Naughton served as VP/General Merchandising Manager for the GEMCO division of Lucky Stores. From May 1970 until October 1986, Mr. Naughton worked for Lucky Stores, Inc. and its wholly owned subsidiary Gemco Stores.


     SCOTT CLAVERIE, Director and President of AMS Acquisition Corp. Mr. Claverie will be directing the operations and marketing efforts of ShopGoOnline.com. From June 1997 until June 1999, Mr. Claverie was Business Operations Manager for Cal State University at Chico where he was responsible for management and support of the support staff for the university's voice network. From February 1994 until June 1996, he was a branch manager for Computer Telephone Corp. Computer Telephone Corp. markets a large variety of telecommunication services and was responsible for managing a significant portion of Pacific Bell's customer base. From September 1991 to February 1994, Mr. Claverie was an account executive for MCI Telecommunications, where he marketed communication products and services to the business community. From June 1987 through August 1990, he was Advertising Director of the Chico News & Review, where he supervised and coordinated activities of sales personnel in the display and classified departments. From May 1981 through September 1986, Mr. Claverie was a retail manager for Gemco Stores, managing the operations for the fine jewelry and camera department.

     JIM  CANNON,  Director  of  Operations.   Mr. Cannon has over 30 years of
experience in the hospitality, lodging, and food and beverage industry. A graduate of Cornell University with a Bachelor's of Science degree in Business and Food Technology. He is an eleven-year veteran of the Days Inn organization, serving as Vice President of Franchise Operations. From September 1998 until April 1999, Mr. Cannon was with ShoLodge Franchise Systems. From March 1997 until September 1998, Mr. Cannon was Director of Franchise Sales for Country & Hearth Inns in Atlanta, Georgia. From August 1990 through August 1996, Mr. Cannon was National Director of Franchise Development for Hospitality International, Inc. in Atlanta, Georgia. During 1990 and 1991, Mr. Cannon worked in sales of Friendship Inn and Econolodge franchises for Econolodges of America, Inc. in North Bergen, New Jersey. In addition, Mr. Cannon's past experience includes senior level executive positions with Columbia Sussex Corporation, Inc. (a Holiday Inn Franchise Group), Days Inn or America, Inc and other hotels and restaurants.

     DR. MICHAEL ABELSON, Director. Dr. Abelson is President of Abelson & Company, a firm he founded in 1986, which specializes in improving real estate management and sales associate profitability. Dr. Abelson is also on the faculty of Texas A&M University in the Department of Management, which he joined in 1981.

            GONT EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary  Compensation  Table

     The following summary compensation table shows certain compensation information for services rendered in all capacities for the four fiscal years ended December 31, 1996, 1997, 1998 and 1999. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                           SUMMARY COMPENSATION TABLE

                          Annual  Compensation                 Long  Term  Compensation
                    --------------------------              -------------------------------
                                                               Awards                     Payouts
                                                           ---------------           -------------------
                                                                                     SECURITIES
                                                       OTHER ANNUAL   RESTRICTED     UNDERLYING     LTIP      ALL OTHER
                                 SALARY      BONUS     COMPENSATION   STOCK Awards    OPTIONS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL   YEAR          ($)        ($)            ($)        ($)           SARS (#)       ($)         ($)
 POSITION
Joseph Naughton      1999         $96,000     -0-            -0-         -0-            -0-           -0-        -0-
(President, CEO)     (12/31)

                     1998          96,000     -0-            -0-        - 0 -          - 0 -          -0-        -0-
                     (12/31)

                     1997          96,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

                     1996          96,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

Jim Cannon (1)       1999          40,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

                     1998            -0-      -0-            -0-        - 0 -          - 0 -          -0-        -0-
                     (12/31)

Michael English (2)  1996         $48,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

(1)  Mr.  Cannon  commenced  his  employment  with  the  Company  in  1999.
(2)  Mr. English was President of the Company until his resignation during 1996.

                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                      (INDIVIDUAL GRANTS)

                    NUMBER OF SECURITIES            PERCENT OF TOTAL
                         UNDERLYING              OPTIONS/SAR'S GRANTED
                    OPTIONS/SAR'S GRANTED        TO EMPLOYEES IN FISCAL    EXERCISE OF BASE PRICE
                           (#)                            YEAR                  ($/SH)                 EXPIRATION DATE
NAME
Joseph M. Naughton         -0-                             --                     --                        --
------------------  ----------------------       ----------------------     -----------------------    ---------------
James Cannon               -0-                             --                     --                        --


                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF UNEXCERCISED
                                                              SECURITIES UNDERLYING          VALUE OF UNEXERCISED IN-THE-
                                                              OPTIONS/SARS AT FY-END (#)     MONEY OPTION/SARS
                    SHARES ACQUIRED ON                        EXERCISABLE/UNEXERCISABLE      AT FY-END ($)
NAME                EXERCISE (#)         VALUE REALIZED ($)                                  EXERCISABLE/UNEXERCISABLE
                    -------------------  ------------------   --------------------------    -----------------------------
Joseph M. Naughton         -0-                 -0-                       - 0 -                        --

James Cannon               -0-                 -0-                       - 0 -                        --


Employment  Agreements

     Effective May 1, 1999 we entered into a consulting agreement with Michael Abelson, one of our directors, whereby Mr. Abelson was engaged to assist in the creation of our real estate website for our ShopGoOnline.com operating division. The term of the agreement is for one year but can be terminated by us with or without cause with 30 days notice. Compensation to Mr. Abelson is summarized as follows:

*    Monthly  cash  consulting  fee  of  $5,000;
* Quarterly bonus equal to 15% of the gross revenues earned by us through our real estate web site developed by Mr. Abelson; and
* options to acquire 25,000 shares of stock for each $500,000 in gross revenues attributable to the real estate web site developed by us.

     Effective April 12, 1999 we entered into an employment agreement with James Cannon. The agreement is for a term of one year but is subject to termination by us for cause. Both we and Mr. Cannon have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by us without cause, Mr. Cannon will be entitled to compensation earned computed pro-rata up to the date of termination. Mr. Cannon's compensation during the term of the agreement will be as follows:

*    Base  salary  of  $60,000  per  year;
* Quarterly bonus of 20% of the net advertising revenues of the Community Marquee Division generated as a result of Mr. Cannon's direct efforts during the previous quarter;
* Alternative quarterly bonus equal to 25% of the net advertising revenues of the Community Marquee Division generated by parties other than Mr. Cannon; and
* Options to purchase 25,000 shares of our common stock for each twenty-five kiosks shipped up to a maximum of 150 kiosks. The exercise price of the options shall be equal to 60% of the closing bid price of our common stock on the last business day of the month in which Mr.Cannon becomes eligible.

     The Company has also entered into an employment agreement with Andrew Hart, President of Digital West, who remains as President of Digital West. Mr. Hart's employment agreement provides for a term of three years with an annual salary equal to 2% of Digital West's gross income up to $15,000,000 and 1.25% of Digital Wests annual sales in excess of $15,000,000. For the first six months, Mr. Hart will receive a guaranteed monthly salary against those percentages of $15,000 per month, with $12,000 guaranteed subsequent to such six month period. Mr. Hart will also receive a cash bonus equal to 15% of the total cumulative EBITDA of Digital West less $825,000 and any and all funds advanced to Digital West by the Company. Mr. Hart will also receive stock options to purchase common stock as follows: At the end of year one, Mr. Hart will become eligible to purchase 250,000 shares of stock at $0.22 per share; at the end of year two Mr. Hart will become eligible to purchase an additional 200,000 shares of stock at $0.40 per share; and at the end of year three Mr. Hart will become eligible to purchase an additional 200,000 shares of stock at $0.80 per share. All options granted are exercisable for two years from the date of grant.

    GONT SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the GONT common stock and series A preferred stock of the Company as of August 31, 2000 by:

* each person or entity known to own beneficially more than 5% of the common stock or 5% of the preferred stock;
*    each  of  the Company's directors;
*    each  of  the Company's named  executive  officers;  and
*    all  executive  officers  and  directors  of  the Company as  a  group.



                 Name and Address of         Amount and Nature of              Percent of
Title of Class   Beneficial Owner (1)        Beneficial Ownership              Class
---------------  ---------------------       ---------------------             -----------
                 Joseph M. Naughton              6,647,125 (2)                    7.7%
Common Stock

Preferred Stock                                       0                           0.0%

Common Stock     James M. Cannon                 1,008,000 (3)                    1.2%

Preferred Stock                                       0                           0.0%

Common Stock     Scott Claverie                    937,500                        1.1%

Preferred Stock                                       0                           0.0%

Common Stock     Michael Abelson                   485,000 (4)                    0.6%

Preferred Stock                                       0                           0.0%

Preferred Stock  Nicanor Concepcion & Fahma
                 Concepcion, Joint Tenants
                  624 Park Ave.                    130,000                       26.0%
                 Norton, VA 24273

Preferred Stock  Avelino Rosales
                  23 White Drive                    63,333                       12.7%
                 Cedarhurst, NY 11516

Preferred Stock  Bill Tillson
                  14623 Deervale Place              40,000                        8.0%
                 Sherman Oaks, CA 91403

Common Stock     All Officers and Directors
                 as a Group (4 persons)          9,077,625 (2,3,4)               10.5%
                                                =====================            ========

1. Except as otherwise set forth, the address for each of these shareholders is c/o Go Online Networks Corporation, 5681 Beach Boulevard, Suite 101/100, Buena Park, CA 90621.
2. Mr. Naughton's shares are held through several different entities and trusts, as to which Mr. Naughton is the primary beneficial owner.
3. Reflects 8,000 shares which Mr. Cannon owns director and up to 1,000,000 shares which Mr. Cannon could obtain upon the exercise of a warrant to purchase shares of common stock at $.20 per share.
4. In addition, Mr. Abelson will receive options to purchase 25,000 shares of common stock for each $500,000 in gross revenues attributable to the real estate website developed by us.

         NETSTRAT AND AMER SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the both NetStrat and Amer common stock as of the date of this Prospectus/Information Statement by:

* each person or entity known to own beneficially more than 5% of the common stock;
*    each  of  NetStrat's and Amer's directors;
*    each  of  NetStrat's and Amer's named  executive  officers;  and
*    all  executive  officers  and  directors  of  Amer and NetStrat as a group.



                 Name and Address of         Amount and Nature of              Percent of
Title of Class   Beneficial Owner (1)        Beneficial Ownership              Class
---------------  ---------------------       ---------------------             -----------

Common Stock     Jack Benezra                  1,250,000                         0.1%
                 6301 Indian School Road
                 Albuquerque, NM 87123

Common Stock     SolInvest Group, Ltd.        47,000,000                        47.1%
                 Akara Bldg.
                 24 De Castro Street
                 Wickhams Cay I
                 Road Town, Tortola, B.V.I.

Common Stock     MultiAsian Venture Limited   47,000,000                        47.1%
                 AALL & Zyleman Comp., Ltd
                 3rd Floor, Jonsim Place
                 228 Queen's Road East
                 Wanchai, Hong Kong


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph M. Naughton, our Chief Executive Officer has made several loans to GONT. As of December 31, 1998 and as of December 31, 1999 the amounts payable to Mr. Naughton for advances totaled $130,242 and $124,222 respectively. In addition there is unpaid compensation due to him of $48,000 for 1996, $61,250 for 1997, $70,485 for 1998 and $72,750 for 1999. The balances payable for compensation to Mr. Naughton totaled $179,735 at December 31, 1998 and $252,485 at December 31, 1999. The balances payable to Mr. Naughton are uncollateralized, bear no interest and are payable on demand. This loan is on terms which are substantially better than could be obtained from third parties.

     Effective February 26, 1999 we entered into a joint venture agreement with Scott Claverie whereby 25,000 shares of AMS Acquisition Corp. were transferred (25% ownership of AMS) to Mr. Claverie. We also granted Mr. Claverie warrants to acquire an additional 26,000 shares of AMS at $1.00 per share following the end of the first profitable quarter of operations, but in no event later than twelve months after the February 26, 1999 agreement date. Effective April 19, 1999 we exchanged 1,250,000 restricted shares of our common stock for the warrants. These 1,250,000 shares were recorded at $.275 per share, one half of the market value of free trading shares of our common stock on April 19, 1999, and recorded as an expense totaling $343,750. As a part of the joint venture agreement, we agreed to provide AMS with $25,000 for working capital. Mr. Claverie transferred to AMS all equipment, intellectual property, technology associated with the individuals internet-based business. These transactions were all on terms as fair as those obtainable from third parties.

                            DESCRIPTION OF GONT SECURITIES

     Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. The following summary of certain provisions of our common stock, preferred stock, and warrants is qualified in its entirety by reference to our articles of incorporation, as amended, and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common  Stock

     As of September 30, 2000, there were 86,060,343 shares of common stock outstanding, held by approximately 287 shareholders of record. We are advised that there are more than 16,250 actual beneficial owners of our common stock.

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. See "Dividend Policy." Upon a liquidation, dissolution or winding up of the Company, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable too the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred  Stock

     Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of the Company.

     As of September 30, 2000, we have issued and outstanding a total of 499,333 shares of Series A Preferred Stock held by 13 shareholders of record. Each share of the Series A Preferred Stock is convertible into one share of common stock at the option of the holder. The Series A Preferred Stock votes on a pari pass basis with the common stock, and receives dividends equivalent to shares of common stock. In the event of a liquidation of the Company, the Series A Preferred Stock has a liquidation preference of the number of shares plus 8% from the time of issuance over the common stock.

    In connection with the acquisition of Digital West, the Company issued 2,000 shares of its newly authorized Series B $100 Principal Amount Preferred Stock which is convertible to common stock at a conversion price for each share of Common Stock of the Company equal to the original principal amount of the preferred stock divided by 100% of the average closing price of the common stock for the twenty trading days preceding the date of the receipt of the shares to be converted.

     Preferred Series B shareholders are entitled to receive dividends on the same per share basis, at the same time, and to the same extent as the holders of common stock. The Series B Shareholders are entitled to one vote for each share of common stock into which the Preferred stock is convertible. The right to convert common stock, the right to dividends and the right to vote become effective after the Company shows a positive net income for one calendar quarter. Under the same conditions, the preferred stock shall have liquidation rights the same as common stock.

Series  2000-A  Eight  Percent  Convertible  Note

     We have issued a Series 2000-A Eight Percent Convertible Note in the face amount of $1,000,000 to Triton Private Equities Fund, LP. We sold the $1,000,000 face amount Note to Triton Private Equities Fund for $250,000 in cash gross proceeds to the Company as well as cancellation of a Series 1999-A Eight Percent Convertible Note in the original principal amount of $538,462. The Note can presently be converted at 95% of the average closing bid prices of our common stock in the prior 20 trading days.

     The Note requires an interest payment of 8% per annum on the face amount, which we may pay in cash or in free trading common stock.

Transfer  Agent

     The transfer agent for the common stock is ComputerShare Transfer and Trust Company, 12039 West Alameda Parkway, Z-2, Lakewood, Colorado 80228.

                 COMPARATIVE  RIGHTS  OF  GONT  STOCKHOLDERS
                    AND  AMER  AND  NETSTRAT  STOCKHOLDERS

     After the Mergers, NetStrat's and Amer's stockholders will become stockholders of GONT and NetStrat's and Amer's stockholders' rights will cease to be defined and governed by the Nevada Business Corporation Act ("Nevada Act") and instead will be defined and governed by the Delaware General Corporation Law, or DGCL. While the rights and privileges of stockholders of a Delaware corporation such as GONT are, in many instances, comparable to those of stockholders of a Nevada corporation such as NetStrat and Amer, there are differences. The following is a summary of the provisions of Delaware corporate law applicable to the GONT shares and consequently applicable to the NetStrat and Amer stockholders after the Mergers.

     NetStrat and Amer shareholders are governed by their respective Articles of Incorporation, as currently in effect, and NetStrat's and Amer's respective Bylaws, both of which adhere to the requirements of Nevada law as stipulated in the Nevada Act. After completion of the reorganization, NetStrat and Amer shareholders will become shareholders of GONT. As a GONT shareholder, your rights will be governed by GONT's Articles of Incorporation and GONT's Bylaws, both of which adhere to the requirements of Delaware law.

ELECTION  AND  REMOVAL  OF  DIRECTORS

     GONT's board of directors currently consists of four directors. The Bylaws provide that the number of directors of GONT shall be fixed from time to time by resolution of the board of directors. Both NetStrat and Amer presently have a board of directors which consists of one director.

     Under Nevada law, a majority of the full board of directors shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation or the Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Under GONT's Bylaws, the holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the board of directors resulting therefrom shall only be filled by the shareholders.

     Under each of GONT's, NetStrat's and Amer's Bylaws, a majority of the remaining members of the board of directors may fill the vacancy or vacancies until the successor or successors are elected at a shareholders' meeting.

     Stockholders of a Delaware corporation holding a majority of the outstanding shares entitled to vote for directors may remove a director with or without cause, except in certain cases involving classified boards or where cumulative voting is permitted.

INDEMNIFICATION  AND  LIMITATION  OF  LIABILITY

     The Nevada Act permits a corporation to indemnify its directors or officers in respect of any loss arising or liability attaching to them by virtue of any negligence, default, breach of duty or breach of trust committed in good faith.

     In addition, Nevada law allows a provision in articles of incorporation that no director or officer shall have any personal liability for damages for breach of his or her fiduciary duty except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments of dividends in violation of Nevada law. Neither the NetStrat or Amer articles contain such a provision.

     Delaware law requires indemnification whether an action has been successfully defended on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, independent legal counsel or a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which the person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue or matter on the merits or otherwise.

     Under Delaware law, expenses incurred by an officer or director in defending an action may be paid in advance if that director or officer undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise.

     Under the DGCL, a corporation may include (and GONT's certificate of incorporation does include) in its certificate of incorporation a provision that would, subject to the limitations described below, limit or eliminate directors' liability for monetary damages for breaches of their fiduciary duty of care. A director's liability cannot be limited or eliminated for:

     -  breaches  of  the  duty  of  loyalty;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or

     - transactions from which the director derived an improper personal benefit.

     In addition, the limitation of liability provisions may not restrict a director's liability for violation of, or otherwise relieve the corporation or its directors from, the necessity of complying with federal or state securities laws or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     GONT's by-laws provide that GONT shall, to the extent legally permissible, indemnify each former or present director or officer against all liabilities and expenses imposed upon or incurred by any of them in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he or she may be threatened or involved, by reason of his or her having been a director or officer. However, GONT may not provide any indemnification with respect to any matter as to which any director or officer shall be finally adjudicated in an action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in GONT's best interests. If any action of this kind is disposed of, on the merits or otherwise, without the disposition being adverse to the director or officer and without an adjudication that the person did not act in good faith in the reasonable belief that his or her action was in GONT's best interests, the director or officer is entitled to indemnification as a matter of right.

    GONT's articles limit the liability of GONT's directors to the fullest extent permitted by law. GONT's articles also provide that, to the fullest extent permitted by the DGCL, GONT's directors shall not be personally liable to GONT or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing liability.

INTERESTED  DIRECTOR  TRANSACTIONS

     Transactions between NetStrat, Amer and GONT and interested directors are not voidable by NetStrat, Amer or GONT and those directors are not liable to NetStrat, Amer or GONT for any profit realized pursuant to such transaction if the nature of the interest is disclosed at the first opportunity at a meeting of directors, and a majority of disinterested directors or shareholders entitled to vote ratify the transaction.

     Under Delaware law, certain contracts or transactions between the corporation and one or more of its directors or officers, or between a Delaware corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, is not void or voidable solely for that reason or solely because the interested director or officer was present at or participates in the board or board committee meeting that authorizes the contract or transaction, or solely because the director's or officer's votes are counted for that purpose, if:

     - the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

     - the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote on the contract or transaction, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     - the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a board committee or the stockholders.

STOCKHOLDER  DERIVATIVE  SUITS

     Under both the Nevada Act and the DGCL, a stockholder may bring a derivative action on behalf of a corporation only if the stockholder owned stock in the corporation at the time of transaction in question or his or her stock was acquired thereafter by operation of law.

BUSINESS  COMBINATIONS  WITH  INTERESTED  STOCKHOLDERS

     Under the Nevada Act, a "Business Combination" includes the following transactions:

o any reorganization or consolidation with an interested shareholder or any affiliate of an interested shareholder;

o any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an interested shareholder or any affiliate of an interested shareholder of assets having an aggregate market value equal to 10% or more of the aggregate market value of all the assets of the corporation;

o any issuance or transfer of any stock, which has a market value equal to 5% or more of the market value of all the outstanding stock, to any interested shareholder or any affiliate of an interested shareholder;

o adoption of any plan for the liquidation or dissolution of the corporation proposed by an interested shareholder or an affiliate of an interested shareholder;

o any reclassification of securities, recapitalization, reorganization or consolidation with any subsidiary, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of outstanding stock owned by an interested shareholder;

o any receipt by such interested shareholder of any affiliate of an interested shareholder of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

     Pursuant to Nevada law, no corporation shall engage in any business combination with any interested shareholder of such corporation for a specified period following such interested shareholder's stock acquisition date unless such business combination is approved by (1) the board of directors of such corporation prior to such interested shareholder's stock acquisition date or (2) the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate of such interested shareholder. In Nevada, the period is three (3) years.

     In Nevada, business combinations require the affirmative vote of holders of a majority of the outstanding voting power not beneficially owned by the interested stockholder.

     Under Section 203 of DGCL, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. Under Section 203, certain business combinations with a majority stockholder require the delivery of a fairness opinion.

     Section 203 prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years following the date that the person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group that owns 15% or more of the corporation's outstanding voting stock, including both rights to acquire stock under an option, warrant, agreement, arrangement or understanding or upon the exercise of conversion or exchange rights and stock with respect to which the person or group has voting rights only, or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder, except proportionately with the corporation's other stockholders, of assets of the corporation or a subsidiary equal to 10% or more of the total market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or the subsidiary to the interested stockholder, except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of stock of the corporation or that subsidiary; or receipt by the interested stockholder of the benefit, except proportionately as a stockholder, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if:

     - before the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder;

     - the interested stockholder owns 85% of the corporation's voting stock upon completion of the transaction that made him or her an interested stockholder, excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer; or

     - after the person becomes an interested stockholder, the board approves the business combination, and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder.

     Section 203 only applies to Delaware corporations that, like GONT, have a class of voting stock listed on a national securities exchange, quoted on an interdealer quotation system such as the Nasdaq National Market or held of record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by Section 203 in its original certificate of incorporation or by certain amendments to its certificate of incorporation or bylaws. GONT has not made this election, and therefore, Section 203 applies to GONT.

     Section 203 has been challenged in lawsuits arising out of takeover disputes, and it is not clear whether and to what extent its constitutionality ultimately will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. GONT believes that so long as the constitutionality of Section 203 is upheld,
Section 203 will encourage any potential acquirer to negotiate with the GONT board. Section 203 also has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for GONT in which all stockholders would not be treated equally. NetStrat and Amer shareholders should note that the application of Section 203 to GONT will confer upon the GONT board the power to reject a proposed business combination even though a potential acquirer offered a substantial premium for GONT's shares over the then-current market price, assuming the stock is then publicly traded. Section 203 also may discourage certain potential acquirers unwilling to comply with its provisions.

SALE  OF  ASSETS  AND  MERGERS

     Under the Nevada Act, a plan of reorganization or exchange must be approved by a majority of the voting power unless the Articles of Incorporation or the board of directors require a greater vote.

     In addition, under the Nevada Act, written notice stating the purpose, or one of the purposes, of the meeting is to consider the plan of reorganization, together with a copy or a summary of the plan of reorganization, shall be given to each shareholder of record entitled to vote at the meeting within the time and in the manner for the giving of notice of meetings of shareholders.

     Delaware law generally requires that a majority of the outstanding shares of each of the acquiring and target corporations that are constituent corporations in a statutory merger approve the merger. Delaware law does not require a stockholder vote of the surviving corporation in a merger if:

     - the merger agreement does not amend the existing certificate of incorporation;

     - each share of the surviving corporation outstanding before the merger is an identical outstanding share after the merger; and

     - the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately before the merger.

     Delaware law also requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

APPRAISAL  RIGHTS

     Pursuant to Nevada law, a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

o Consummation of a plan of reorganization to which the domestic corporation is a party;

o Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired; and

o Any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, Bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

See  "Dissenters'  Rights."

     Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under the DGCL, dissenters' rights are not available:

     - with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation;

     - with respect to a merger or consolidation by a corporation whose shares either are listed on a national securities exchange or are held of record by more than 2,000 holders, if the stockholders receive only shares of the surviving corporation or shares of any other corporation that either are listed on a national securities exchange or are held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or

     - to stockholders of a corporation surviving a merger if, among other conditions, no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger.

     THIS SUMMARY OF THE MATERIAL DIFFERENCES IN THE CORPORATION LAWS OF NEVADA AND DELAWARE, THE NETSTRAT AND AMER ARTICLES, THE GONT CERTIFICATE, THE AMER BYLAWS, THE NETSTRAT BY-LAWS AND THE GONT BYLAWS DOES NOT PURPORT TO BE A COMPLETE LISTING OF DIFFERENCES IN THE RIGHTS AND REMEDIES OF HOLDERS OF SHARES OF NEVADA AS OPPOSED TO DELAWARE CORPORATIONS AND STOCKHOLDERS OF NETSTRAT, AMER AND GONT IN PARTICULAR. THE DIFFERENCES CAN BE DETERMINED IN FULL BY REFERENCE TO NEVADA LAW, TO DELAWARE LAW, THE NETSTRAT AND AMER ARTICLES, THE GONT
CERTIFICATE,  THE  NETSTRAT  BYLAWS,  THE  AMER  BY-LAWS  AND  THE  GONT BYLAWS.

                              SELLING STOCKHOLDERS

     The following table provides certain information with respect to shares saleable by Selling Shareholders:

Selling  Shareholder                        Shares for Sale        Percent of Outstanding
--------------------                        -----------------      ----------------------

SolInvest Group, Ltd.
     Conversion  of  Debenture               1,527,778
     Debenture Interest                         38,194
                                               -------
     Subtotal                                1,565,972                     1.8%

MultiAsian Venture Limited
     Conversion  of  Debenture               1,527,778
     Debenture Interest                         38,194
                                               -------
     Subtotal                                1,565,972                     1.8%

______________________


Shares Offered by SolInvest Group, Ltd and MultiAsian Venture Limited

     Convertible  Debentures
     -----------------------

      SolInvest Group, Ltd. ("SolInvest") and MultiAsian Venture Limited ("MultiAsian") purchased $275,000 each of 10% Convertible Debentures through NetStrat, which are now convertible at $0.18 per share into shares of GONT. Each of SolInvest and MultiAsian are offering up to 1,527,778 shares of GONT Common Stock which they can obtain by converting these convertible debentures.

     The Debentures require an interest payment of 108% per annum on the face amount, which we may pay in cash or in free trading common stock. We are consequently also registering 38,194 shares of common stock for each of SolInvest and MultiAsian which we may use to pay the interest payments on the Debentures through December 31, 2000 before they are converted.

     This Prospectus relates to the potential sale by the Selling Securityholders of the securities described above. The securities offered by this Prospectus by the Selling Stockholders may be offered from time to time by the Selling Stockholders named below or their nominees, and this Prospectus will be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. No Selling Stockholder has had any position, office or other material relationship with the Company since its inception.

                              PLAN OF DISTRIBUTION

     All securities referenced above under "Selling Stockholders" will be offered by the Selling Stockholders from time to time on the over-the-counter bulletin board, in privately negotiated sales or on other markets. The Company believes that virtually all of such sales will occur on the over-the-counter bulletin board in transactions at prevailing market rates. Any securities sold in brokerage transactions will involve customary brokers' commissions. No underwriters will participate in any such sales on behalf of the Selling Stockholders.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Cutler Law Group, Newport Beach, California. Cutler Law Group, PC, a California corporation which does business as Cutler Law Group, is presently the beneficial owner of an aggregate of 210,000 shares of the Company's Common Stock.

                                     EXPERTS

     The financial statements of GONT as of December 31, 1998, included in this Prospectus have been so included in reliance on the report of Schumacher & Associates, Inc., certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of GONT as of December 31, 1999, and for the nine months ended September 30, 2000, included in this Prospectus have been so included in reliance on the report of Miller & McCollom, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of NetStrat for the period from inception on July 22, 1999 through December 31, 1999, and for the nine months ended September 30, 2000, included in this Prospectus have been so included in reliance on the report of Miller & McCollom, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Amer for the period from inception on July 22, 1999 through December 31, 1999, and for the nine months ended September 30, 2000, included in this Prospectus have been so included in reliance on the report of Miller & McCollom, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

GONT has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to GONT's common stock to be issued to NetStrat and Amer shareholders in the Mergers. This Prospectus/ Information Statement constitutes the prospectus of GONT filed as part of the registration statement. This Prospectus/Information Statement does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at
(800) SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov.

If you have any questions about the reorganization, please call GONT at (714) 736-9488.

THIS PROSPECTUS/INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/ INFORMATION STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE
DELIVERY OF THIS PROSPECTUS/INFORMATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS/INFORMATION STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS/INFORMATION STATEMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS/INFORMATION STATEMENT.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                          FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of GONT pursuant to the foregoing provisions or otherwise, GONT has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

                         GO  ONLINE  NETWORKS  CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES

                        CONSOLIDATED  FINANCIAL  STATEMENTS
                                      WITH
              REPORTS  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


                      GONT December 31, 1998 and 1999

     Report  of  Independent  Certified  Public Accountants            F-2 & F-3

     Consolidated  Balance  Sheets                                        F-4

     Consolidated  Statements  of  Operations                             F-5

     Consolidated  Statement  of  Changes  in
     Stockholders'  (Deficit)                                             F-6

     Consolidated  Statements  of  Cash  Flows                            F-7

     Notes  to  Consolidated  Financial  Statements                       F-8

                      GONT September 30, 2000

     Review Report of Independent Certified Public Accountants            F-22

     Consolidated  Balance  Sheets                                        F-23

     Consolidated  Statements  of  Operations                        F-24 & F-25

     Consolidated  Statements  of  Cash  Flows                            F-26

     Notes  to  Consolidated  Financial  Statements                       F-27

                  NetStrat December 31, 1999 and September 30, 2000

     Report  of  Independent  Certified  Public Accountants               F-30

     Balance  Sheets                                                      F-31

     Statements  of  Operations                                           F-32

     Statement of Changes in Stockholders' Equity                         F-33

     Statements  of  Cash  Flows                                          F-34

     Notes  to  Financial  Statements                                     F-35

                  Amer December 31, 1999 and September 30, 2000

     Report  of  Independent  Certified  Public Accountants               F-38

     Balance  Sheets                                                      F-39

     Statements  of  Operations                                           F-40

     Statement of Changes in Stockholders' Equity                         F-41

     Statements  of  Cash  Flows                                          F-42

     Notes  to  Financial  Statements                                     F-43

                   REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS
                   -------------------------------------------------------


The  Board  of  Directors
Go  Online  Networks  Corporation
Buena  Park,  California


We have audited the accompanying balance sheet of Go Online Networks Corporation and Consolidated Subsidiaries as of December 31, 1999, and the related statements of operations, stockholders' (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Go Online Networks, Corporation and Consolidated Subsidiaries as of December 31, 1999, and the results of its operations, changes in stockholders' (deficit) and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubts about its ability to continue as a going concern. Management's plan to continue in operations is contained in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Miller and McCollom

Miller  and  McCollom
Certified  Public  Accountants
2170  South  Parker  Road,  Suite  270
Denver,  CO   80231
February  25,  2000

                   REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS
                   -------------------------------------------------------


The  Board  of  Directors
Go  Online  Networks  Corporation
Buena  Park,  California


We have audited the accompanying statements of operations, stockholders' (deficit) and cash flows of Go Online Networks Corporation for the year ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the results of operations, changes in stockholders' (deficit) and cash flows of Go Online Networks Corporation for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubts about its ability to continue as a going concern. Management's plan to continue in operations is contained in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Schumacher & Associates

Schumacher  &  Associates
Certified  Public  Accountants
12835  E.  Arapahoe  Road
Tower  II,  Suite  110
Englewood,  CO  80112
August  27,  1999

              GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                                   CONSOLIDATED  BALANCE  SHEETS
                                         December 31, 1999

                                             ASSETS
                                             ------


Current Assets:
 Cash                                       $ 25,921
 Other current assets                         18,503
 Total Current Assets                         44,424
                                            --------

Designs and trademarks, net of
 accumulated amortization of $29,164          20,833
Security deposits                              5,282
Equipment, net of accumulated depreciation
 of $96,569                                  758,812
                                            --------

TOTAL ASSETS                                $829,351
                                            ========

                        LIABILITIES  AND  STOCKHOLDERS'  (DEFICIT)


Current Liabilities:
  Accounts payable and accrued expenses        $   505,399
  Notes payable and accrued interest
   (Note 8)                                        136,467
  Unearned revenue (Note 1)                        120,000
  Advances from and accrued expenses
   to officer (Note 2)                             492,687
                                               ------------
  Total Current Liabilities                      1,254,553

Convertible debentures (Note 4 and Note 11)        538,462
                                               ------------
TOTAL LIABILITIES                                1,793,015
                                               ------------

Commitments and contingencies
 (Notes 1,2,3,4,5,6,7,8,9,10 and 11)                     -

Stockholders' (Deficit):
 Convertible preferred stock, no par
   value, 10,000,000 shares authorized,
   638,333 issued and outstanding                  168,883
  Common stock, no par value,
   100,000,000 shares authorized,
   75,181,843 shares issued and
   outstanding                                   7,678,689
                                               ------------
  Accumulated (Deficit)                         (8,811,236)
                                               ------------
TOTAL STOCKHOLDERS' (DEFICIT)                     (963,664)
                                               ------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)  $   829,351
                                               ============


The  accompanying  notes  are  an  integral  part  of  the financial statements.

              GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                        CONSOLIDATED  STATEMENTS  OF  OPERATIONS



                                                                   Year Ended     Year Ended
                                                                   December 31,   December 31,
                                                                      1998          1999
                                                                   -------------  ------------
Revenue
   Sales                                                           $           -   $    89,749
                                                                   --------------  ------------

Expenses:
 Advertising                                                                   -        58,365
 Amortization and depreciation                                            12,500        80,660
 Rent                                                                      7,451        44,237
 Legal fees                                                              120,048       433,564
 Contract services, salaries and
  payroll taxes                                                          124,375       274,215
 Compensation, officer                                                    96,000        96,000
 Common stock issued for
  Website development (Note 10)                                                -       180,000
 Other                                                                    82,100       612,045
                                                                   --------------  ------------
Total Operating Expenses                                                 442,474     1,779,086
                                                                   --------------  ------------
Net (Loss) Before Other
 Income (Expense)                                                       (442,474)   (1,689,337)
Other Income (Expense):
 Option buy back (Note 10)                                                     -      (625,000)
 Operating loss of segment disposed of                                  (145,203)            -
 Litigation settlement (Note 7)                                                -       100,000
 Discount on convertible
  debentures (Note 4)                                                          -      (188,462)
 Loss from disposition of
  segment disposed of (Note 5)                                           (94,845)            -
 Interest expense                                                       (121,322)      (40,509)
                                                                   --------------  ------------
Net (Loss)                                                         $    (803,844)  $(2,443,308)
                                                                   ==============  ============

Per Common Share                                                   $        (.02)  $      (.03)
                                                                   ==============  ============
Weighted Average
 Shares Outstanding                                                   44,558,017    70,502,913
                                                                   ==============  ============

The  accompanying  notes  are  an  integral  part  of  the financial statements.

              GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES
              ------------------------------------------------------------------

                        STATEMENT  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY

                      From  December  31,  1997  through  December  31,  1999




                                           Preferred    Stock       Common      Stock       Accumulated
                                           No./Shares   Amount      No./Shares  Amount          (Deficit)  Total
                                           -----------  ----------  ----------  ----------  -------------  ------------


Balance at December 31, 1997                  938,000   $ 322,417   34,665,995  $4,766,211  $ (5,564,084)  $  (475,456)

Common stock issued                                 -           -   19,484,366     914,208             -       914,208

Preferred stock converted                    (299,667)   (104,884)     299,667     104,884             -             -

Loss for the year ended December 31, 1998
                                                    -           -            -           -      (803,844)     (803,844)
                                           -----------  ----------  ----------  ----------  -------------  ------------

Balance at December 31, 1998                  638,333     217,533   54,450,028   5,785,303    (6,367,928)     (365,092)

Common stock issued                                 -           -   20,592,815   1,844,736             -     1,844,736

Preferred stock converted                    (139,000)    (48,650)     139,000      48,650             -             -

Loss for the year ended December 31, 1999
                                                    -           -            -           -    (2,443,308)   (2,443,308)
                                           -----------  ----------  ----------  ----------  -------------  ------------

Balance at December 31, 1999                  499,333   $ 168,883   75,181,843  $7,678,689  $ (8,811,236)  $  (963,664)
                                            ===========  ==========  ==========  ==========  =============  ============


The  accompanying  notes  are  an  integral  part  of  the financial statements.

              GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                        CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS




                                                          Year Ended       Year Ended
                                                         December 31,     December 31,
                                                             1998            1999
                                                        ------------      ------------

Operating Activities:
 Net (Loss)                                             $  (803,844)  $(2,443,308)
  Adjustments to reconcile net (loss) to
  net cash (used in) operating activities:
   Amortization and depreciation                             12,500        80,660
   Increase in accounts payable
    and accrued expenses                                     46,651       439,358
   Increase in unearned revenue                                   -       120,000
   Discount on debenture                                          -       188,462
   Option buy back                                                -       625,000
   Other                                                    126,382       346,413
                                                          ----------  ------------
 Net Cash (Used in) Operating Activities                   (618,311)     (643,415)
                                                          ----------  ------------
Investing Activities:
 Investment in equipment                                          -      (855,381)
 Investment in designs and trade name                       (50,000)      (50,000)
                                                          ----------  ------------
 Net Cash  (Used in) Investing Activities                   (50,000)     (905,381)
                                                          ----------  ------------
Financing Activities:
 Repayment of notes and advances payable                    (31,427)            -
 Common stock issued                                        694,883     1,039,736
 Proceeds from notes and advances payable                         -       532,710
                                                          ----------  ------------
Net Cash Provided by Financing Activities                   663,456     1,572,446
                                                          ----------  ------------
Increase (decrease) in Cash                                  (4,855)       23,650
Cash at Beginning of Period                                   7,126         2,271
                                                         -----------  ------------
Cash at End of Period                                   $     2,271   $    25,921
                                                        ===========  ============
Interest Paid                                           $   121,322   $    40,509
                                                        ============  ============
Income Taxes Paid                                       $         -   $         -
                                                        ============  ============


The  accompanying  notes  are  an  integral  part  of  the financial statements.

         GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                      NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                               December  31,  1998  and  1999

(1)     Summary  of  Significant  Accounting  Policies
        ----------------------------------------------

     A.     Organization  and  Principles  of  Consolidation
            ------------------------------------------------

The consolidated financial statements of Go Online Networks Corporation, formerly Jones Naughton Entertainment, Inc. and Consolidated Subsidiaries include the accounts of Go Online Networks Corporation, incorporated in Colorado on October 20, 1987, and reincorporated in Delaware effective September 14, 1999, and its subsidiaries AMS Acquisition Corp. (AMS), incorporated in Nevada on June 2, 1998 and Auctionomics, Inc., incorporated in Nevada on June 8, 1999. Jones Naughton Entertainment, Inc. changed its name to Go Online Networks Corporation on September 8, 1999. References to the Company refer to Go Online Networks Corporation and its subsidiaries. As of December 31, 1998, AMS was a wholly-owned subsidiary of Go Online Networks Corporation. As of December 31, 1999, AMS and Auctionomics are 75% owned subsidiaries of Go Online Networks Corporation. The Company is in the information technology business. All intercompany accounts have been eliminated in the consolidation. The Company has selected December 31 as its year end.

     B.     Use  of  Estimates  in  the  Preparation  of  Financial  Statements
            -------------------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

C.     Basis  of  Presentation  -  Going  Concern
       ------------------------------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net capital deficiency. Management's plan to continue in operations is to continue to attempt to raise additional debt or equity capital until such time the Company is able to generate sufficient operating revenue.

In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                   NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                         December  31,  1998  and  1999

(1)     Summary  of  Significant  Accounting  Policies,  Continued
        ----------------------------------------------------------

     D.     Per  Share  Information
            -----------------------

The per share information is computed based upon the weighted average number of shares outstanding.

     E.     Equipment
            ---------

The Company carries its investment in equipment, principally consisting of office equipment and computer access kiosks installed at customer locations, at cost net of accumulated depreciation. Depreciation is provided over a five year period on a straight-line basis.

     F.     Geographic  Area  of  Operations
            --------------------------------

The Company's customers are principally in the U.S.A. The potential for severe financial impact can result from negative effects of economic conditions within the market or geographic area. Since the Company's business is principally in one area and in one industry, this concentration of operations results in an associated risk of uncertainty.

     G.     Intangible  Assets
            ------------------

The Company reviews the carrying value of its intangible assets on a periodic basis, at least quarterly, to determine if there is any impairment in carrying value. As of December 31, 1999 and the Company believes that there is no impairment in value of the carrying value of its intangible assets.

     H.     Stock  Issued  for  Services  and Stock Options Granted for Services
            --------------------------------------------------------------------

The Company has issued stock and granted stock options for services. The market value of the shares issued for services was recorded as an expense in the accompanying financial statements. All options granted were at market value or higher at the time of the grant. No compensation was recorded for the options granted since any compensatory amounts would be immaterial since the options were granted at prices at least equal to market.

     I.     Income  Taxes
            -------------

The Company as of December 31, 1998 had approximately $7,700,000 of net operating loss carryovers which expire in years through 2019. A change in ownership of more than 50% of the Company may result in the inability of the Company to utilize the carryovers. As of December 31, 1999 the Company had deferred tax assets of approximately $2,310,000 related to net operating loss carryovers. A valuation allowance has been provided for the total amount since the amounts, if any, of future revenues necessary to be able to utilize the carryovers are uncertain.

     GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                 NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                         December  31,  1998  and  1999

(1)     Summary  of  Significant  Accounting  Policies,  Continued
        ----------------------------------------------------------

     J.     Preferred  Stock
            ----------------

The Company has outstanding 499,333 shares of Series A Preferred Stock. Each share of Series A Preferred stock is convertible into one share of common stock at the option of the holder. The Series A Preferred Stock votes on an equal per share basis with the common stock, and is eligible to receive equivalent dividends to the shares of common stock. In the event of liquidation of the Company, the Series A Preferred Stock has a liquidation preference of the number of shares plus 8% from the time of issuance.

     K.     Advertising
            -----------

The  Company  expenses  advertising  costs  as  incurred.

     L.     Unearned  Revenue
            -----------------

The Company received $145,000 related to future advertising on the Internet kiosks which has been accounted for as unearned revenue. The advertising revenue will be recognized as income and will be amortized over the periods covered on a straight-line basis. $25,000 had been earned as of December 31, 1999.

     N.     Concentration  of  Credit  Risks
            --------------------------------

The Company carries its cash accounts in banks. As of December 31, 1999 the Company had no accounts in excess of the amount insured by the F.D.I.C.

(2)     Advances  and  Accrued  Expenses,  Related  Party
        -------------------------------------------------

The Company's Chief Executive Officer has loaned various amounts to the Company. As of December 31, 1999 the amounts payable to the officer for advances totaled $240,202. In addition there is unpaid compensation due to him of $252,485 at
December  31,  1999.   The  balances  payable  to  the  related  party  are
uncollateralized,  bear  no  interest  and  are  payable  on  demand.

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                     NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                           December  31,  1998  and  1999

(3)     Stock  Options
        --------------

The  following  summarizes  earned  options  granted, exercised and outstanding:
--------------------------------------------------------------------------------



                                  Option        Expiration
Date of Grant        # of Shares   Price        Date
-------------------  ------------  -----------  ----------------------------

 February 27, 1996     1,000,000   $       .35  November 1, 1997
                     ------------  -----------
Balance outstanding
 December 31, 1996     1,000,000   $       .35  Average option price of $.35

 April 10, 1997          100,000   $       .25  November 1, 1997
 April 10, 1997          100,000   $       .10  May 1, 1998
 April 10, 1997          100,000   $       .15  November 1, 1998
 April 1, 1997           100,000   $       .25  November 1, 1999
 February 27, 1996    (1,000,000)  $       .35  Expired November 1, 1997
 April 10, 1997         (100,000)  $       .05  Expired November 1, 1997
                     ------------  -----------
Balance outstanding
 December 31, 1997       300,000   $  .10-$.25  Average option price of $.17

 April 10, 1997         (100,000)  $       .10  Expired May 1, 1998
 April 10, 1997         (100,000)  $       .15  Expired November 1, 1998
 May 3, 1998             500,000   $       .07  February 2, 1999
 May 3, 1998             500,000   $      .125  February 2, 1999
 May 3, 1998             500,000   $       .25  February 2, 1999
 July 27, 1998           500,000   $       .25  February 2, 1999
                     ------------  -----------
Balance outstanding
 December 31, 1998     2,100,000   $  .07-$.25  Average option price of $.18

 May 3, 1998            (500,000)  $       .07  Exercised February 2, 1999
 April 12, 1999          150,000   $       .25  April 11, 2001
 April 12, 1999        1,000,000   $       .20  April 11, 2001
 August 9, 1999          200,000   $       .32  August 8, 2000
 September 15, 1999    1,000,000   $       .50  December 31, 2000
 May 3, 1998            (500,000)  $      .125  Expired February 2, 1999
 May 3, 1998            (500,000)  $       .25  Expired February 2, 1999
 July 27, 1998          (500,000)  $       .25  Expired February 2, 1999
 April 1, 1997          (100,000)  $       .25  Expired November 1, 1999
                     ------------  -----------
Balance outstanding
 December 31, 1999     2,350,000   $  .20-$.50  Average option price of $.27
                     ============  ===========

The Company has other various option agreements with employees, independent contractors and consultants that have contingencies associated with the rights to exercise. These other contingent option agreements are disclosed at various locations throughout the notes to the financial statements. The above summary represents all options that are not subject to any contingencies. All options were granted at exercise prices equal to or in excess of market prices of the stock at the date of grant, therefore no compensation expense was recorded for the options.

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                     NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                           December  31,  1998  and  1999

(3)     Stock  Options,  Continued
        --------------------------

In addition to options disclosed elsewhere in the notes to the financial statements, the Company has issued the following options to acquire restricted common stock of the Company:

A. 31,640 shares exercisable at $.20 per share at any time within one year after the Company's common stock first trades at or above $1.20 per share for thirty consecutive trading days.

B. 31,640 shares exercisable at $.40 per share exercisable at any time within one year after the publicly traded common stock of the Company has traded at $2.00 per share on each trading date for thirty consecutive days.

C. 31,640 shares exercisable at $1.00 per share at any time within one year after the publicly traded common stock of the Company has traded at $2.80 per share for thirty consecutive trading days. Such shares cannot be traded for a period of ninety days after the exercise of this option.

D. 31,640 shares exercisable at $2.00 per share, exercisable at any time within one year after the publicly traded common stock of the Company has traded at $3.60 per share for thirty consecutive trading days. Such shares cannot be traded for a period of sixty days after the exercise of this option.

(4)     Convertible  Debentures
        -----------------------

During the years ended December 31, 1998 and 1999, the Company issued approximately $343,000 and $100,000, respectively of convertible debentures which have been converted to common stock. The debentures were converted to common stock at 75% of the market value of the common stock. The difference between the exercise price and the market price upon exercise has been recorded as interest expense in the accompanying 1998 and 1999 financial statements in the amount of $114,333 and $33,333, respectively. In addition during September, 1999, the Company issued $538,462 of convertible debentures for $350,000. The discount of $188,462 has been recorded as an other expense similar to interest in the financial statements. As additional consideration for the purchase of the debenture, the purchaser was granted a warrant to purchase 175,000 shares of common stock of the Company at a price of $.50 per share which will expire on December 31, 2000. Since the exercise price was in excess of the market value of the stock at the time of issuance, no consideration was recorded in the financial statements. If not converted to common stock, the debenture accrues interest at 8% per annum, due and payable quarterly in arrears with the first payment due on December 31, 1999. The $538,462 convertible debenture is convertible at the option of the holder into common stock at a conversion price for each share of common stock equal to the lesser of (1) 125% of the closing bid price for the common stock on the date of issuance of the debenture or (2) a percentage of the average of the three lowest closing bid prices for the common stock for the 20 trading days immediately preceding the conversion date. The applicable percentage shall be equal to the following: (I) for conversions made on or before 120 days after the date of the debenture, 105%; (ii) between 121 and 150 days, 103%; (iii) between 151 and 180 days, 100%; (iv) between 181 and 210 days, 97% or (v) after 210 days, 95%. See Note 11 for subsequent events related to this matter.

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                  NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                        December  31,  1998  and  1999

(5)     Investment  in  and  Disposition  of  Investment  in  Publishing  and
        ---------------------------------------------------------------------
        Advertising  Business
        -------------

On July 8, 1998 AMS Acquisition Corp., a newly formed wholly-owned subsidiary of the Company acquired the assets and liabilities of a business operating several different publishing and advertising divisions located in San Diego, California. The total investment in the acquisition of the business assets approximated $240,000 including related acquisition expenses. After operating the business for approximately six months, the assets and liabilities were sold back to the original seller in exchange for assuming the then existing liabilities of the business. This sale back was effective December 31, 1998. At the time of the return of the business, the total assets of the business including goodwill of approximately $500,000, totaled approximately $858,000, and liabilities totaled approximately $904,000. While the liabilities were assumed in the sale back transaction, AMS remains contingently liable for any amounts not paid by the purchaser. The assets and the liabilities have been subsequently sold again after the buy back from AMS. The financial statements have no provision for future losses, if any, related to this contingency. The ultimate resolution of this matter cannot presently be determined.

The consolidated financial statements include a loss from the operations of this discontinued business in the amount of $145,203 and a loss from disposition of this business totaling $94,845.

(6)     Consulting  Agreements
        ----------------------

Effective February 3, 1998 the Company entered into a consulting agreement with an individual to provide financial support and market makers for the Company's publicly traded common stock. In accordance with the terms of the agreement the consultant was issued 400,000 shares valued at $.035 per share and 1,250,000 shares at $.03 per share as compensation for consulting services. In addition, the consultant was granted an option to acquire 1,000,000 shares at $.05, 1,000,000 at $.07 and 1,000,000 at $.09 per share. At the time of the grant of the options, the option price was in excess of the market price of the stock. The options for the 1,000,000 shares at $.05 and the 1,000,000 shares at $.07 were exercised. The option for the 1,000,000 shares at $.09 expired unexercised.

Effective July 27, 1998 the Company entered into a consulting agreement with an individual for a 90 day period. The individual was paid $6,000 per month for providing services to assist in developing financial support for the Company's publicly traded common stock. In addition, the consultant was granted an option to purchase 500,000 shares of the Company's common stock at $.125 per share within one year of the effective date of the agreement. The option expired unexercised.

Effective March 9, 1998 the Company entered into an internet public relations agreement with an entity for a three month period. For services performed, the Company issued 125,000 shares of its common stock valued at $.025 per share. The entity was also granted a ninety day option to acquire 50,000 additional shares at $.075 per share. The option expired unexercised.

Effective October 17, 1997 the Company entered into a consulting agreement with an individual whereby the individual prepared news releases and other services requested by the Company in connection with its securities market, broker dealer relationships and investor relations. The Company issued the individual 150,000 shares valued at $.066 per share for compensation related to the services performed.

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                   NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                            December  31,  1998  and  1999

(7)     Commitments  and  Contingencies
        -------------------------------

During 1996 the Company sold its wholly-owned subsidiary RETN in exchange for shares of stock of the entity acquiring RETN. Since the Company was unable to receive free trading shares of the entity, the Company on July 9, 1998 filed a lawsuit against the purchaser and certain of its officers and directors alleging breaches of written contracts, fraud and violations of various Corporate Code sections. On September 2, 1998, the purchasing entity filed a cross-complaint against the Company alleging fraud and misrepresentation, breaches of contracts and conspiracy. During December 31, 1999, the Company settled this matter and received $100,000 cash plus 160,000 restricted shares of Home Space Inc. A contingent asset exists with respect to the 160,000 shares, the value of which cannot presently be determined. The financial statements include no value for the 160,000 shares. An additional 40,000 shares were issued to the Company's legal counsel as part of the settlement. The 160,000 shares of Home Space, Inc. were pledged as collateral for the convertible debentures. See Note 11.

On December 3, 1998, related to a different litigation matter, a default judgement was entered against the Company in the approximate amount of $55,000 for alleged amounts owed by RETN for which the plaintiff alleges is also owed by the Company. On July 14, 1999 the default judgement was set aside based on the fact that the Company was never properly served with a summons and complaint. The Company contends that it is not liable for the amounts due since RETN was a separate corporation and the Company never guaranteed this obligation. The financial statements do not include any loss provision with respect this matter. A contingency exists with respect to this matter, the ultimate resolution of which cannot presently be determined.

Management does not believe that the above contingencies will result in material adverse effects on the financial statements.

(8)     Notes  Payable
        --------------

On March 5, 1995 the Company borrowed $49,500 and $52,500 from an individual and from a corporation, respectively. The notes bear interest at 7% per annum and are uncollateralized. The notes were due and not paid on May 29, 1996. The lenders have the right to demand payment in full on the notes and failure to pay on demand would increase the interest rate to 18% per annum. The lenders have the right to convert the notes to common stock of the Company at a rate of $.125 per share. The balance payable on December 31, 1999 on the notes total $66,244 and $70,223, respectively, including accrued interest.

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 1998 and 1999

(9)     Acquisition  of  Assets
        -----------------------

During March 1998 the Company entered into an agreement to acquire the assets of a business engaged in the manufacturing, marketing, management and display of advertising and informational kiosks. The purchase price was $50,000 with a down payment of $25,000 plus four equal quarterly installments at the 90 day, 180 day, 270 day and 350 day anniversaries of the closing date. As of December 31, 1998 the balance payable under the terms of the agreement was $12,500, which was paid off in 1999. Since the value of tangible assets acquired was minimal, the total $50,000 was recorded in the accompanying financial statements as an intangible asset related to the designs, trademarks, trade names, contract rights and other intangible assets. This intangible asset is being amortized on a straight line basis over a three year period.

(10)     Other  Events  and  Transactions
         --------------------------------

Effective February 26, 1999 the Company entered into a joint venture agreement with an individual, the current President of AMS, whereby 25,000 shares of (AMS) Acquisition Corp. were transferred (25% ownership of AMS) to the individual. The Company also granted the individual warrants to acquire an additional 26,000 shares of AMS at $1.00 per share following the end of the first profitable quarter of operations, but in no event later than twelve months after the February 26, 1999 agreement date. Effective April 19, 1999 the Company exchanged 1,250,000 restricted shares of Go Online Networks Corporation common stock for the warrants. These 1,250,000 shares were recorded at $.50 per share, ninety percent of the market value of free trading shares of the Company's Common Stock on April 19, 1999, and recorded as an expense totaling $625,000. As a part of the joint venture agreement, the Company agreed to provide AMS with $25,000 for working capital.

Effective May 15, 1999 the Company entered into a lease for office space in northern California. The term of the lease is for five years with monthly base rent payments of $1,615. The base rent amounts are subject to increases of 3% per annum. The Company has the right to terminate the lease between May 15, 2000 and June 15, 2000 and also between May 15, 2002 and June 15, 2002. Future base rent commitments during the years ended December 31 under this lease are summarized as follows:

2000               $  19,380
2001               $  19,380
2002               $  19,380
2003               $  19,380
2004               $  8,075


Effective July 21, 1999 the Company entered into a lease for office space in Buena Park California. The term of the lease is for three years with monthly base rent payments of $1,600. Future base rent commitments during the years ended December 31 under this lease are summarized as follows:

2000               $  19,200
2001               $  19,200
2002               $  11,200

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                    NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                          December  31,  1998  and  1999

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

During May, 1999, the Company entered into a settlement agreement whereby the Company paid $25,000 in cash to an entity for the full and final release of a liability of the Company with respect to the Company's guarantee of certain commitments of RETN to the entity.

Effective June 10, 1999 the Company entered into a stock purchase agreement whereby the Company acquired 75% ownership of Auctionomics, Inc., a Nevada corporation. Auctionomics, Inc. had no business assets or liabilities at the time of the acquisition. The Company had issued 500,000 restricted shares of its common stock and a warrant for an additional 500,000 shares exercisable for two years at an exercise price of $.50 per share. The shares were recorded at $.36 per share, ninety percent of the market value, due to the size of the block and the restricted nature of the stock. The $180,000 value of the shares issued was recorded as an expense in the accompanying financial statements since the substance of the transaction was to engage the services of the principals of Auctionomics to assist the Company in developing an Internet web site. The Company agreed to and has provided $25,000 of working capital. The agreement also provides that the 25% shareholders of Auctionomics will be entitled to a bonus equal to 25% of the net income before taxes of Auctionomics each year for as long as they remain shareholders of Auctionomics. The Company also entered into consulting agreements with the 25% shareholders of Auctionomics whereby they will receive 20% of the gross revenues generated to Auctionomics through efforts of the consultants as long as they are shareholders of Auctionomics.

Effective April 12, 1999 the Company entered into an employment agreement with an individual. The agreement is for a term of one year but is subject to termination by the Company for cause. The Company or the employee have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by the Company without cause, the employee shall be entitled to compensation earned computed pro-rata up to the date of termination. The employee's compensation during the term of the agreement shall be as follows:

A.     Base  salary  of  $60,000  per  year.

B. Quarterly bonus of 20% of the net advertising revenues of the Community Marquee Division generated as a result of the employee's direct efforts during the previous quarter.

C. Alternative quarterly bonus in lieu of B. above equal to 25% of the net adverting revenues of the Community Marquee Division generated by partes other than the employee.

D. The employee shall be granted options to purchase 25,000 shares of the Company's common stock for each twenty-five kiosks shipped up to a maximum of 150 kiosks. The exercise price of the options shall be equal to 60% of the closing bid price on the last business day of the month in which the employee becomes eligible. The difference between the exercise price and the option price at the time when the options are earned will be expensed in the financial statements as compensation.

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                   NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                        December  31,  1998  and  1999

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

Effective May 1, 1999 the Company entered into a consulting agreement with an individual whereby the consultant was engaged to assist in the creation of the Company's real estate website for its GoOn-line.com operating division. The term of the agreement is for one year but can be terminated by the Company with or without cause with 30 days notice.

Compensation  to  the  consultant  is  summarized  as  follows:

A.     Monthly  cash  consulting  fee  of  $5,000.

B. Quarterly bonus equal to 15% of the gross revenues earned by the Company through its real estate web site developed by the consultant.

C. The consultant shall be granted options to acquire 25,000 shares of stock for each $500,000 in gross revenues attributable to the real estate web site developed by the Company.

Effective May 20, 1999 the Company entered into a marketing agreement with an entity, whereby the entity agreed to introduce various hotels, motels and other lodging businesses to the Company for the purpose of placing computer access kiosks in their facilities. The Company will compensate the entity 20% for all adjusted gross usage and 10% of advertising revenue generated as a result of the site agreements negotiated during the term of the agreement. The site owner will also be paid not More than 10% of adjusted gross revenue. The entity will be paid 25% of all the adjusted gross usage and 15% of the advertising revenue for any site agreement that is signed for a duration exceeding 4 years. The Company granted the entity a 60 month exclusive representation for the marketing of the Company's kiosk system for South Florida, define as south of Interstate 40. In order to maintain exclusivity, the entity must sign 20 new sites per month for the 60 month contract period and must agree to procure a minimum of 8 advertising contracts per kiosk installed. Upon execution of the first 100 site agreements the Company will grant the entity an option to purchase 100,000 shares of stock at $.45 per share exercisable for a two year period. Upon execution of the first 500 site agreements the Company will grant the entity the right to purchase 250,000 shares at $.75 per share for two years. Upon execution of the first 1,000 site agreements the Company will grant the entity the right to purchase 250,000 shares at $1.25 per share for two years. The difference, if any, between the exercise price and ninety percent of the market value of the stock will be recorded as additional compensation to the extent ninety percent of the market price exceeds the exercise price of the option granted. If the entity installs additional ad panels on the Company's kiosks using a secondary ad panel furnished by the Company the entity will be compensated 10% for all ad revenue up to $15,000 per year per ad panel and 90% of all ad revenues generated per panel in excess of $15,000 per year.

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                    NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                        December  31,  1998  and  1999

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

Effective May 15, 1999 the Company entered into a marketing agreement with an entity, whereby the entity agreed to introduce various hotels, motels and other lodging businesses to the Company for the purpose of placing computer access kiosks in their facilities. The Company will compensate the entity 20% for all adjusted gross usage and 10% of advertising revenue generated as a result of the site agreements negotiated during the term of the agreement. The site owner will also be paid not more than 10% of adjusted gross revenue. The entity will be paid 25% of all the adjusted gross usage and 15% of the advertising revenue for any site agreement that is signed for a duration exceeding 4 years. The Company granted the entity a 60 month exclusive representation for the marketing of the Company's kiosk system for Southern California, defined as Los Angeles County and south of Los Angeles County, and also Arizona and Nevada. In order to maintain exclusivity, the entity must sign 20 new sites per month for the 60 month contract period and must agree to procure a minimum of 8 advertising contracts per kiosk installed. Upon execution of the first 100 site agreements the Company will grant the entity an option to purchase 100,000 shares of stock at $.75 per share exercisable within one year. Upon execution of the first 1,000 site agreements the Company will grant the entity the right to purchase 250,000 shares at $1.25 within one year. The difference, if any, between the exercise price and ninety percent of the market value of the stock will be recorded as additional compensation to the extent ninety percent of the market price exceeds the exercise price of the option granted. If the entity installs additional ad panels on the Company's kiosks using a secondary ad panel furnished by the Company the entity will be compensated 10% for all ad revenue up to $15,000 per year per ad panel and 90% of all ad revenues generated per panel in excess of $15,000 per year. In addition, the Company agreed to pay the entity $350 for each 4 year site agreement and $200 for all other site agreements exceeding one year. The Company also agreed to pay the entity $2,000 per month in advance for marketing expenses drawn against future site agreement fees and commissions as long as the entity signs not less that 10 new site agreements for the following month.

During August, 1999, the Company entered into a marketing agreement with an entity whereby the entity agreed to provide certain marketing services for the Company. The entity agreed to introduce various hotels, motels and other lodging businesses to the Company and to assist in negotiating kiosk site agreements for the Company. The entity will be compensated as follows:

A. The entity will receive 20% for all adjusted gross usage revenue and 10% of advertising revenue generated as a result of the site agreements negotiated for the duration of the agreement. The site agreement will provide for a commission to be paid to the site owner of not more than 10% of the adjusted gross revenue. For purposes of the contract, adjusted gross revenue is defined as revenue less cost for purchasing and installing the kiosk.

B. The entity will be paid 25% of all adjusted gross usage and 15% of the advertising revenue for any site agreement that is signed for a duration exceeding four years.

C. The entity will be paid $150 for each site agreement of four years or greater and $100 for each site agreement less than four years.

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                    NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                         December  31,  1998  and  1999

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

D. The entity was granted a 60 month exclusive representation for the marketing of the kiosk system for Indiana, Michigan and Ohio.

E. In order to maintain the exclusive marketing agreement, the entity agreed to deliver 20 signed site agreements per month for the 60 month contract period and agreed to produce a minimum of eight advertising contracts per kiosk.

F. Upon the execution of the first 100 site agreements the company agreed to grant to the entity an option to purchase 100,000 shares of the company's common stock for the price of $1.00 per share for one year.

G. Upon the execution of the first 500 site agreements the company agreed to grant to the entity an option to purchase 250,000 shares of the Company's common stock for the price of $1.25 per share for one year.

H. If the entity installs additional advertising panels on the kiosks using secondary advertising panel display units, the entity will be compensated 10% for all advertising revenue up to $15,000 per year. Advertising revenues generating more than $15,000 per year will earn the entity 90% and 10% will be paid to the Company.

During October, 1999, 308,333 restricted shares of common stock were issued as consideration for amounts owed for legal fees totaling $73,750. The financial statements include an expense provision for the $37,000 difference between the $.24 agreed upon price of the stock and ninety percent of the market value of the publicly traded stock.

Effective October 1, 1999, the Company entered into an employment agreement with an individual for a three year period. The individual will serve as Executive Vice President and Director of Technical Support.

A. The employee will receive an annual salary of $80,000 for the first year, $90,000 for the second year and $100,000 for the third year.

B. The employee shall also receive a cash bonus payable following the end of each fiscal year equal to one eighth of one percent of the gross sales of the Company, if and only if the Company is profitable for the corresponding year.

C. In addition to the salary and bonus set forth above, the employee shall be granted options to acquire common stock of the Company as follows:

At the end of the first year the employee shall be eligible to purchase up to 200,000 shares of common stock at $.25 per share. At the end of years two and three the employee shall become eligible to purchase 200,000 shares of stock at the average closing bid price on the five business days immediately preceding the anniversary of the employment agreement. All options granted shall be exercisable for a period of two years from their date of grant.

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                  NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
                       December  31,  1998  and  1999

(10)     Other  Events  and  Transactions,  Continued
         --------------------------------------------

D. The agreement may be terminated for cause at any time. The agreement may be terminated by the Company or the employee with 30 days notice. If terminated by the Company, the employee shall be entitled to compensation earned up to the date of termination plus 90 days severance pay. If terminated by the employee, the employee shall be entitled to compensation earned prior to the date of termination.

Effective October 6, 1999, the Company entered into an employment agreement with an individual. The agreement is for a term of one year but is subject to termination by the Company for cause. The Company or the employee have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by the Company without cause, the Employee shall beentitled to compensation earned computed pro-rata up to the date of termination.

The employee's compensation during the term of the agreement shall be as follows:

A.     Base  salary  of  $60,000  per  year.

B. Quarterly bonus of 10% of the net advertising revenues of the Go Online kiosk's generated as a result of the employee's direct efforts during the previous quarter.

C. The employee shall be granted options to acquire common stock of the Company as follows: For his 1st year of employment, employee is granted an option to purchase 100,000 shares at .32 per share. In addition, for every seventy-five (75) kiosks shipped and installed by the division, up to a maximum of three hundred seventy-five (375) kiosks, employee shall receive options to acquire 25,000 shares of Company common stock at an exercise price equal to seventy-five percent (75%) of the closing bid price on the last business day of the month in which employee became eligible hereunder. Parties to this contract agree that this option starts at a level of 225 units already in existence when employee signed this agreement. The initial option expires December 31, 2000. Subsequent options expire on the 31st of December of the next calendar year that those options become effective in.

(11)     Subsequent  Events
         ------------------

During January, 2000, the Company issued 3,800,000 common shares for an inactive fully reporting company, for the purpose of the Company to become an SEC fully reporting company.

On January 24, 2000, for 250,000 shares of its common stock, the Company entered into a consulting agreement with an individual with regard to the preparation and printing of certain materials for the Company.

During January, 2000, the Company issued 2,500,000 shares of its common stock for $.10 per share.

Effective  January  10,  2000,  the  Company  entered into a Securities Purchase
Agreement whereby the buyer agreed to buy from the Company $1,000,000 of its Series 2000-A Eight Percent (8%) Convertible Notes, maturing January 1, 2002, and payable in quarterly installments in arrears on March 31, June 30, September 30, and December 31, of each year during the term of the Note, with the first such payment to be made March 31, 2000. Accrual of interest may be payable either in cash or Common Stock

          GO  ONLINE  NETWORKS  CORPORATION  AND  CONSOLIDATED  SUBSIDIARIES

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 1998 and 1999

(11)     Subsequent  Events,  Continued
         ------------------------------

at the holder's option. If interest is paid in Common Stock, the number of shares to be delivered in payment will be determined by taking the dollar amount of interest being paid divided by the average of the closing bid prices for the Common Stock for the ten trading days prior to the due date of such interest. The Notes are convertible into Common Stock, upon certain Registration, and for prices determined at various dates as defined in the agreement. The purchase price was $500,000 in cash and cancellation of the $538,462 of the convertible debentures outstanding as of December 31, 1999.

            Review Report of Independent Certified Public Accountants

Board  of  Directors
Go  Online  Networks  Corporation

We have reviewed the accompanying balance sheet of Go Online Networks Corporation, as of September 30, 2000, and the related statements of operations for the three and nine month periods then ended and statement of cash flow for the nine month period ended September 30, 2000 in accordance with Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of Go Online Networks Corporation.

A review of interim financial statements consists principally of inquiries of Company personnel responsible for financial matters and analytical procedures applied to financial data. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


/s/ Miller and McCollom

Miller  and  McCollom,  CPAs
Lakewood,  Colorado
November  3,  2000

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                                  Balance Sheet
                               September 30, 2000

                                         ASSETS

Current Assets
   Cash and cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    220,596
   Accounts receivable, net of allowances for doubtful . . . . . . . . . . . . .       173,827
   Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       124,333
   Prepaid expenses and other current items. . . . . . . . . . . . . . . . . . .        19,743
                                                                                  -------------

            Total current assets                                                       538,499

Designs and trademarks - net of accumulated amortization of $41,677. . . . . . .         8,333
Property and equipment, net of accumulated depreciation of $447,834. . . . . . .     1,015,826
Other assets - Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38,775
Goodwill - net of $15,298    Note 9. . . . . . . . . . . . . . . . . . . . . . .       902,635
                                                                                  -------------

                 Total assets. . . . . . . . . . . . . . . . . . . . . . . . . .  $  2,504,068
                                                                                  =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
   Accounts payable and accrued expenses . . . . . . . . . . . . . . . . . . . .  $    557,409
   Notes payable and accrued interest. . . . . . . . . . . . . . . . . . . . . .       141,848
   Advances from and accrued expense to officer. . . . . . . . . . . . . . . . .        98,144
   Accrued lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . .        41,967
   Current portion of Series A Convertible Debentures. . . . . . . . . . . . . .       500,000
   Advances Payable - Note 8 . . . . . . . . . . . . . . . . . . . . . . . . . .       950,000
                                                                                  -------------

   Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .     2,289,368

Convertible debentures - Notes 6 and 10. . . . . . . . . . . . . . . . . . . . .     1,025,000
                                                                                  -------------

   Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,314,368
                                                                                  -------------

Commitments and Contingencies - Notes 8 and 9
Stockholders' Equity  (deficit):  Notes 4, 5 and 9
  Series A Convertible Preferred Stock, no par value, 100,000,000 Shares
    authorized, 802,333 shares issued. . . . . . . . . . . . . . . . . . . . . .       323,783

  Series B. Convertible Preferred Stock, $100 par value, 2,000 shares authorized:
    2,000 shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . .. .       200,000
  Common stock: 100,000,000 shares authorized.  86,060,343 shares issued . . . .     9,579,694
    Retained earnings (deficit). . . . . . . . . . . . . . . . . . . . . . . . .   (10,913,777)
                                                                                  -------------

       Total stockholders' equity (deficit). . . . . . . . . . . . . . . . . . .      (810,300)
                                                                                  -------------

       Total liabilities and stockholders' equity  (deficit) . . . . . . . . . .  $  2,504,068
                                                                                  =============


        The accompanying notes are an integral part of these statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      Consolidated Statements of Operations
                               September 30, 2000

                                                    Three Months      Three Months
                                                           ended             ended
                                                   September 30,     September 30,
                                                            2000              1999
                                                  ---------------  ----------------

Sales and other revenues . . . . . . . . . . . .  $      436,358   $        12,643
  Less: cost of goods sold . . . . . . . . . . .         209,300                 -
                                                  ---------------  ----------------
  Gross profit . . . . . . . . . . . . . . . . .         227,058            12,643

Expenses:
  Amortization and   depreciation. . . . . . . .          75,023            22,917
  Rent . . . . . . . . . . . . . . . . . . . . .          23,752            27,114
  Legal and professional fees. . . . . . . . . .          94,655           267,688
  Contract services, salaries and payroll taxes.         562,922            83,205
  Website development. . . . . . . . . . . . . .               -           180,000
  Compensation, officer. . . . . . . . . . . . .          24,000            24,000
  Kiosk operating expense. . . . . . . . . . . .          70,490                 -
  Other. . . . . . . . . . . . . . . . . . . . .         145,371           290,673
                                                  ---------------  ----------------
    Total expenses . . . . . . . . . . . . . . .         996,213           855,597
                                                  ---------------  ----------------

Net profit (loss) from   operations. . . . . . .        (769,155)         (842,954)
Other income and expense:
  Interest income. . . . . . . . . . . . . . . .               4                 -
  Interest expense . . . . . . . . . . . . . . .         (30,354)           (1,794)
  Optional buyback . . . . . . . . . . . . . . .               -          (281,250)
  Discount on convertible notes. . . . . . . . .               -          (188,462)
                                                  ---------------  ----------------
  Acquisition expense for public reporting . . .               -
                                                               -
Net (loss) . . . . . . . . . . . . . . . . . . .        (789,505)       (1,351,381)
                                                  ===============  ================

Net (loss) per common share. . . . . . . . . . .  $          .01   $           .02
                                                  ===============  ================

Weighted number of shares   outstanding. . . . .      82,644,447        65,823,983
                                                  ===============  ================


        The accompanying notes are an integral part of these statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      Consolidated Statements of Operations
                               September 30, 2000

                                                  Nine Months      Nine Months
                                                  Ended            Ended
                                                  September 30,    September 30,
                                                            2000             1999
                                                  ---------------  ---------------

Sales and other revenues . . . . . . . . . . . .  $      692,839   $       13,017
  Less: cost of goods sold . . . . . . . . . . .         220,410                -
                                                  ---------------  ---------------
  Gross profit . . . . . . . . . . . . . . . . .         472,429           13,017

Expenses:
  Amortization and   depreciation. . . . . . . .         178,975           45,455
  Rent . . . . . . . . . . . . . . . . . . . . .          37,521           36,135
  Legal and professional fees. . . . . . . . . .         335,063          306,612
  Website development. . . . . . . . . . . . . .         839,954          180,000
  Contract services, salaries and payroll taxes.               -          117,055
  Compensation to officer. . . . . . . . . . . .          72,000           72,000
  Kiosk operating expense. . . . . . . . . . . .         371,297                -
  Other. . . . . . . . . . . . . . . . . . . . .         215,359          376,308
                                                  ---------------  ---------------
  Total expenses . . . . . . . . . . . . . . . .       2,050,169        1,133,565
                                                  ---------------  ---------------

Net profit (loss) from   operations. . . . . . .      (1,577,740)      (1,120,548)

Other income and expense:
  Interest income. . . . . . . . . . . . . . . .               4                -
  Gain from sale of Actionomics. . . . . . . . .         139,280                -
  Interest expense - other . . . . . . . . . . .         (59,547)         (38,715)
  Optional buy back. . . . . . . . . . . . . . .               -         (625,000)
  Discount on convertible notes. . . . . . . . .               -         (188,462)
  Acquisition expense for public reporting . . .        (450,000)               -
  Consulting services for Corporate Acquisition.        (120,000)               -
  Loan costs, net of discounts . . . . . . . . .         (11,538)               -
  Settlement of lawsuit. . . . . . . . . . . . .         (23,000)               -
                                                  ---------------  ---------------
Net (loss) . . . . . . . . . . . . . . . . . . .  $   (2,102,541)  $   (1,972,725)
                                                  ===============  ===============
Net (loss) per common share. . . . . . . . . . .  $          .03   $         (.03)

Weighted number of shares outstanding. . . . . .      82,644,447       65,823,983
                                                  ===============  ===============


        The accompanying notes are an integral part of these statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      Consolidated Statements of Cash Flows
                               September 30, 2000

                                                                                Nine
                                                                              Months    Nine Months
                                                                               Ended          Ended
                                                                           September      September
                                                                            30, 2000       30, 1999
                                                                          (Unaudited)    (Unaudited)
                                                                          -----------    -----------
Operating Activities:
 Net (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(2,102,541)  $ (1,972,725)
   Adjustments to reconcile net (loss) to net cash (used in) operating activities
   Amortization and depreciation. . . . . . . . . . . . . . . . . . . .      178,975         45,455
     (Decrease) in accounts payable and accrued expenses. . . . . . . .       52,008         67,623
     Increase (decrease) in unearned revenue. . . . . . . . . . . . . .     (120,000)       145,000
     Discount on debenture. . . . . . . . . . . . . . . . . . . . . . .       38,462        188,462
     (Increase) in accounts receivable. . . . . . . . . . . . . . . . .      155,324
     Common stock issued for   expenses charged . . . . . . . . . . . .    1,038,920
     Preferred stock issued for   expenses charged. . . . . . . . . . .       173000
     Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (20,569)       342,453
                                                                         ------------  -------------

Net Cash (Used in) Operating Activities . . . . . . . . . . . . . . . .     (606,371)    (1,183,732)

Investing Activities:
 Investments in equipment . . . . . . . . . . . . . . . . . . . . . . .     (151,694)      (418,658)
 (Increase) in escrow account . . . . . . . . . . . . . . . . . . . . .            -       (265,767)
 Decrease in escrow account . . . . . . . . . . . . . . . . . . . . . .            -        265,767
 Investment in goodwill and other assets. . . . . . . . . . . . . . . .   (1,250,000)             -
                                                                         ------------  -------------
Net cash (Used in) Investing Activities . . . . . . . . . . . . . . . .   (1,401,694)      (418,658)

Financing Activities:
 Proceeds from loan . . . . . . . . . . . . . . . . . . . . . . . . . .      955,382       (102,000)
 Repayment of convertible debentures and loans. . . . . . . . . . . . .     (538,462)       452,000
 Preferred stock converted. . . . . . . . . . . . . . . . . . . . . . .        5,600
 Common stock issued. . . . . . . . . . . . . . . . . . . . . . . . . .      255,600      1,439,736
 Proceeds from convertible debentures . . . . . . . . . . . . . . . . .    1,525,000              -
                                                                         ------------  -------------
                                                                           2,203,120
Net cash provided by Financing Activities . . . . . . . . . . . . . . .    1,789,736

Increase (decrease) in cash . . . . . . . . . . . . . . . . . . . . . .      195,005        187,346

Cash, beginning of period . . . . . . . . . . . . . . . . . . . . . . .       25,591          2,271
                                                                         ------------  -------------

Cash, end of period . . . . . . . . . . . . . . . . . . . . . . . . . .  $   220,596   $    189,617
                                                                         ============  =============


        The accompanying notes are an integral part of these statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         September 30, 2000 (Unaudited)

NOTE  1  -   FINANCIAL  STATEMENTS

The financial statements included herein have been prepared by Go Online Networks Corporation (Company) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and Go Online Networks Corporation believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 1999 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist and procedures that will be accomplished by Go Online Networks Corporation later in the year. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year.

NOTE  2  -  BUSINESS  OF  THE  COMPANY  AND  BASIS  OF  PRESENTATION

The Company currently operates in three divisions: high technology, e-commerce business, and computer refurbishing business divisions. The internet kiosk division installs internet kiosks in the mid-priced hotel market providing internet access to the hotel guests. The Shop Go Online.com division provides an internet website offering a variety of products and services. The refurbishing division refurbishes computers under contract and warranties.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net capital deficiency. Management's plan to continue in operation is to continue to attempt to raise additional debt or equity capital until such time the Company is able to generate sufficient operating revenue.

In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

NOTE  3  -  CORPORATE  ACQUISITION

On January 10, 2000, the Company entered into an agreement with Westlake Capital Corporation (Westlake) pursuant to which 3,000,000 shares of newly issued shares were given to acquire Westlake.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         September 30, 2000 (Unaudited)

NOTE  4  -  STOCK  ISSUED  FOR  SERVICES

On September 25, 2000, the Company issued 1,350,000 shares of its common stock to various persons for legal and consulting services.

NOTE  5  -  ACQUISITION  OF  DIGITAL  WEST  MARKETING,  INC.

On August 31, 2000, the Company acquired all of the outstanding stock of Digital West Marketing, Inc. The acquisition, for accounting purposes, was treated as a purchase. In consideration for acquiring the stock, the Company paid $825,000 and these monies were utilized to pay back indebtedness, accounts payable, and accrued expenses. In addition, the Company issued 750,000 restricted shares of its common stock, a warrant to purchase an aggregate of 750,000 shares of the Company's common stock for a period of two years at $.022 per share. The restricted common stock issued was recorded at 90% of the Company's direct market value as of the date of issuance. The Company also issued 2,000 shares of its newly authorized Series B $100 Principal Amount Preferred Stock which is convertible to common stock at a conversion price for each share of Common Stock of the Company equal to the original principal amount of the preferred stock divided by 100% of the average closing price of the common stock for the twenty trading days preceding the date of the receipt of the shares to be converted.

Preferred Series B shareholders are entitled to receive dividends on the same per share basis, at the same time, and to the same extent as the holders of common stock. The Series B Shareholders are entitled to one vote for each share of common stock into which the Preferred stock is convertible. The right to convert common stock, the right to dividends and the right to vote become effective after the Company shows a positive net income for one calendar quarter. Under the same conditions, the preferred stock shall have liquidation rights the same as common stock.

NOTE  6  -  ISSUANCE  OF  SERIES  2000BA  NOTES  PAYABLE

Effective  January  10,  2000,  the  Company  entered into a Securities Purchase
Agreement whereby the buyer agreed to buy from the Company $1,000,000 of its Series 2000-A Eight Percent (8%) convertible notes, maturing March 31, 2002, and payable in quarterly installments in arrears on March 31, June 30, September 30 and December 31 of each year during the term of the note, with the first such payment to be made August 31, 2000. Accrual of interest may be payable either in cash or common stock at the holder's option. If interest is paid in common stock, the number of shares to be delivered in payment will be determined by taking the dollar amount of interest being paid divided by the average. The payment that was due on August 1, 2000, was not paid and is currently under discussion to determine its disposition.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         September 30, 2000 (Unaudited)

NOTE  7  -  RECENT  ACCOUNTING  PRONOUNCEMENTS

In June of 1998, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows, as the Company currently does not engage in any derivative or hedging activities.

NOTE  8  -  PROPOSED  MERGER

Subject to certain terms and conditions to be performed at closing, including a registration with the Securities and Exchange Commission, the Company's wholly-owned subsidiary, Westlake, will merge with two companies, whereby 4,166,666 shares and 1,388,888 of the Company's common stock, respectively, will be issued for all of the common stock of the two companies. The combined companies have advanced $950,000 in cash to the Company as of September 30, 2000.

NOTE  9  -  GOODWILL

In connection with the acquisition of Digital West Marketing, Inc., the Company recorded $917,933 of Goodwill, which is being amortized over fifteen years.

NOTE  10  -  CONVERTIBLE  NOTES  PAYABLE

In July and September, the Company sold an aggregate of $525,000 of convertible notes payable, with interest at 10%. The notes are convertible into common stock of the Company at the lower of 60% of the average market closing price for the ten days prior to conversion or $.18 per share.


NOTE  11  -  PREFERRED  STOCK  ISSUED  FOR  SERVICES

The Company issued an aggregate of 150,000 shares of its Series A Convertible Preferred Stock to various persons for performing certain consulting activities.

               Report of Independent Certified Public Accountants
               --------------------------------------------------


To  the  Board  of  Directors
Netstrat,  Inc.

We have audited the accompanying balance sheet of Netstrat, Inc. as of December 31, 1999, and the related statements of operations, changes in stockholders'
(deficit), and cash flows from July 21, 1999, (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netstrat, Inc. as of December 31, 1999, and the results of its operations, its changes in stockholders' (deficit) and its cash flows from July 21, 1999 (date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.




Miller  and  McCollom
Certified  Public  Accountants
7400  West  14th  Avenue,  Suite  10
Lakewood,  CO  80215
November  20,  2000

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                                     ASSETS




                                                                        September 30,
                                                         December 31,            2000
                                                                1999      (Unaudited)
                                                        ---------------  ------------

Current Assets . . . . . . . . . . . . . . . . . . . .  $            -   $         -
Other Assets - Note 4. . . . . . . . . . . . . . . . .               -       700,000
    Total Assets . . . . . . . . . . . . . . . . . . .  $            -   $   700,000
                                                        ---------------  ------------

                      LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

Current Liabilities. . . . . . . . . . . . . . . . . .  $        2,206   $    10,469
  Total current liabilities. . . . . . . . . . . . . .           2,206        10,469
                                                        ---------------  ------------

Stockholders Equity (deficit)
  Common Stock, $.001 par value. . . . . . . . . . . .           5,710        99,710
  $100,000,000 shares authorized,
  5,710,194 shares issued and
  outstanding at December 31, 1999,
  and 99,710,194 shares issued
  and outstanding at September 30, 2000
  Additional Paid-in-Capital . . . . . . . . . . . . .               -       606,000
  Retained earnings (deficit). . . . . . . . . . . . .          (7,916)      (16,179)

  Total stockholders' equity (deficit) . . . . . . . .          (2,206)      689,531

  Total liabilities and stockholders' equity (deficit)  $            -   $   700,000

    The accompanying notes are an integral part of the financial statements.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                            Statements of Operations
              For the period from July 21, 1999 (date of inception)
                           Through September 30, 2000

                                                                              For the Period from
                                                  For the nine months              July 21, 1999,
                           For the year ended     ended September 30,      (date of inception) to
                                  December 31,                  2000           September 30, 2000
                                           2000           (Unaudited)                 (Unaudited)
                           ---------------------  ---------------------  ------------------------

Revenue . . . . . . . . .  $                  -   $                  -   $                     -

Expenses:
  Administrative expenses                 7,916                  8,263                    16,179

  Net loss. . . . . . . .  $             (7,916)  $             (8,263)  $               (16,179)

    The accompanying notes are an integral part of the financial statements.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

          For the Period from July 21, 1999 (date of inception) through
                               September 30, 2000

                                                     Additional
                                Number of   Stock    Paid-In     Accumulated
                                Shares      Amount   Capital       (Deficit)  Total
                                ----------  -------  --------  -------------  ---------

Balance at July 21, 1999

Common stock issued to
parent company . . . . . . . .   5,710,194  $ 5,710  $      -  $          -   $  5,710

Net (loss) for period ended
December 31, 1999. . . . . . .           -        -         -        (7,916)    (7,916)

Balance at December 31, 1999 .   5,710,194    5,710         -        (7,916)    (2,206)

Common stock issued for cash
(unaudited). . . . . . . . . .  94,000,000   94,000   606,000             -    700,000

Net loss for period ended
September 30, 2000
(unaudited). . . . . . . . . .           -        -         -        (8,263)    (8,263)

Balance at September 30, 2000
(unaudited). . . . . . . . . .  99,710,194  $99,710  $606,000  $    (16,179)  $689,531

    The accompanying notes are an integral part of the financial statements.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

          For the Period from July 21, 1999 (date of inception) through
                               September 30, 2000




                                                                      For the period from
                                                        Nine months         July 21, 1999
                                                              ended   (date of inception)
                                 Year ended             September 30,             through
                                 December 31,                   2000   September 30, 2000
                                        1999              (Unaudited)         (Unaudited)
                                 ---------------------  --------------------  ------------

Operating activities:
Net (loss). . . . . . . . . . .  $             (7,916)  $            (8,263)  $   (16,179)
Adjustment to reconcile net
  (loss) to net cash provided
  by operating activities
  Amortization. . . . . . . . .                 5,710                     -         5,710
  Increase in accounts payable.                 2,206                 8,263        10,469

Cash flows from investing
  Activities - Note 3 . . . . .                     -              (700,000)     (700,000)

Cash flows from financing
  Activities:
  Issuance of common stock. . .                     -               700,000       700,000

Increase (decrease) in cash . .                     -                     -             -

Cash, beginning of period . . .                     -                     -             -

Cash, end of period . . . . . .  $                  -   $                 -   $         -

Interest paid . . . . . . . . .  $                  -   $                 -   $         -

Income taxes paid . . . . . . .  $                  -   $                 -   $         -

    The accompanying notes are an integral part of the financial statements.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                    December 31, 1999, and September 30, 2000
                                   (Unaudited)

(1)     Summary  of  Accounting  Policies
        ---------------------------------

This summary of significant accounting policies of Netstrat, Inc. (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

(a)     Description  of  Business
        -------------------------

The Company was organized on July 21, 1999, for the purpose of engaging in any lawful business but it is management's plan to seek a business combination. The Company is a development-stage company since planned principal operations have not commenced. The Company has selected December 31 as its year end.

(b)     Use  of  Estimates  in  the  Preparation  of  Financial  Statements
        -------------------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c)     Organization  Costs
        -------------------

Costs  incurred  to  organize  the  Company  have  been  expensed.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                    December 31, 1999, and September 30, 2000
                                   (Unaudited)

(d)     Income  Taxes
        -------------

As of December 31, 1999, the Company had net operating losses available for carryover to future years of approximately $2,300, expiring in various years through 2019. Utilization of the carryover may be limited if there is a change in control of the Company. As of December 31, 1999, the Company has total deferred tax assets of approximately $700 due to operating loss carryforwards. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the $700. Thus, no tax assets have been recorded in the financial statements as of December 31, 1999.

(2)     Common  Stock  Issued
        ---------------------

During the period ended December 31, 1999, the Company issued 5,710,194 restricted shares of common stock for the cost of organizing the Company.
During the period ended September 30, 2000, the Company issued 94,000,000 restricted shares of common stock for $700,000 cash.

(3)     Merger  Agreement
        -----------------

The Company entered into a merger agreement with Westlake Capital Corp., a Colorado corporation and wholly-owned subsidiary of Go Online Networks Corporation, and Go Online Networks Corporation (GONT) whereby the Company's common stock will be converted into 4,166,666 shares of GONT common stock. Westlake Capital Corp. would be the surviving corporation. Such merger is dependent upon the filing of the Form S-4 with the Securities and Exchange Commission, and the closing thereof shall be effective upon filing a Certificate of Merger with the Secretaries of State for the states of Nevada and Colorado. The closing shall be no later than the time following the clearance of GONT's Form S-4 filing.

(4)     Other  Assets
        -------------

The Company received $700,000 from the sale of its common stock during September, 2000. The Company advanced the funds to GONT pending the completion of the merger described in Note 3. Subsequent to the merger the $700,000 will become a receivable from GONT.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                    December 31, 1999, and September 30, 2000
                                   (Unaudited)

(5)     Comprehensive  Income
        ---------------------

The Company adopted Statement of Financial Account Standards ("FAS") No. 130, "Reporting Comprehensive Income" FAS No. 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The Company does not have any components of comprehensive income other than net income (loss).

(6)     Recent  Accounting  Pronouncements
        ----------------------------------

In June of 1998, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operation, financial position, or cash flows as the Company currently does not engage in any derivative or hedging activities.

               Report of Independent Certified Public Accountants
               --------------------------------------------------


To  the  Board  of  Directors
Amer  Software,  Inc.

We have audited the accompanying balance sheet of Amer Software, Inc. as of December 31, 1999, and the related statements of operations, changes in stockholders' (deficit), and cash flows from July 21, 1999, (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amer Software, Inc. as of December 31, 1999, and the results of its operations, its changes in stockholders' (deficit) and its cash flows from July 21, 1999 (date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.




Miller  and  McCollom
Certified  Public  Accountants
7400  West  14th  Avenue,  Suite  10
Lakewood,  CO  80215
November  20,  2000

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                                     ASSETS




                                                                        September 30,
                                                          December 31,          2000
                                                                  1999    (Unaudited)
                                                        ---------------  ------------

Current Assets . . . . . . . . . . . . . . . . . . . .  $            -   $         -
Other Assets - Note 4. . . . . . . . . . . . . . . . .               -       250,000
    Total Assets . . . . . . . . . . . . . . . . . . .  $            -   $   250,000
                                                        ---------------  ------------

                       LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

Current Liabilities. . . . . . . . . . . . . . . . . .  $        2,173   $    10,487
  Total current liabilities. . . . . . . . . . . . . .           2,173        10,487
                                                        ---------------  ------------

Stockholders Equity (deficit)
  Common Stock, $.001 par value. . . . . . . . . . . .           5,710        99,710
  $100,000,000 shares authorized,
  5,710,194 shares issued and
  outstanding at December 31, 1999,
  and 99,710,194 shares issued
  and outstanding at September 30, 2000
  Additional Paid-in-Capital . . . . . . . . . . . . .               -       156,000
  Retained earnings (deficit). . . . . . . . . . . . .          (7,883)      (16,197)

  Total stockholders' equity (deficit) . . . . . . . .          (2,173)      239,513

  Total liabilities and stockholders' equity (deficit)  $            -   $   250,000

    The accompanying notes are an integral part of the financial statements.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                            Statements of Operations
              For the period from July 21, 1999 (date of inception)
                           Through September 30, 2000




                                                                            For the Period from
                                                  For the nine months            July 21, 1999,
                           For the year ended     ended September 30,    (date of inception) to
                                  December 31,                   2000        September 30, 2000
                                          1999            (Unaudited)               (Unaudited)
                           ---------------------  ---------------------  ------------------------

Revenue . . . . . . . . .  $                  -   $                  -   $                     -

Expenses:
  Administrative expenses                 7,883                  8,314                    16,197

  Net loss. . . . . . . .  $             (7,883)  $             (8,314)  $               (16,197)

    The accompanying notes are an integral part of the financial statements.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

          For the Period from July 21, 1999 (date of inception) through
                               September 30, 2000




                                                     Additional
                                Number of   Stock    Paid-In     Accumulated
                                Shares      Amount   Capital       (Deficit)  Total
                                ----------  -------  --------  -------------  ---------

Balance at July 21, 1999

Common stock issued to
parent company . . . . . . . .   5,710,194  $ 5,710  $      -  $          -   $  5,710

Net (loss) for period ended
December 31, 1999. . . . . . .           -        -         -        (7,883)    (7,883)

Balance at December 31, 1999 .   5,710,194    5,710         -        (7,883)    (2,173)

Common stock issued for cash
(unaudited). . . . . . . . . .  94,000,000   94,000   156,000             -    250,000

Net loss for period ended
September 30, 2000
(unaudited). . . . . . . . . .           -        -         -        (8,314)    (8,314)

Balance at September 30, 2000
(unaudited). . . . . . . . . .  99,710,194  $99,710  $156,000  $    (16,197)  $239,513

    The accompanying notes are an integral part of the financial statements.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

          For the Period from July 21, 1999 (date of inception) through
                               September 30, 2000




                                                                              For the period from
                                 For the period from    Nine months           July 21, 1999
                                 July 21, 1999          ended                  (date of inception)
                                 (date of inception)    September 30,         through
                                 through                2000                  September 30, 2000
                                 December 31, 1999      (Unaudited)           (Unaudited)
                                 ---------------------  --------------------  --------------------

Operating activities:
Net (loss). . . . . . . . . . .  $             (7,883)  $            (8,314)  $           (16,197)
Adjustment to reconcile net
  (loss) to net cash provided
  by operating activities
  Amortization. . . . . . . . .                 5,710                     -                 5,710
  Increase in accounts payable.                 2,173                 8,314                10,487

Cash flows from investing
  Activities - Note 3 . . . . .                     -              (250,000)             (250,000)

Cash flows from financing
  Activities:
  Issuance of common stock. . .                     -               250,000               250,000

Increase (decrease) in cash . .                     -                     -                     -

Cash, beginning of period . . .                     -                     -                     -

Cash, end of period . . . . . .  $                  -   $                 -   $                 -

Interest paid . . . . . . . . .  $                  -   $                 -   $                 -

Income taxes paid . . . . . . .  $                  -   $                 -   $                 -

    The accompanying notes are an integral part of the financial statements.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                    December 31, 1999, and September 30, 2000
                                   (Unaudited)

(7)     Summary  of  Accounting  Policies
        ---------------------------------

This summary of significant accounting policies of Amer Software, Inc. (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

(a)     Description  of  Business
        -------------------------

The Company was organized on July 21, 1999, for the purpose of engaging in any lawful business but it is management's plan to seek a business combination. The Company is a development-stage company since planned principal operations have not commenced. The Company has selected December 31 as its year end.

(b)     Use  of  Estimates  in  the  Preparation  of  Financial  Statements
        -------------------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(c)     Organization  Costs
        -------------------

Costs  incurred  to  organize  the  Company  have  been  expensed.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                    December 31, 1999, and September 30, 2000
                                   (Unaudited)

(d)     Income  Taxes
        -------------

As of December 31, 1999, the Company had net operating losses available for carryover to future years of approximately $2,300, expiring in various years through 2019. Utilization of the carryover may be limited if there is a change in control of the Company. As of December 31, 1999, the Company has total deferred tax assets of approximately $700 due to operating loss carryforwards. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the $700. Thus, no tax assets have been recorded in the financial statements as of December 31, 1999.

(8)     Common  Stock  Issued
        ---------------------

During the period ended December 31, 1999, the Company issued 5,710,194 restricted shares of common stock for the cost of organizing the Company.
During the period ended September 30, 2000, the Company issued 94,000,000 restricted shares of common stock for $250,000 cash.

(9)     Merger  Agreement
        -----------------

The Company entered into a merger agreement with Westlake Capital Corp., a Colorado corporation and wholly-owned subsidiary of Go Online Networks Corporation, and Go Online Networks Corporation (GONT) whereby the Company's common stock will be converted into 1,388,888 shares of GONT common stock. Westlake Capital Corp. would be the surviving corporation. Such merger is dependent upon the filing of the Form S-4 with the Securities and Exchange Commission, and the closing thereof shall be effective upon filing a Certificate of Merger with the Secretaries of State for the states of Nevada and Colorado. The closing shall be no later than the time following the clearance of GONT's Form S-4 filing.

(10)     Other  Assets
         -------------

The Company received $250,000 from the sale of its common stock during September, 2000. The Company advanced the funds to GONT pending the completion of the merger described in Note 3. Subsequent to the merger the $250,000 will become a receivable from GONT.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                    December 31, 1999, and September 30, 2000
                                   (Unaudited)

(11)     Comprehensive  Income
         ---------------------

The Company adopted Statement of Financial Account Standards ("FAS") No. 130, "Reporting Comprehensive Income" FAS No. 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The Company does not have any components of comprehensive income other than net income (loss).

(12)     Recent  Accounting  Pronouncements
         ----------------------------------

In June of 1998, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operation, financial position, or cash flows as the Company currently does not engage in any derivative or hedging activities.

                               APPENDIX A
                 AGREEMENT  AND  PLAN  OF  REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into this 26th day of September, 2000, by and among GO ONLINE NETWORKS CORPORATION, a Delaware corporation ("GONT"), WESTLAKE CAPITAL CORP., a Colorado corporation and a wholly-owned subsidiary of GONT ("Westlake"), and the "Surviving Corporation"), and NETSTRAT, INC., a Nevada corporation ("NetStrat").

     RECITALS
     --------

     A.     Westlake  is  a  wholly-owned  subsidiary  of  GONT.

     B. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A ("Certificate of Merger"), the parties intend that NetStrat will merge with and into Westlake (the "Merger"), whereby at the Effective Time of the Merger, all of the NetStrat Common Stock will be converted into four million one hundred sixty-six thousand six hundred sixty-six (4,166,666) shares of GONT Common Stock

     C. For federal income tax purposes, it is intended that the Mergers shall qualify as a tax free reorganization within the meaning of '368(a)(2)(D) of the Code.

     D. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Mergers.

     AGREEMENT
     ---------

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     10     CERTAIN  DEFINITIONS.
            --------------------

     1.1 "GONT COMMON STOCK" shall mean all of the outstanding shares of Common Stock of GONT.

     1.2 "GONT DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to NetStrat by GONT and Westlake disclosing such items and matters as are required to be disclosed under this Agreement.

     1.3 "GONT FINANCIAL STATEMENTS" shall mean GONT's audited balance sheet as of December 31, 1999, and statements of operations, stockholder's equity and cash flow for the twelve (12) month period then ended and GONT's unaudited balance sheet as of June 30, 2000 and statements of operations, stockholder's equity and cash flow for the six month period then ended.

     1.4 "GONT PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by GONT, or are currently under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.5 "AFFILIATE" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

     1.6 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     1.7     "CLOSING  DATE"  shall  mean  the  date  of  the  Closing.

     1.8 "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

     1.9 "COMMISSION" shall mean the United States Securities and Exchange Commission.

     1.10 "DISSENTING SHARES" shall mean those shares held by holders who perfect their appraisal rights under the applicable state laws.

     1.11 "EFFECTIVE TIME" shall mean the date and time of the effectiveness of the Merger under Nevada and Colorado law.

     1.12     "GAAP"  shall  mean  generally  accepted  accounting  principles.

     1.13 "NETSTRAT COMMON STOCK" shall mean all the outstanding shares of common stock of NetStrat.

     1.14 "NETSTRAT DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to GONT and Westlake by NetStrat disclosing such items and matters as are required to be disclosed under this Agreement.

     1.15 "NETSTRAT FINANCIAL STATEMENTS" shall mean NetStrat's audited balance sheet as of December 31, 1999, and statements of operations, stockholders' equity and cash flow for the twelve (12) month period then-ended and NetStrat's unaudited balance sheet as of June 30, 2000, and statements of operations, stockholders' equity and cash flow for the six (6) month period then-ended.

     1.16 "NETSTRAT PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by NetStrat or are currently under development, and all trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.17 "MATERIAL ADVERSE EFFECT" shall mean an effect on the operations, assets or financial condition of an entity considered as a whole which would lead a reasonable business person to conclude that entering into the Merger would not be advisable in light of the effect.

     1.18 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     1.19 "SUBSIDIARY" OR "SUBSIDIARIES" shall mean all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.

     1.20 "TRANSACTION DOCUMENTS" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

     20     PLAN  OF  REORGANIZATION.
            ------------------------

     2.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Certificate of Merger, NetStrat shall be merged with and into Westlake in accordance with the applic-able provisions of the laws of the States of Nevada and Colorado, and with the terms and conditions of this Agreement and the Certificates of Merger set forth as Exhibits A and, B so that:

     (A) At the Effective Time (as defined in Section 2.5 (below)), NetStrat shall be merged with and into Westlake. As a result of the Merger, the separate corporate existence of NetStrat shall cease, and Westlake shall continue as the surviving corporation, and shall succeed to and assume all of the rights and obligations of NetStrat (which shall include the rights and obligations of GONT) in accordance with the laws of Colorado.

     (B) The Certificate of Incorporation and Bylaws of Westlake in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

     2.2 CONVERSION OF SHARES. All of the shares of NetStrat common stock, issued and outstanding immediately prior to the Effective Time will, by virture of the Merger, and at the Effective Time, and without further action on the part of the shareholders of NetStrat, be converted into four million one hundred sixty-six thousand six hundred and sixty-six (4,166,666) shares of fully paid and nonassessable shares of GONT common stock.

     2.3 FRACTIONAL SHARES. No fractional shares of GONT common stock will be issued in connection with the Subsequent Merger.

     2.4 THE CLOSING. Subject to termination of this Agreement as provided in Section 10 (below), the Closing shall take place at the offices of Cutler Law Group, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660, as soon as possible upon the satisfaction or waiver of all conditions set forth in Sections 8, 9 and 10 hereof, or such other time and place as is mutually agreeable to the parties. The Closing shall be no later than the time following the clearance of GONT's Form S-4 filed in connection with this Agreement.

     2.5 EFFECTIVE TIME. Simultaneously with the Closing, the Certificate of Merger for the Merger shall be filed in the office of the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such offices.

     2.6 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Mergers in accordance with the provisions of '368(a)(2)(D) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Mergers as a reorganization within the meaning of '368(a) of the Code. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of '356 of the Code is being paid by GONT for the NetStrat Common Stock. In addition, GONT and Westlake represent now, and as of the Closing Date, that they presently intend to continue NetStrat's historic business or use a significant portion of NetStrat's business assets in a business.

     30 REPRESENTATIONS AND WARRANTIES OF GONT AND WESTLAKE. Except as otherwise set forth in the GONT Disclosure Schedule attached hereto, GONT and Westlake jointly and severally represent and warrant to NetStrat as set forth below. No fact or circumstance disclosed shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the GONT Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by GONT, Westlake and NetStrat.

     3.1 ORGANIZATION. GONT and Westlake are corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. GONT and Westlake are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on GONT and Westlake.

     3.2 CAPITALIZATION. The authorized capital of GONT will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which 83,960,343 shares were issued and outstanding at June 30, 2000. GONT is the record and beneficial owner of all shares of Westlake Common Stock, free and clear of any and all claims, liens, encumbrances or security interests. All of the issued and outstanding shares of GONT and Westlake capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of GONT's or Westlake's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     3.3 POWER, AUTHORITY AND VALIDITY. GONT and Westlake have the corporate power to enter into this Agreement and the other Transaction Documents to which they are parties and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of GONT and Westlake and, except for approval of the shareholders of GONT, no other corporate proceedings on the part of GONT or Westlake are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. GONT and Westlake are not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which GONT is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Colorado and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to GONT's business, nor consent of any governmental authority, is required to be obtained on the part of GONT to permit the transactions contemplated herein and to permit GONT to continue the business activities of GONT as previously conducted by GONT without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by GONT and Westlake shall be, the valid and binding obligations of GONT and Westlake, enforceable in accordance with their respective terms.

     3.4     FINANCIAL  STATEMENTS.

     (A) GONT has made available to NetStrat copies of the GONT Financial Statements.

     (B) The GONT Financial Statements are complete and in accordance with the books and records of GONT and present fairly the financial position of GONT as of its historical dates. The GONT Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods.

     3.5     TAX  MATTERS.

     (A) GONT has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from GONT have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the GONT Financial Statements are adequate and there are no tax liens on any property or assets of GONT. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (B) All taxes which GONT has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (C) GONT is not a party to any tax-sharing agreement or similar arrangement with any other party.

     (D) At no time has GONT been included in the federal consolidated income tax return of any affiliated group of corporations.

     (E) No payment which GONT is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (F) GONT is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     3.6     TAX-FREE  REORGANIZATION.

     (A) Neither GONT nor Westlake has taken or agreed to take any action that would prevent the Mergers from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (B) Neither GONT nor Westlake is an investment company as defined in ''368(a)(2)(F)(iii) and (iv) of the Code.

     3.7 NO BROKERS. Neither GONT nor Westlake is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     40 REPRESENTATIONS AND WARRANTIES OF NETSTRAT, Except as otherwise set forth in the NetStrat Disclosure Schedule attached hereto, NetStrat jointly and severally represent and warrant to GONT as set forth below. No fact or circumstance disclosed to GONT shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the NetStrat Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by NetStrat and GONT.

     4.1 ORGANIZATION. NetStrat is a corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. NetStrat is duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on NetStrat. True and complete copies of NetStrat's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to GONT or its representatives.

     4.2     CAPITALIZATION.

     (A) The authorized capital of NetStrat will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which approximately 5,710,194 shares are issued and outstanding as of the date hereof. All of the NetStrat Common Stock is free and clear of any and all claims, liens, encumbrances or security interests.

     (B) Except as set forth in the NetStrat Disclosure Schedule, NetStrat has no outstanding preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any NetStrat capital stock or other securities.

     (C) All of the issued and outstanding shares of NetStrat capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of NetStrat's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     (D) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of NetStrat's capital stock.

     (E) NetStrat is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

     (F) NetStrat is not a party or subject to any agreement or understanding and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any security.

     4.3 POWER, AUTHORITY AND VALIDITY. NetStrat has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of NetStrat and no other corporate proceedings on the part of NetStrat are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. NetStrat is not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which NetStrat is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Colorado and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to NetStrat's business, nor consent of any governmental authority, is required to be obtained on the part of NetStrat to permit the transactions contemplated herein and to permit NetStrat to continue the business activities of NetStrat as previously conducted by NetStrat without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by NetStrat shall be, the valid and binding obligations of NetStrat, enforceable in accordance with their respective terms.

     4.4     FINANCIAL  STATEMENTS.

     (A) NetStrat has delivered to GONT copies of the NetStrat Financial Statements.

     (B) The NetStrat Financial Statements are complete and in accordance with the books and records of NetStrat and present fairly the financial position of NetStrat as of its historical dates. The NetStrat Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), NetStrat does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the NetStrat Financial Statements are adequate in light of the contingencies with respect to which they are made.

     (C) NetStrat has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the NetStrat Financial Statements, except for those (i) that may have been incurred after the date of the NetStrat Financial Statements; or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that NetStrat has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the NetStrat Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     4.5     TAX  MATTERS.

     (AI NetStrat has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from NetStrat have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the NetStrat Financial Statements are adequate and there are no tax liens on any property or assets of NetStrat. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (BI     All  taxes  which NetStrat has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (CI     NetStrat  is  not  a  party to any tax-sharing agreement or similar arrangement  with  any  other  party.

     (DI     At  no  time has NetStrat been included in the federal consolidated income  tax  return  of  any  affiliated  group  of  corporations.

     (EI No payment which NetStrat is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (FI NetStrat is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     4.6     TAX-FREE  REORGANIZATION.

     (AI     NetStrat  has  not  taken  or  agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (BI     NetStrat  is  not  an  investment  company  as  defined  in
''368(a)(2)(F)(iii)  and  (iv)  of  the  Code.

     4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, NetStrat has not:

     (AI suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the NetStrat Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), including but not limited to cash distributions or material decreases in the net assets of NetStrat;

     (BI     suffered  any  damage,  destruction  or  loss,  whether  covered by insurance or not, materially and adversely affecting its properties or business;

     (CI     granted  or agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

     (DI declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

     (EI     issued  any  shares  of  its capital stock or any warrants, rights, options or entered into any commitment relating to its shares except for the issuance of its pursuant to the exercise of outstanding options;

     (FI     made  any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amorti-zation policies or rates adopted therein;

     (GI     sold,  leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

     (HI sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

     (II     suffered  any  labor  dispute;

     (JI     engaged  in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

     (KI     incurred  any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

     (LI permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 4.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

     (MI     made  any  capital  expenditure  or  commitment  for  additions  to property,  plant  or  equipment  in  excess  of  One  Thousand Dollars ($1,000);

     (NI paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

     (OI     made  any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the NetStrat Disclosure Schedule; or

     (PI     agreed  to  take  any  action  outside  of  its  ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     4.8 TITLE AND RELATED MATTERS. NetStrat has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the NetStrat Financial Statements or acquired after the date of the NetStrat Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the NetStrat Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than One Thousand Dollars ($1,000) in liabilities. The equipment of NetStrat used in the operation of its business is in good operating condition and repair. All real or personal property leases to which NetStrat is a party are valid, binding, enforceable obligations of NetStrat effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The NetStrat Disclosure Schedule contains a description of all real and personal property leased or owned by NetStrat, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of NetStrat's leases have been provided to GONT or its representatives.

     4.9     PROPRIETARY  RIGHTS.

     (AI NetStrat owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of NetStrat's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the NetStrat
Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "NetStrat Proprietary Rights") and NetStrat has the right to transfer all such rights to NetStrat as contemplated hereby. The foregoing representation as it relates to NetStrat Third-Party Technology (as hereinafter defined) is limited to NetStrat's interest pursuant to the NetStrat Third-Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant NetStrat such rights to the NetStrat Third-Party Technology as are employed in or necessary to the business of NetStrat as conducted or proposed to be conducted. The NetStrat Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the NetStrat Products/ Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto; and (ii) a list of all licenses and other agreements with third parties (the "NetStrat Third-Party Licenses") relating to any inventions, technology, know-how, or processes that NetStrat is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by NetStrat (such software, inventions, technology, know-how and processes are collectively referred to as the "NetStrat Third-Party Technology"). NetStrat's trademark or trade name registrations related to the NetStrat Products/Services and all of NetStrat's copyrights in any of the NetStrat Products/Services are valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against NetStrat (and NetStrat is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging NetStrat's use, possession, manufacture, sale, provision or distribution of the NetStrat Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, technology, know-how or processes utilized by NetStrat (including, without limitation, the NetStrat Third-Party Technology) or challenging or question-ing the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the NetStrat Third-Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by NetStrat of any of the NetStrat Products/Services. None of the NetStrat Products/Services nor the use or exploita-tion of any patents, trademarks, trade names, copyrights, technology, know-how or processes by NetStrat in its current business infringes on the rights of, constitutes misappro-priation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

     (BI No employee of NetStrat is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with NetStrat or, to NetStrat's actual knowledge, any other party because of the nature of the business conducted by NetStrat or proposed to be conducted by NetStrat.

     (CI Each person presently or previously employed by NetStrat (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to NetStrat or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of NetStrat and such person, enforceable in accordance with their respective terms. Neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

     (DI No product or service liability or warranty claims which could exceed One Thousand Dollars ($1,000) have been communicated to, or threatened against, NetStrat nor, to NetStrat's actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

     4.10 EMPLOYEE BENEFIT PLANS. There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by NetStrat. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by NetStrat conforms to all applicable requirements of the Employees Retirement Income Security Act. The NetStrat Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

     4.11 BANK ACCOUNTS. The NetStrat Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which NetStrat maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.12     CONTRACTS.

     (AI NetStrat has no agreements, contracts or commitments that provide for the sale, licensing or distribution by NetStrat of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

     (BI Without limiting the provisions of Section 4.9 and except for any agreements with GONT, NetStrat has not granted to any third party any exclusive rights of any kind with respect to any of the NetStrat Products/Services.

     (CI There is no outstanding sales contract, commitment or proposal of NetStrat that is currently expected to result in any loss to NetStrat (before allocation of overhead and administrative costs) upon completion or performance thereof.

     (DI NetStrat has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

     (EI NetStrat has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty
(30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

     (FI     NetStrat  has no currently effective collective bargaining or union agreements,  contracts  or  commitments.

     (GI     NetStrat  is  not  restricted  by agreement from competing with any person  or  from  carrying  on  its  business  anywhere  in  the  world.

     (HI     NetStrat  has  not  guaranteed  any obligations of other persons or made  any  agreements  to acquire or guarantee any obligations of other persons.

     (II NetStrat has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by NetStrat of any sum not reflected in the NetStrat Financial Statements.

     (JI     All  material  contracts,  agreements  and  instruments  to  which
NetStrat is a party are valid, binding, in full force and effect, and enforceable by NetStrat in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. NetStrat has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     (KI     The  NetStrat  Disclosure  Schedule  lists  all material agreements pursuant to which NetStrat has agreed to supply to any third party NetStrat Products/Services.

     (LI NetStrat is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by NetStrat under, or breach or violation by NetStrat of, any contract, commitment or restriction to which NetStrat is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on NetStrat. To NetStrat's actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which NetStrat is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on NetStrat.

     (MI     All  agreements,  contracts  and  commitments  (the  "Material
Contracts") listed or described in the NetStrat Disclosure Schedule pursuant to this Section 4.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Mergers without further action by the Surviving Corporation or NetStrat. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Mergers, then NetStrat has described in the NetStrat Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

     (NI     True and correct copies of each document or instrument described in the NetStrat Disclosure Schedule pursuant to this Section 4.12 have been made available to GONT or its representatives.

     4.13 INSIDER TRANSACTIONS. No Affiliate of NetStrat has any interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of NetStrat; or (ii) any creditor, supplier, customer, agent or representative of NetStrat; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

     4.14 INSURANCE. The NetStrat Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by NetStrat.

     4.15 DISPUTES AND LITIGATION. Except as set forth in the NetStrat Disclosure Schedule, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, or to its knowledge threatened against or affecting NetStrat or any of its properties, assets or business or to which NetStrat is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and to its knowledge, there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect NetStrat or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting NetStrat or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of NetStrat or any such person's heirs, executors or administrators as against NetStrat.

     4.16 COMPLIANCE WITH LAWS. NetStrat has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. NetStrat has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of NetStrat for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by NetStrat.

     4.17 SUBSIDIARIES. NetStrat has no subsidiaries. NetStrat does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and NetStrat does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     4.18     ENVIRONMENTAL  MATTERS.

     (AI As of the date hereof, no underground storage tanks are present under any property that NetStrat has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the NetStrat Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of NetStrat or, to NetStrat's actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that NetStrat have at any time owned, operated, occupied or leased.

     (BI At no time has NetStrat transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has NetStrat disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

     (CI NetStrat currently holds all environmental approvals, permits, licenses, clearances and consents necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on NetStrat.

     (DI No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of NetStrat, threatened concerning any Environmental Permit. NetStrat is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on NetStrat.

     4.19 CORPORATE DOCUMENTS. NetStrat has furnished to GONT for its examination: (i) copies of its Certificate or Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to NetStrat, or any securities of NetStrat, and all applications for such permits, orders, and consents; and (iv) their stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of NetStrat are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

     4.20 NO BROKERS. NetStrat is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     4.21 DISCLOSURE. No statements by NetStrat contained in this Agreement and the Exhibits and NetStrat Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.     PRECLOSING  COVENANTS  OF  GONT  AND  WESTLAKE.

     5.1 NOTICES AND APPROVALS. GONT agrees: (a) to give and to cause Westlake to give all notices to third parties which may be necessary or deemed desirable by NetStrat in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain and to cause Westlake to obtain, all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by NetStrat in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause Westlake to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by NetStrat in connection with this Agreement and the consummation of the transactions contemplated hereby.

     5.2 INFORMATION FOR NETSTRAT'S STATEMENTS AND APPLICATIONS. GONT and Westlake and their employees, accountants and attorneys shall cooperate fully with NetStrat in the preparation of any statements or applications made by NetStrat to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish NetStrat with all information concerning GONT and Westlake necessary or deemed desirable by NetStrat for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.     PRECLOSING  COVENANTS  OF  NETSTRAT.

     6.1 NOTICES AND APPROVALS. NetStrat agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby.

     6.2     ADVICE  OF  CHANGES.  NetStrat will promptly advise GONT in writing
(i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of NetStrat contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in NetStrat's business, taken as a whole.

     6.3 INFORMATION FOR GONT'S STATEMENTS AND APPLICATIONS. NetStrat and its employees, accountants and attorneys shall cooperate fully with GONT in the preparation of any statements or applications made by GONT to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GONT with all information concerning NetStrat necessary or deemed desirable by GONT for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.4 CONDUCT OF BUSINESS BY NETSTRAT. Until the Closing, NetStrat will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of
GONT:

     (AI     borrow  any  money;

     (BI lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of NetStrat (including sales or transfers to Affiliates of NetStrat);

     (CI     dispose  of  any  of  its  assets;

     (DI     enter  into  any  lease or contract for the purchase or sale of any property,  real  or  personal;

     (EI     pay  any  bonus,  increased  salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

     (FI     change  accounting  methods;

     (GI     declare,  set  aside  or  pay  any  cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

     (HI     amend  or  terminate any contract, agreement or license to which it is  a  party;

     (II     loan  any  amount  to any person or entity, or guaranty or act as a surety  for  any  obligation;

     (JI issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock;

     (KI split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

     (LI     amend  its  Certificate  of  Incorporation  or  Bylaws;

     (MI make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of NetStrat;

     (NI do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of NetStrat), between the date of the NetStrat Financial Statements and the Closing Date; or

     (OI     agree  to  do  any of the things described in the preceding clauses
Section  6.4(a)  through  (n).

     7.     MUTUAL  COVENANTS.

     7.1 DUE DILIGENCE, INVESTIGATION, AND AUDITS. At such time prior to the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

     7.2 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, GONT, Westlake and NetStrat shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     7.3 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     8.     CLOSING  MATTERS.

     8.1 REGISTRATION STATEMENT. Within 90 days of execution of this Agreement, GONT shall prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-4 for the registration of the GONT Common Stock issued to the NetStrat Shareholders hereunder (the "Registration Statement"). GONT shall use its reasonable best efforts to obtain clearance of such Registration Statement with the SEC. GONT shall pay all costs and expenses incurred in connection with such registration statement and shall make any and all appropriate blue sky filings required in connection with such Registration Statement. The Closing shall occur upon the effectiveness of the Registration Statement.

8.2 FILING OF CERTIFICATES OF MERGER. On the date of the Closing, but not prior to the Closing, the Certificates of Merger for the Merger shall be filed with the offices of the Secretary of State of the State of Nevada and Colorado and the merger of NetStrat with and into Westlake shall be consummated.

     8.3 DELIVERY OF DOCUMENTS. On or before the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in Sections 9 and 10, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by GONT, Westlake and/or NetStrat, as the case may be. All documents which GONT or Westlake shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to NetStrat. All documents which NetStrat shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to GONT.

     9. CONDITIONS TO GONT'S OBLIGATIONS. Unless otherwise provided below, GONT's and Westlake's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by Closing of each of the following conditions (any one or more of which may be waived by GONT, but only in a writing signed by GONT):

     9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of NetStrat set forth in Section 4 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and GONT shall receive a certificate to such effect executed by the Chairmen and Presidents of NetStrat.

     9.2 COVENANTS. NetStrat shall have performed and complied with all of its covenants contained in Sections 6 and 7 on or before the Closing, and GONT shall receive a certificate from NetStrat to such effect executed by the Presidents of NetStrat.

     9.3 NO LITIGATION. On and as of the Closing, no litigation or proceeding shall be threatened or pending against NetStrat with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and GONT shall receive a certificate to such effect executed by the President of NetStrat.

     9.4 NO ADVERSE DEVELOPMENT. There shall not have been any material adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of NetStrat since the date of this Agreement, and GONT shall receive a certificate to such effect executed by the President of NetStrat.

     9.5 AUTHORIZATIONS. GONT shall have received from NetStrat written evidence that the execution, delivery and performance of NetStrat's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors of NetStrat.

     9.6 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

     9.7 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Merger shall have been filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado.

     10. CONDITIONS TO NETSTRAT'S OBLIGATIONS. Unless otherwise provided below, the obligations of NetStrat is subject to the fulfillment or satisfaction by Closing, of each of the following conditions (any one or more of which may be waived by NetStrat, but only in a writing signed by NetStrat):

     10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of GONT and Westlake contained in Section 3 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

     10.2 COVENANTS. GONT and Westlake shall have performed and complied with all of its covenants contained in Sections 5 and 6 on or before the Closing.

     10.3 AUTHORIZATIONS. NetStrat shall have received from GONT written evidence that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by GONT's Board of Directors and by Westlake's Board of Directors.

     10.4 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Merger shall have been filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado.

     11.     TERMINATION  OF  AGREEMENT.

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

     (A) By NetStrat if any of the conditions precedent to NetStrat's obligations pursuant to Section 10 shall not have been fulfilled at and as of the Closing.

     (B) By GONT if any of the conditions precedent to GONT's and Westlake's obligations pursuant to Section 9 above shall not have been fulfilled at and as of the Closing.

     Any termination of this Agreement under this Section 11.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

     12.     MISCELLANEOUS.

     12.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     12.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     12.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

     12.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     12.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

     12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.10 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     12.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.11.

GONT  or  Westlake:     Go  Online  Networks  Corporation
                        5681  Beach  Blvd.,  Suite  101
                        Buena  Park,  CA  90621
                        Attn:  Joseph  M.  Naughton
                        Facsimile  No.:  (714)  736-9488

                        With  copy  to:
                        Cutler  Law  Group
                        610  Newport  Center  Drive,  Suite  800
                        Newport  Beach,  CA  92660
                        Attn:  M.  Richard  Cutler
                        Facsimile  No.:  (949)  719-1977

NetStrat:
                        6301  Indian  School  Road
                        Albuquerque,  NM  87123
                        Attn:  Jack  Benezra
                        Facsimile  No.:  (___)_____________

Such  notice  will  be  treated  as  having  been  received upon actual receipt.

     12.12     TIME.  Time  is  of  the  essence  of  this  Agreement.

     12.13 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

     12.14 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.14.

     12.15 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     12.16 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.17 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. Except for the agreements provided for in Section 5.2 of this Agreement, no provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third-party bene-ficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of GONT specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


GO  ONLINE  NETWORKS  CORPORATION     WESTLAKE  CAPITAL  CORP.
a  Delaware  corporation              a  Colorado  corporation


By: /s/ Joseph M. Naughton            By: /s/ Joseph M. Naughton
    Joseph  M.  Naughton                  Joseph  M.  Naughton
    President                             President


NETSTRAT,  INC.
a  Nevada  corporation


By: /s/ Jack Benezra
   Jack  Benezra
   President

                         APPENDIX B

                  AGREEMENT  AND  PLAN  OF  REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into this 26th day of September, 2000, by and among GO ONLINE NETWORKS CORPORATION, a Delaware corporation ("GONT"), WESTLAKE CAPITAL CORP., a Colorado corporation and a wholly-owned subsidiary of GONT ("Westlake"), and the "Surviving Corporation"), and AMER SOFTWARE, INC., a Nevada corporation ("Amer").

     RECITALS

     A.     Westlake  is  a  wholly-owned  subsidiary  of  GONT.

     B. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A ("Certificate of Merger"), the parties intend that Amer will merge with and into Westlake (the "Merger"), whereby at the Effective Time of the Merger, all of the Amer Common Stock will be converted into one million three hundred eighty-eight thousand eight hundred eighty-eight (1,388,888) shares of GONT Common Stock

     C. For federal income tax purposes, it is intended that the Mergers shall qualify as a tax free reorganization within the meaning of '368(a)(2)(D) of the Code.

     D. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Mergers.

     AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     10     CERTAIN  DEFINITIONS.

     1.1 "GONT COMMON STOCK" shall mean all of the outstanding shares of Common Stock of GONT.

     1.2 "GONT DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to Amer by GONT and Westlake disclosing such items and matters as are required to be disclosed under this Agreement.

     1.3 "GONT FINANCIAL STATEMENTS" shall mean GONT's audited balance sheet as of December 31, 1999, and statements of operations, stockholder's equity and cash flow for the twelve (12) month period then ended and GONT's unaudited balance sheet as of June 30, 2000 and statements of operations, stockholder's equity and cash flow for the six month period then ended.

     1.4 "GONT PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by GONT, or are currently under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.5 "AFFILIATE" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

     1.6 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     1.7     "CLOSING  DATE"  shall  mean  the  date  of  the  Closing.

     1.8 "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

     1.9 "COMMISSION" shall mean the United States Securities and Exchange Commission.

     1.10 "DISSENTING SHARES" shall mean those shares held by holders who perfect their appraisal rights under the applicable state laws.

     1.11 "EFFECTIVE TIME" shall mean the date and time of the effectiveness of the Merger under Nevada and Colorado law.

     1.12     "GAAP"  shall  mean  generally  accepted  accounting  principles.

     1.13 "AMER COMMON STOCK" shall mean all the outstanding shares of common stock of Amer.

     1.14 "AMER DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to GONT and Westlake by Amer disclosing such items and matters as are required to be disclosed under this Agreement.

     1.15 "AMER FINANCIAL STATEMENTS" shall mean Amer's audited balance sheet as of December 31, 1999, and statements of operations, stockholders' equity and cash flow for the twelve (12) month period then-ended and Amer's unaudited balance sheet as of June 30, 2000, and statements of operations, stockholders' equity and cash flow for the six (6) month period then-ended.

     1.16 "AMER PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by Amer or are currently under development, and all trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.17 "MATERIAL ADVERSE EFFECT" shall mean an effect on the operations, assets or financial condition of an entity considered as a whole which would lead a reasonable business person to conclude that entering into the Merger would not be advisable in light of the effect.

     1.18 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     1.19 "SUBSIDIARY" OR "SUBSIDIARIES" shall mean all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.

     1.20 "TRANSACTION DOCUMENTS" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

     20     PLAN  OF  REORGANIZATION.

     2.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Amer shall be merged with and into Westlake in accordance with the applic-able provisions of the laws of the States of Nevada and Colorado, and with the terms and conditions of this Agreement and the Certificates of Merger set forth as Exhibits A and, B so that:

     (A) At the Effective Time (as defined in Section 2.5 (below)), Amer shall be merged with and into Westlake. As a result of the Merger, the separate corporate existence of Amer shall cease, and Westlake shall continue as the surviving corporation, and shall succeed to and assume all of the rights and obligations of Amer (which shall include the rights and obligations of GONT) in accordance with the laws of Colorado.

     (B) The Certificate of Incorporation and Bylaws of Westlake in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

     2.2 CONVERSION OF SHARES. All of the shares of Amer common stock, issued and outstanding immediately prior to the Effective Time will, by virture of the Merger, and at the Effective Time, and without further action on the part of the shareholders of Amer, be converted into one million three hundred eighty-eight thousand eight hundred and eighty-eight (1,388,888) shares of fully paid and nonassessable shares of GONT common stock.

     2.3 FRACTIONAL SHARES. No fractional shares of GONT common stock will be issued in connection with the Subsequent Merger.

     2.4 THE CLOSING. Subject to termination of this Agreement as provided in Section 10 (below), the Closing shall take place at the offices of Cutler Law Group, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660, as soon as possible upon the satisfaction or waiver of all conditions set forth in Sections 8, 9 and 10 hereof, or such other time and place as is mutually agreeable to the parties. The Closing shall be no later than the time following the clearance of GONT's Form S-4 filed in connection with this Agreement.

     2.5 EFFECTIVE TIME. Simultaneously with the Closing, the Certificate of Merger for the Merger shall be filed in the office of the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such offices.

     2.6 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Mergers in accordance with the provisions of '368(a)(2)(D) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Mergers as a reorganization within the meaning of '368(a) of the Code. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of '356 of the Code is being paid by GONT for the Amer Common Stock. In addition, GONT and Westlake represent now, and as of the Closing Date, that they presently intend to continue Amer's historic business or use a significant portion of Amer's business assets in a business.

     30 REPRESENTATIONS AND WARRANTIES OF GONT AND WESTLAKE. Except as otherwise set forth in the GONT Disclosure Schedule attached hereto, GONT and Westlake jointly and severally represent and warrant to Amer as set forth below. No fact or circumstance disclosed shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the GONT Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by GONT, Westlake and Amer.

     3.1 ORGANIZATION. GONT and Westlake are corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. GONT and Westlake are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on GONT and Westlake.

     3.2 CAPITALIZATION. The authorized capital of GONT will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which 83,960,343 shares were issued and outstanding at June 30, 2000. GONT is the record and beneficial owner of all shares of Westlake Common Stock, free and clear of any and all claims, liens, encumbrances or security interests. All of the issued and outstanding shares of GONT and Westlake capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of GONT's or Westlake's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     3.3 POWER, AUTHORITY AND VALIDITY. GONT and Westlake have the corporate power to enter into this Agreement and the other Transaction Documents to which they are parties and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of GONT and Westlake and, except for approval of the shareholders of GONT, no other corporate proceedings on the part of GONT or Westlake are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. GONT and Westlake are not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which GONT is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Colorado and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to GONT's business, nor consent of any governmental authority, is required to be obtained on the part of GONT to permit the transactions contemplated herein and to permit GONT to continue the business activities of GONT as previously conducted by GONT without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by GONT and Westlake shall be, the valid and binding obligations of GONT and Westlake, enforceable in accordance with their respective terms.

     3.4     FINANCIAL  STATEMENTS.

     (A)     GONT  has  made  available  to  Amer  copies  of the GONT Financial
Statements.

     (B) The GONT Financial Statements are complete and in accordance with the books and records of GONT and present fairly the financial position of GONT as of its historical dates. The GONT Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods.

     3.5     TAX  MATTERS.

     (A) GONT has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from GONT have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the GONT Financial Statements are adequate and there are no tax liens on any property or assets of GONT. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (B) All taxes which GONT has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (C) GONT is not a party to any tax-sharing agreement or similar arrangement with any other party.

     (D) At no time has GONT been included in the federal consolidated income tax return of any affiliated group of corporations.

     (E) No payment which GONT is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (F) GONT is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     3.6     TAX-FREE  REORGANIZATION.

     (A) Neither GONT nor Westlake has taken or agreed to take any action that would prevent the Mergers from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (B) Neither GONT nor Westlake is an investment company as defined in ''368(a)(2)(F)(iii) and (iv) of the Code.

     3.7 NO BROKERS. Neither GONT nor Westlake is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     40 REPRESENTATIONS AND WARRANTIES OF AMER, Except as otherwise set forth in the Amer Disclosure Schedule attached hereto, Amer jointly and severally represent and warrant to GONT as set forth below. No fact or circumstance disclosed to GONT shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Amer Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by Amer and GONT.

     4.1 ORGANIZATION. Amer is a corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. Amer is duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on Amer. True and complete copies of Amer's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to GONT or its representatives.

     4.2     CAPITALIZATION.

     (A) The authorized capital of Amer will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which approximately 5,710,194 shares are issued and outstanding as of the date hereof. All of the Amer Common Stock is free and clear of any and all claims, liens, encumbrances or security interests.

     (B) Except as set forth in the Amer Disclosure Schedule, Amer has no outstanding preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any Amer capital stock or other securities.

     (C) All of the issued and outstanding shares of Amer capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of Amer's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     (D) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Amer's capital stock.

     (E) Amer is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

     (F) Amer is not a party or subject to any agreement or understanding and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any security.

     4.3 POWER, AUTHORITY AND VALIDITY. Amer has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of Amer and no other corporate proceedings on the part of Amer are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein.
Amer is not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which Amer is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Colorado and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to Amer's business, nor consent of any governmental authority, is required to be obtained on the part of Amer to permit the transactions contemplated herein and to permit Amer to continue the business activities of Amer as previously conducted by Amer without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by Amer shall be, the valid and binding obligations of Amer, enforceable in accordance with their respective terms.

     4.4     FINANCIAL  STATEMENTS.

     (A)     Amer has delivered to GONT copies of the Amer Financial Statements.

     (B) The Amer Financial Statements are complete and in accordance with the books and records of Amer and present fairly the financial position of Amer as of its historical dates. The Amer Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Amer does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Amer Financial Statements are adequate in light of the contingencies with respect to which they are made.

     (C) Amer has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Amer Financial Statements, except for those (i) that may have been incurred after the date of the Amer Financial Statements; or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that Amer has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the Amer Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     4.5     TAX  MATTERS.

     (A) Amer has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from Amer have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Amer Financial Statements are adequate and there are no tax liens on any property or assets of Amer. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (BI     All  taxes which Amer has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (CI     Amer  is  not  a  party  to  any  tax-sharing  agreement or similar arrangement  with  any  other  party.

     (DI     At  no  time  has  Amer  been  included in the federal consolidated income  tax  return  of  any  affiliated  group  of  corporations.

     (EI No payment which Amer is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (FI     Amer  is  not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     4.6     TAX-FREE  REORGANIZATION.

     (AI     Amer  has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (BI     Amer is not an investment company as defined in ''368(a)(2)(F)(iii)
and  (iv)  of  the  Code.

     4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, Amer has not:

     (AI suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the Amer Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), including but not limited to cash distributions or material decreases in the net assets of Amer;

     (BI     suffered  any  damage,  destruction  or  loss,  whether  covered by insurance or not, materially and adversely affecting its properties or business;

     (CI     granted  or agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

     (DI declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

     (EI     issued  any  shares  of  its capital stock or any warrants, rights, options or entered into any commitment relating to its shares except for the issuance of its pursuant to the exercise of outstanding options;

     (FI     made  any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amorti-zation policies or rates adopted therein;

     (GI     sold,  leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

     (HI sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

     (II     suffered  any  labor  dispute;

     (JI     engaged  in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

     (KI     incurred  any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

     (LI permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 4.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

     (MI     made  any  capital  expenditure  or  commitment  for  additions  to property,  plant  or  equipment  in  excess  of  One  Thousand Dollars ($1,000);

     (NI paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

     (OI     made  any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Amer Disclosure Schedule; or

     (PI     agreed  to  take  any  action  outside  of  its  ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     4.8 TITLE AND RELATED MATTERS. Amer has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the Amer Financial Statements or acquired after the date of the Amer Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Amer Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than One Thousand Dollars ($1,000) in liabilities. The equipment of Amer used in the operation of its business is in good operating condition and repair. All real or personal property leases to which Amer is a party are valid, binding, enforceable obligations of Amer effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The Amer Disclosure Schedule contains a description of all real and personal property leased or owned by Amer, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of Amer's leases have been provided to GONT or its representatives.

     4.9     PROPRIETARY  RIGHTS.

     (AI Amer owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of Amer's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the Amer
Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Amer Proprietary Rights") and Amer has the right to transfer all such rights to Amer as contemplated hereby. The foregoing representation as it relates to Amer Third-Party Technology (as hereinafter defined) is limited to Amer's interest pursuant to the Amer Third-Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant Amer such rights to the Amer Third-Party Technology as are employed in or necessary to the business of Amer as conducted or proposed to be conducted. The Amer Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the Amer Products/ Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto; and (ii) a list of all licenses and other agreements with third parties (the "Amer Third-Party Licenses") relating to any inventions, technology, know-how, or processes that Amer is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by Amer (such software, inventions, technology, know-how and processes are collectively referred to as the "Amer Third-Party Technology"). Amer's trademark or trade name registrations related to the Amer Products/Services and all of Amer's copyrights in any of the Amer Products/Services are valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against Amer (and Amer is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging Amer's use, possession, manufacture, sale, provision or distribution of the Amer Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, technology, know-how or processes utilized by Amer (including, without limitation, the Amer Third-Party Technology) or challenging or question-ing the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Amer Third-Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by Amer of any of the Amer Products/Services. None of the Amer Products/Services nor the use or exploita-tion of any patents, trademarks, trade names, copyrights, technology, know-how or processes by Amer in its current business infringes on the rights of, constitutes misappro-priation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

     (BI No employee of Amer is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Amer or, to Amer's actual knowledge, any other party because of the nature of the business conducted by Amer or proposed to be conducted by Amer.

     (CI     Each  person  presently  or  previously employed by Amer (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Amer or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Amer and such person, enforceable in accordance with their respective terms. Neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

     (DI No product or service liability or warranty claims which could exceed One Thousand Dollars ($1,000) have been communicated to, or threatened against, Amer nor, to Amer's actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

     4.10 EMPLOYEE BENEFIT PLANS. There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Amer. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by Amer conforms to all applicable requirements of the Employees Retirement Income Security Act. The Amer Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

     4.11 BANK ACCOUNTS. The Amer Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Amer maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.12     CONTRACTS.

     (AI Amer has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Amer of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

     (BI Without limiting the provisions of Section 4.9 and except for any agreements with GONT, Amer has not granted to any third party any exclusive rights of any kind with respect to any of the Amer Products/Services.

     (CI There is no outstanding sales contract, commitment or proposal of Amer that is currently expected to result in any loss to Amer (before allocation of overhead and administrative costs) upon completion or performance thereof.

     (DI Amer has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

     (EI     Amer  has  no  employment,  independent  contractor  or  similar agreement,  contract or commitment that is not terminable on no more than thirty
(30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

     (FI     Amer  has  no  currently  effective  collective bargaining or union agreements,  contracts  or  commitments.

     (GI     Amer  is not restricted by agreement from competing with any person or  from  carrying  on  its  business  anywhere  in  the  world.

     (HI     Amer  has  not  guaranteed any obligations of other persons or made any  agreements  to  acquire  or  guarantee  any  obligations  of other persons.

     (II Amer has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Amer of any sum not reflected in the Amer Financial Statements.

     (JI All material contracts, agreements and instruments to which Amer is a party are valid, binding, in full force and effect, and enforceable by Amer in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. Amer has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     (KI     The Amer Disclosure Schedule lists all material agreements pursuant to  which  Amer  has agreed to supply to any third party Amer Products/Services.

     (LI Amer is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by Amer under, or breach or violation by Amer of, any contract, commitment or restriction to which Amer is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Amer. To Amer's actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which Amer is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Amer.

     (MI     All  agreements,  contracts  and  commitments  (the  "Material
Contracts") listed or described in the Amer Disclosure Schedule pursuant to this
Section 4.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Mergers without further action by the Surviving
Corporation or Amer. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Mergers, then Amer has described in the Amer Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

     (NI     True and correct copies of each document or instrument described in the Amer Disclosure Schedule pursuant to this Section 4.12 have been made available to GONT or its representatives.

     4.13     INSIDER  TRANSACTIONS.  No  Affiliate  of Amer has any interest in
(i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of Amer; or (ii) any creditor, supplier, customer, agent or representative of Amer; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

     4.14 INSURANCE. The Amer Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by Amer.

     4.15 DISPUTES AND LITIGATION. Except as set forth in the Amer Disclosure Schedule, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, or to its knowledge threatened against or affecting Amer or any of its properties, assets or business or to which Amer is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and to its knowledge, there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect Amer or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Amer or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of Amer or any such person's heirs, executors or administrators as against Amer.

     4.16 COMPLIANCE WITH LAWS. Amer has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. Amer has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of Amer for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by Amer.

     4.17 SUBSIDIARIES. Amer has no subsidiaries. Amer does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Amer does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     4.18     ENVIRONMENTAL  MATTERS.

     (AI As of the date hereof, no underground storage tanks are present under any property that Amer has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the Amer Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of Amer or, to Amer's actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Amer have at any time owned, operated, occupied or leased.

     (BI At no time has Amer transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Amer disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

     (CI     Amer  currently  holds  all  environmental  approvals,  permits, licenses, clearances and consents necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on Amer.

     (DI No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of Amer, threatened concerning any Environmental Permit. Amer is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on Amer.

     4.19 CORPORATE DOCUMENTS. Amer has furnished to GONT for its examination: (i) copies of its Certificate or Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to Amer, or any securities of Amer, and all applications for such permits, orders, and consents; and (iv) their stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Amer are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

     4.20 NO BROKERS. Amer is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     4.21 DISCLOSURE. No statements by Amer contained in this Agreement and the Exhibits and Amer Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.     PRECLOSING  COVENANTS  OF  GONT  AND  WESTLAKE.

     5.1 NOTICES AND APPROVALS. GONT agrees: (a) to give and to cause Westlake to give all notices to third parties which may be necessary or deemed desirable by Amer in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain and to cause Westlake to obtain, all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by Amer in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause Westlake to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by Amer in connection with this Agreement and the consummation of the transactions contemplated hereby.


     5.2 INFORMATION FOR AMER'S STATEMENTS AND APPLICATIONS. GONT and Westlake and their employees, accountants and attorneys shall cooperate fully with Amer in the preparation of any statements or applications made by Amer to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish Amer with all information concerning GONT and Westlake necessary or deemed desirable by Amer for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.     PRECLOSING  COVENANTS  OF  AMER.

     6.1 NOTICES AND APPROVALS. Amer agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby.

     6.2 ADVICE OF CHANGES. Amer will promptly advise GONT in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Amer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in Amer's business, taken as a whole.

     6.3 INFORMATION FOR GONT'S STATEMENTS AND APPLICATIONS. Amer and its employees, accountants and attorneys shall cooperate fully with GONT in the preparation of any statements or applications made by GONT to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GONT with all information concerning Amer necessary or deemed desirable by GONT for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.4 CONDUCT OF BUSINESS BY AMER. Until the Closing, Amer will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of GONT:

     (AI     borrow  any  money;

     (BI lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of Amer (including sales or transfers to Affiliates of Amer);

     (CI     dispose  of  any  of  its  assets;

     (DI     enter  into  any  lease or contract for the purchase or sale of any property,  real  or  personal;

     (EI     pay  any  bonus,  increased  salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

     (FI     change  accounting  methods;

     (GI     declare,  set  aside  or  pay  any  cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

     (HI     amend  or  terminate any contract, agreement or license to which it is  a  party;

     (II     loan  any  amount  to any person or entity, or guaranty or act as a surety  for  any  obligation;

     (JI issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock;

     (KI split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

     (LI     amend  its  Certificate  of  Incorporation  or  Bylaws;

     (MI make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of Amer;

     (NI do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of Amer), between the date of the Amer Financial Statements and the Closing Date; or

     (OI     agree  to  do  any of the things described in the preceding clauses
Section  6.4(a)  through  (n).

     7.     MUTUAL  COVENANTS.

     7.1 DUE DILIGENCE, INVESTIGATION, AND AUDITS. At such time prior to the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

     7.2 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, GONT, Westlake and Amer shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     7.3 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     8.     CLOSING  MATTERS.

     8.1 REGISTRATION STATEMENT. Within 90 days of execution of this Agreement, GONT shall prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-4 for the registration of the GONT Common Stock issued to the Amer Shareholders hereunder (the "Registration Statement"). GONT shall use its reasonable best efforts to obtain clearance of such Registration Statement with the SEC. GONT shall pay all costs and expenses incurred in connection with such registration statement and shall make any and all appropriate blue sky filings required in connection with such Registration Statement. The Closing shall occur upon the effectiveness of the Registration Statement.

8.2 FILING OF CERTIFICATES OF MERGER. On the date of the Closing, but not prior to the Closing, the Certificates of Merger for the Merger shall be filed with the offices of the Secretary of State of the State of Nevada and Colorado and the merger of Amer with and into Westlake shall be consummated.

     8.3 DELIVERY OF DOCUMENTS. On or before the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in Sections 9 and 10, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by GONT, Westlake and/or Amer, as the case may be. All documents which GONT or Westlake shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to Amer. All documents which Amer shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to GONT.

     9. CONDITIONS TO GONT'S OBLIGATIONS. Unless otherwise provided below, GONT's and Westlake's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by Closing of each of the following conditions (any one or more of which may be waived by GONT, but only in a writing signed by GONT):

     9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Amer set forth in Section 4 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and GONT shall receive a certificate to such effect executed by the Chairmen and Presidents of Amer.

     9.2 COVENANTS. Amer shall have performed and complied with all of its covenants contained in Sections 6 and 7 on or before the Closing, and GONT shall receive a certificate from Amer to such effect executed by the Presidents of Amer.

     9.3 NO LITIGATION. On and as of the Closing, no litigation or proceeding shall be threatened or pending against Amer with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and GONT shall receive a certificate to such effect executed by the President of Amer.

     9.4 NO ADVERSE DEVELOPMENT. There shall not have been any material adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of Amer since the date of this Agreement, and GONT shall receive a certificate to such effect executed by the President of Amer.

     9.5 AUTHORIZATIONS. GONT shall have received from Amer written evidence that the execution, delivery and performance of Amer's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors of Amer.

     9.6 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

     9.7 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Merger shall have been filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado.

     10. CONDITIONS TO AMER'S OBLIGATIONS. Unless otherwise provided below, the obligations of Amer is subject to the fulfillment or satisfaction by Closing, of each of the following conditions (any one or more of which may be waived by Amer, but only in a writing signed by Amer):

     10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of GONT and Westlake contained in Section 3 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

     10.2 COVENANTS. GONT and Westlake shall have performed and complied with all of its covenants contained in Sections 5 and 6 on or before the Closing.

     10.3 AUTHORIZATIONS. Amer shall have received from GONT written evidence that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by GONT's Board of Directors and by Westlake's Board of Directors.

     10.4 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Merger shall have been filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado.

     11.     TERMINATION  OF  AGREEMENT.

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

     (A) By Amer if any of the conditions precedent to Amer's obligations pursuant to Section 10 shall not have been fulfilled at and as of the Closing.

     (B) By GONT if any of the conditions precedent to GONT's and Westlake's obligations pursuant to Section 9 above shall not have been fulfilled at and as of the Closing.

     Any termination of this Agreement under this Section 11.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

     12.     MISCELLANEOUS.

     12.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     12.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     12.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

     12.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     12.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

     12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.10 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     12.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.11.

GONT  or  Westlake:     Go  Online  Networks  Corporation
                        5681  Beach  Blvd.,  Suite  101
                        Buena  Park,  CA  90621
                        Attn:  Joseph  M.  Naughton
                        Facsimile  No.:  (714)  736-9488

                        With  copy  to:
                        Cutler  Law  Group
                        610  Newport  Center  Drive,  Suite  800
                        Newport  Beach,  CA  92660
                        Attn:  M.  Richard  Cutler
                        Facsimile  No.:  (949)  719-1977

Amer:
                        6301  Indian  School  Road
                        Albuquerque,  NM  87123
                        Attn:  Jack  Benezra
                        Facsimile  No.:  (___)_____________

Such  notice  will  be  treated  as  having  been  received upon actual receipt.

     12.12     TIME.  Time  is  of  the  essence  of  this  Agreement.

     12.13 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

     12.14 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.14.

     12.15 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     12.16 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.17 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. Except for the agreements provided for in Section 5.2 of this Agreement, no provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third-party bene-ficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of GONT specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


GO  ONLINE  NETWORKS  CORPORATION     WESTLAKE  CAPITAL  CORP.
a  Delaware  corporation              a  Colorado  corporation


By: /s/ Joseph M. Naughton            By: /s/ Joseph M. Naughton
   Joseph  M.  Naughton                   Joseph  M.  Naughton
   President                              President


AMER  SOFTWARE,  INC.
a  Nevada  corporation


By: /s/ Jack Benezra
   Jack  Benezra
   President

                         APPENDIX C

                     DELAWARE GENERAL CORPORATE LAW

262.  APPRAISAL  RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 251 (other than a merger effected pursuant to 251(g) of
this  title),   252,   254,   257,   258,   263  or   264  of  this  title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving
corporation  as  provided  in  subsection  (f)  of   251  of  this  title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e)  of  this  section,  shall  apply  as  nearly  as  is  practicable.

(d)  Appraisal  rights  shall  be  perfected  as  follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to 228 or 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    Part  II

                      INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The laws of the State of Delaware and our corporate bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful. In addition, their liability is limited by our Articles of Incorporation.

     We  do  not  currently  have  a policy of directors and officers insurance.

EXHIBITS


Exhibit  No.       Description
-----------         -----------

2.1 (1) Agreement and Plan of Merger of Go Online Networks Corporation, a Delaware corporation, and Jones Naughton Entertainment, Inc. a Colorado corporation, dated September 8, 1999.

2.2 (1)            Certificate  of  Merger of Jones Naughton Entertainment, Inc.
                   into  Go  Online  Networks  Corporation,  dated
                   August  12,  1999.

2.3 (1)            Articles of Merger of Jones Naughton Entertainment, Inc.
                   with Go  Online  Networks  Corporation,  dated
                   September  8,  1999.

3.1 (1) Articles of Incorporation of Valencia Capital, Inc., filed October 20, 1987.

3.2 (1) Articles of Amendment to the Articles of Incorporation of Valencia Capital, Inc., filed February 7, 1991.

3.3 (1) Articles of Amendment to the Articles of Incorporation of Jones Naughton Entertainment, Inc., filed July 27, 1994.

3.4 (1) Articles of Amendment to the Articles of Incorporation of Jones Naughton Entertainment, Inc., filed July 28, 1994.

3.5 (1) Certificate of Designation for Jones Naughton Entertainment, Inc., dated June 8, 1994.

3.6 (1)            Bylaws  of  Jones  Naughton  Entertainment, Inc., as amended.

3.7 (1) Certificate of Incorporation of Go Online Networks Corporation, dated August 11, 1999.

3.8 (1) Certificate of Designation for Go Online Networks Corporation, dated August 13, 1999.

3.9 (1)            Bylaws  of  Go  Online  Networks  Corporation.

3.10 (1)           Articles  of  Incorporation  of AMS Acquisition Corp., filed
                   June  29,  1998.

3.11 (1)           Bylaws  of  AMS  Acquisition  Corp.

5 Opinion of Cutler Law Group with respect to legality of the securities of the Registrant begin registered

10.1 (1) Agreement and Plan of Reorganization by and among Amerinet Financial Systems, Inc., Jones Naughton Entertainment, Inc., Real Estate Television Network, Inc. and Amerinet, Inc., dated August 1996.

10.2 (1) Stock Purchase Agreement between Amerinet Financial Services, Inc. and Jones Naughton Entertainment, Inc., dated October 1996.

10.3 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Amerinet Financial Systems, Inc. and MRC Legal Services Corporation, dated February 12, 1997

10.4 (1) Form of Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and investors for 504 Stock Sales from January 1997 through April 1999.

10.5 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Michael Rost and MRC Legal Services Corp., dated November 17, 1997.

10.6 (1) Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and Joe Lynde, dated
                   November  17,  1997.

10.7 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Joseph Lynde and MRC Legal Services Corp., dated November 17, 1997.

10.8 (1) Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and David Evans, dated November 17, 1997.

10.9 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., David Evans and MRC Legal Services Corp., dated November 17, 1997.

10.10 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment, Inc. and Patricia L. Schonebaum IRA Account, dated November 17, 1997.

10.11 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc.,  Patricia  L.  Schonebaum  IRA Account and MRC Legal
                   Services Corp., dated November  17,  1997.

10.12 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment,  Inc.  and  Patricia  L.  Schonebaum,  dated
                   November  17, 1997.

10.13 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc., Patricia L. Schonebaum and MRC Legal Services Corp., dated November 17, 1997.

10.14 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment,  Inc.  and  Joy  F.  Evans,  dated
                   November 17,  1997.

10.15 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc., Joy F. Evans and MRC  Legal  Services Corp., dated
                   November 17, 1997.

10.16 (1)          Agreement  for  Purchase  and  Sale  of Assets between Sign
                   Products of America,  Inc. and Jones Naughton Entertainment,
                   Inc., dated March 1998.

10.17 (1)          Agreement  for  Purchase  and  Sale  of  Assets  between
                   Affiliated  Marketing  Services,  Inc. and AMS Acquisition
                   Corp., dated July 8, 1998.

10.18 (1)          Employment Agreement between AMS Acquisition Corp. and Paul
                   Hentschl  effective  July  8,  1998.

10.19 (1)          First  Company  Security  Agreement  in favor of Affiliated
                   Marketing  Services,  Inc.,  dated  July  8,  1998.

10.20 (1)          Company Security Agreement in favor of Paul Hentschl, dated
                   July  8,  1998.

10.21 (1)          Secured  Promissory  Note  payable  to Paul Hentschl, dated
                   July  8,  1998.

10.22 (1)          Agreement  for  Purchase  and  Sale  of  Assets between AMS
                   Acquisition  Corp.  and  Affiliated  Marketing Services,
                   Inc., dated January 11, 1999.

10.23 (1)          Addendum  to  Agreement  for  Purchase  and  Sale of Assets
                   between  AMS  Acquisition  Corp.  and Affiliated Marketing
                   Services, Inc., dated January  13,  1999.

10.24 (1)          Joint  Venture  Agreement  by  and  between  Jones Naughton
                   Entertainment,  Inc.  and  Scott  Claverie,  dated
                   February  26,  1999.

10.25 (1)          Employment  Agreement between Jones Naughton Entertainment,
                   Inc.  and  James  Cannon,  effective  April  12,  1999.

10.26 (1)          Stock  Exchange  Agreement  by  and  between Jones Naughton
                   Entertainment,  Inc.  and  Scott  Claverie,  dated
                   April  19,  1999.

10.27 (1)          Independent  Consultant  Agreement  between  Jones Naughton
                   Entertainment,  Inc.  and  Michael  Abelson,  effective
                   May  1,  1999.

10.28 (1)          Marketing  Agreement  between Jones Naughton Entertainment,
                   Inc.  and  PDQ  Internet  ,  dated  May  3,  1999.

10.29 (1)          Marketing  Agreement  between Jones Naughton Entertainment,
                   Inc.  and  ieXe,  dated  June  4,  1999.

10.30 (1)          Reorganization  and  Stock Purchase Agreement between Jones
                   Naughton Entertainment, Inc. and Auctionomics, Inc., dated June 10, 1999.

10.31 (1)          Consulting  Agreement  between Auctionomics, Inc. and WLTC,
                   LLT,  effective  June  10,  1999.

10.32 (1)          Vendor  Agreement  between  GoOn-line.com  and  5th  Avenue
                   Channel,  dated  June  1999.

10.33 (1)          Addendum  to  Reorganization  and  Stock Purchase Agreement
                   between Jones Naughton Entertainment, Inc. and Auctionomics,
                   Inc., dated June 25,  1999.

10.34 (1)           Form  of  Securities  Subscription  Agreement between Jones
                    Naughton  Entertainment,  Inc. and certain Investors for
                    3% Series A Convertible Debentures  due  July  30,  2000

10.35 (1)           Form of 3% Series A Convertible Debenture due July 30, 2000

10.36 (1)           Form  of  Escrow  Agreement  between  Jones  Naughton
                    Entertainment,  Inc., certain Investors, and
                    Edward H. Birnbaum, Esq., as escrow agent, for the Company's
                    3% Series A Convertible Debentures due July 30, 2000.

10.37 (1)           Employment  Agreement between Jones Naughton Entertainment,
                    Inc.  and  Jeffrey  F.  Reynolds, effective  August 9, 1999.

10.38 (1)           Office Lease between Jones Naughton Entertainment, Inc. and
                    eOfficeSuites,  Inc.  dated  August  12,  1999.

10.39 (1)           Consulting  and  Financial Services Agreement between Jones
                    Naughton  Entertainment,  Inc.  and  Patrick  M.  Rost dated
                    September 15, 1999.

10.40 (1)           Employment Agreement between AMS Acquisition Corp. and Matt
                    Herman,  effective  October  1,  1999.

10.41 (1 Lease Proposal for 5681 Beach Blvd., Buena Park, CA 90621 for Jones Naughton Entertainment, Inc. dated
                    July  21,  1999.

10.42 (1)           Lease  Agreement  between  GoOn-Line.com  and  Design  Arts
                    Building  Associates  dated  April  29,  1999

10.43 (1)           Securities  Purchase  Agreement  between Go Online Networks
                    Corporation and Triton Private Equities Fund, L.P., dated September 20, 1999

10.44 (1)           Series 1999-A Eight Percent Convertible Promissory Note due
                    October 1, 2001 dated September 21, 1999 issued to Triton
                    Private Equities Fund, L.P.

10.45 (1)           Warrant  to  Purchase Common Stock dated September 21, 1999 issued  to  Triton  Private  Equities  Fund,  L.P.

10.46 (1)           Registration  Rights  Agreement  between Go Online Networks
                    Corporation  and  Triton  Private  Equities  Fund, L.P.
                    dated September 20, 1999

10.47 (1)           Escrow  Agreement  among  Go  Online  Networks Corporation,
                    Triton  Private  Equities Fund, L.P. and H. Glenn
                    Bagwell, Jr., as escrow agent, dated  as  of
                    September  20,  1999

10.48 (1)           Employment Agreement between AMS Acquisition Corp. and Scott
                    Claverie  dated  September  1,  1999.

10.49 (1)           Form  of  Site  Agreement

10.50 (1)           Agreement  between  Auctionomics,  Inc.  and  Classified
                    Auctions.com,  LLC

10.51 (1)           Agreement between Ingram Book Company and Go Online Networks
                    Corporation  dated  November  22,  1999

10.52 (1)           Agreement  between  LinkShare  Corporation  and  Go  Online
                    Networks  Corporation

10.53 (1)           Agreement  between Infotouch Technologies Corporation and Go
                    Online  Networks  Corporation  dated  June  22,  1999

10.54 (1)           Addendum to Employment Agreement for James Cannon

10.55 (2)           Consulting Agreement with Ralph Testa dated February 10,
                    2000

10.56 (2)           Consulting Agreement with Bridgett Browner dated
                    March 13, 2000

10.57 (3)           Consulting Agreement with Nathan Wolfstein dated May 10,
                    2000

10.58 (3)           Consulting Agreement with Harvey Turell dated May 10,
                    2000

10.59 (4)           Reorganization and Stock Purchase Agreement by and between
                    Go Online Networks Corporation and Auctionomics, Inc. dated
                    May 10, 2000

10.60 (5)           Amended and Restated Reorganization and Stock Purchase
                    Agreement between Go Online Networks Corporation, Digital
                    West and Andrew Hart dated August 4, 2000

10.61 (5)           Employment Agreement between Digital West Marketing, Inc.
                    and Andrew Hart dated August 31, 2000

10.62 (6)           Consulting Agreement with Blaine Riley dated August 24,
                    2000

10.63 (6)           Consulting Agreement with James Marione dated September 5,
                    2000

10.64               Reorganization Agreement GONT, Westlake and NetStrat

10.65               Reorganization Agreement GONT, Westlake and Amer

*21                 List  of  Subsidiaries

23.1 Consent of Schumacher & Associates, independent public accountants for financial statements of GONT

23.2 Consent of Miller & McCollom, independent public accountants for financial statements of GONT

23.3 Consent of Miller & McCollom, independent public accountants for financial statements of NetStrat

23.4 Consent of Miller & McCollom, independent public accountants for financial statements of Amer

23.5 Consent of Cutler Law Group (included in their opinion set forth as Exhibit 5 hereto)

*24                 Power  of  Attorney
__________________
(1) Filed with GONT's Form 10-KSB filed on March 29, 2000 for the period ended December 31, 1999

(2)   Filed with GONT's Form S-8 Registration Statement filed on April 20, 2000

(3)   Filed with GONT's Form S-8 Registration Statement filed on May 19, 2000

(4)   Filed with GONT's Form 8-K filed on May 25, 2000

(5)   Filed with GONT's Form 8-K filed on September 20, 2000

(6)   Filed with GONT's Form S-8 Registration Statement filed on
      September 21, 2000

UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (7) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Itesm 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

     SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on November 28, 2000.


     Go  Online  Networks  Corporation


     By:      /s/  Joseph  M.  Naughton
             ----------------------------------
              Joseph  M.  Naughton
              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




   /s/   Joseph  M.  Naughton      Chief  Executive  Officer  and Director
-----------------------------
Joseph  M.  Naughton



   /s/   Scott  Claverie           Director; President of AMS Acquisition Corp.
------------------------
Scott  Claverie



   /s/   James  Cannon             Director;  Secretary
--------------------
James  Cannon



   /s/   Michael  Abelson          Director
-------------------------
Michael  Abelson